As filed with the Securities and Exchange Commission on May 16, 2023

Registration No. 333-268636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINEAPPLE FINANCIAL INC.

(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	6199	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Tel: (416) 669-2046

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shubha Dasgupta

Chief Executive Officer

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Tel: (416) 669-2046

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Darrin Ocasio, Esq.

Barrett DiPaolo, Esq.

Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4400 Facsimile: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY [*], 2023

PINEAPPLE FINANCIAL INC.

1,250,000 Common Shares

This is an initial public offering of 1,250,000 common shares, no par value (each, a “Common Share”, and together, the “Common Shares”), of Pineapple Financial Inc. (the “Company”, “we”, “us”, “our”, “Pineapple”). No public market currently exists for our shares. We anticipate that the initial public offering price of our common shares will be between US$4.00 and US$6.00 per share.

We have applied to have the Common Shares sold in this offering listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PAPL”. There is no assurance that our listing application will be approved. We will not consummate this offering unless the Common Shares are listed on the Nasdaq.

In connection with this offering, we will complete a 1-for-3.9 reverse split of our Common Shares immediately prior to the closing of this offering. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our historical financial statements and the notes thereto, a proposed reverse stock split of the outstanding common shares of the Company as of the date of this prospectus at an assumed 1-for-3.9 ratio to occur immediately following the time when the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission but prior to the listing of our common shares on Nasdaq and the closing of the offering. The reverse split will not occur prior to the effectiveness of this registration statement.

We are an “emerging growth company” as defined under Section 2(a) of the Securities Act of 1933, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with reduced public company reporting requirements for future filings.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the representative of the underwriters. In addition, we have agreed to issue to the representative of the underwriters warrants to purchase the number of Common Shares in the aggregate equal to 3% of the Common Shares to be issued and sold in this offering (including any Common Shares sold upon exercise of the over-allotment option). See “Underwriting”.

We have granted the underwriters a 45-day option to purchase up to an additional 187,500 Common Shares solely to cover over-allotments, if any.

The underwriters expect to deliver the securities to investors on or about              , 2023.

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus is            , 2023

Please read this prospectus carefully. It describes our business, our financial condition, and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the Common Shares only in jurisdictions where offers and sales are permitted. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.

INDUSTRY AND MARKET DATA

This prospectus includes market, industry and economic data which was obtained from various publicly available sources and other sources believed by the Company to be true. Although the Company believes it to be reliable, the Company has not independently verified any of the data from third party sources referred to in this prospectus or analyzed or verified the underlying reports relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources. The Company believes that its market, industry and economic data is accurate and that its estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market, industry and economic data used throughout this prospectus are not guaranteed and the Company does not make any representation as to the accuracy or completeness of such information.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We have proprietary rights to trademarks used in this prospectus that are important to our business that are to be subject to prosecution before the respective national intellectual property organizations responsible for trademark registration. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but the absence of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

●	the timing of the development of future services,

●	projections of revenue, earnings, capital structure and other financial items,

●	statements regarding the capabilities of our business operations,

●	statements of expected future economic performance,

●	statements regarding competition in our market, and

●	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward- looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ENFORCEMENT OF CIVIL LIABILITIES

We are a company incorporated under the law of the Province of Ontario, Canada. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

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PROSPECTUS SUMMARY

The following summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying Common Shares in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward- looking statements.

You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements and our management’s discussion and analysis of financial condition and results of operations. As used throughout this prospectus, the terms “Pineapple,” the “Company,” “we,” “us,” or “our” refer to Pineapple Financial Inc.

Our Company

Overview

Pineapple Financial Inc. (“we” or the “Company”) is a Canadian-based mortgage technology and brokerage company that provides mortgage brokerage services and technology solutions to Canadian mortgage agents, brokers, sub-brokers, brokerages and consumers. Through data-driven systems together with cloud based tools, we believe we offer competitive advantages in the Canadian mortgage industry relative to alternative mortgage broker arrangements. We also provide back office services, together with pre-underwriting support services (collectively, “Brokerage Services”) to Canadian mortgage brokerages (the “Brokerages”). In connection with Brokerage Services, we employ and engage several licensed mortgage brokers and agents (collectively, “Field Agents”). In addition, we enter into affiliation agreements with certain licensed mortgage brokers (collectively, “Affiliate Brokers” and, together with Field Agents and Brokerages, the “Users”), pursuant to which the Company and the Affiliate Broker enter into an affiliation relationship with the intention of jointly marketing mortgage brokerage and other financial services as affiliated entities. This is sometimes referred to as “white labeling”, which allows the Affiliate Broker to sell a mortgage that is branded with its company name to its own client base.

We currently operate exclusively in Canada, specifically the provinces of Alberta, Manitoba, Newfoundland and Labrador, We have been approved by each of the applicable provincial mortgage regulators to operate in 11 provinces and territories namely Alberta, British Columbia, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Prince Edward Island, Quebec, and Yukon, and 2 provinces to follow are Manitoba and Saskatchewan. We launched our first brokerage office in Alberta on July 1, 2021. We also launched our first brokerage office in Newfoundland and Labrador, Nova Scotia and Prince Edward Island on May 4, 2022. We opened our first British Columbia brokerage office in November 2022 and expect to open our first Quebec brokerage office in early to mid-2023. We provide our Brokerage Services for both residential and commercial mortgage opportunities and, in each case, through a proprietary technology called MyPineapple, as discussed in further detail below.

We had gross revenues of $20,380,984, net revenues of $3,600,851 and a net loss and comprehensive loss of $3,015,283 for the year ended August 31, 2022.

MyPineapple

At the heart of our Brokerage Services is an innovative technology system that provides real time data management and reporting, lead generation, customer relationship management and direct underwriting support, all in one. MyPineapple offers network management capabilities for Users, including hundreds of qualified Field Agents, to create an efficient marketplace for the provision of mortgage lending and insurance industry services. MyPineapple integrates directly with Salesforce, Equifax, OneSpan, G Suite and Filogix and manages the User’s day-to-day business through automated triggers and tasks, ensuring nothing falls through the cracks. Backed by Salesforce.com, Inc. (“Salesforce”), pursuant to the Salesforce Agreement (defined herein), and built with proprietary code and deep data analytics, MyPineapple syncs up with Users’ calendars and emails, produces robust reporting, advanced analytics, and real-time notifications on marketing communications, and more. MyPineapple is a sophisticated and fundamental tool for revenue growth and relationship development. It plays a significant role in what we believe makes our Brokerage Services distinct and cutting-edge.

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MyPineapple was created to address key issues within the mortgage brokerage industry. We built MyPineapple to create a long-term competitive advantage relative to traditional service providers, who have comparatively high-touch, labor intensive and costly operations. Our MyPineapple platform is completely automated, simplifying the mortgage process while providing efficiencies to alleviate pressure on the User’s staffing in completing traditional administrative tasks, which in turn reduces the User’s cost structure and results in increased profit margins and scalability. MyPineapple reduces manual processes through robust quality control mechanisms, logistics management capabilities, capacity planning tools and end-to-end transaction management. MyPineapple also includes a leading education technology platform which enables Users to continuously stay informed and educated on what mortgage solutions and market conditions could impact Canadian consumers.

Competitive Advantages

We compete with a number of mortgage brokerage companies. However, we believe that we offer competitive advantages relative to alternative mortgage broker arrangements as a result of the following:

●	Debt Consolidation: As personal debt levels continue to grow; we offer a unique opportunity of allowing potential borrowers access to their home equity to consolidate debts at lower interest rates. Interest-only payments will provide lower and more flexible payment terms which will free client’s cash flow for savings and help them establish better control over their personal finances.

●	Residential Home Purchase: With access to Canada’s top lenders, we can help our clients find a mortgage solution best suited for their individual needs. Our Users are trained at finding a mortgage solution that fits into a client’s overall wealth plan and helps the client obtain the lowest overall cost of borrowing.

●	Refinance: We will encourage and assist to either take equity out of their homes or refinance with lower interest rates.

●	Switch: We allow clients to easily transfer to another lender upon renewal.

●	Renovation and Construction: With homebuyers seeing historic appreciation in home values, the market has seen the “move up” buyer, which is commonly referred to as someone who buys a house a that is larger and more expensive than the house that they already to own, decide to stay and renovate their existing property with the equity they have quickly grown. This has provided an opportunity for us to focus on providing the short-term financing required for such home renovation projects, while the major banks have slowly pulled out or limited their exposure in this area with government regulations changes to the home equity line of credit program.

●	Self-Employed: As large numbers of Canadians move into business for themselves, we have found an increased demand for a mortgage product that can suit their needs. Typically, these borrowers have good credit ratings and assets but cannot verify their income through traditional means such as tax filings and pay stubs.

●	Damaged Credit: Damaged or challenged credit requires a financing solution. We take a holistic approach in determining the risk as it maps out a solution. Clients with damaged or challenged credit that are seeking mortgages may need to improve their situation either by increasing cash flow, reducing debt load, or increasing income potential. We will ask referring brokers to maintain close relationships with these clients to work on rehabilitation.

●	Private Lending: With exclusive access and expertise in private lending, we can ensure clients have knowledge of all available resources in the market.

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●	Technology: We offer advanced technology solutions to differentiate us from our competitors, including:

a)	Data Analytics – Optimized Retention – Enhanced Customer Experience: As a data-driven mortgage company, MyPineapple harnesses the power of data which we acquire through the mortgage process and uses it to help make meaningful decisions which save the client money, time and improve the customer experience.

b)	Unique Customer Profiling – Optimized Retention: Using a proprietary scoring and profiling process, we are able to uniquely segment clients and provide most relevant information and resources to them at a meaningful point in the mortgage process.

c)	Internal Processing Centre – Focused Team – Increased Productivity: Having an internal underwriting and mortgage processing center allows us increased conversion, higher funding ratio’s and an ability to maximize productivity for our Users.

d)	Actionable Signals – Marketing Efforts – Focused Engagement: Driving real-time signals to our Users when conversion opportunities present themselves.

e)	Knowledge Transfer – Increased Accuracy – Performance: Comprehensive education technology platform allows us to align the right product with the right lender and client.

f)	Data Integrity – Optimized Decision Making: We have built safeguards to ensure data integrity and accuracy.

g)	Lead Generation and Market Segmentation: MyPineapple quickly segments leads for personalized marketing. It then markets on behalf of the agent, turning cold leads into warm leads for faster customer acquisition. Users receive real-time notifications via email, as well as reminders and scripts to ensure nothing is missed.

h)	Automated Triggers and Enhanced Workflow – MyPineapple directly syncs to calendars and emails. Tasks can easily be inputted into the system and email reminders ensure Users remember to follow up. Intuitive automation then kicks in to guide Users and all stakeholders through the entire process.

i)	Live Community via Chatter – MyPineapple connects Users directly to our, underwriting team, as well as other agents throughout the organization. This creates a support network, sense of work community and ultimately accelerates the response time.

j)	Online database of educational tools known as KNOWLEDGE – This online information resource is an online library with over 2,000 resources, containing training videos that cover everything, from lender guidelines, sales and marketing tips, deals training and more.

k)	Advanced Analytics and Reporting Features that turn data into actionable insights - This maximizes opportunity and creates lifetime customer value which lowers acquisition costs and significantly increases revenue.

Intangible Properties

Our business is substantially dependent on its proprietary technology platform, MyPineapple, which it licenses from Salesforce. While we have not registered any intellectual property rights with respect to MyPineapple, it relies on trade secrets to protect the applicable proprietary information. Additionally, MyPineapple has been built using various development partners, such that no single developer has access to the complete technological architecture. See “Business –– Material Contracts” for more information on the Salesforce Agreement.

Additionally, we rely on confidentiality agreements with our employees, consultants and advisors to protect our trade secrets and other proprietary information. Nonetheless, these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its business could be significantly diminished see “Risk Factors – Protection of Intellectual Property” for more information.

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Regulatory Environment

Brokerage License Requirements

In order to operate our mortgage broker business, we must remain duly licensed as a mortgage brokerage to deal and trade in mortgages in accordance with the Mortgage Brokerages, Lenders and Administrators Act, 2006 (Ontario), as amended (the “MBLA Act”). We have had our mortgage brokerage license since November 2016 and it has been renewed each year without issue. We will be subject to similar legislation and license requirements in the other provinces in Canada where we intend to expand.

In accordance with the MBLA Act, individuals, including directors, officers, partners, directors and officers of corporate partners, employees or agents of a mortgage brokerage company, such as the Company, who are engaged in dealing in mortgages or trading in mortgages on its behalf must obtain a mortgage broker or mortgage agent license. A mortgage broker or agent license authorizes an individual to work for only the mortgage brokerage company named under the license. An individual cannot be licensed to work for more than one mortgage brokerage company. The Superintendent of Financial Services will use the information obtained in a mortgage broker license application to determine whether an applicant meets the prescribed eligibility requirements and is suitable for a license. The applicant will be required to submit documents to support certain pieces of information about the business.

●	Application Process. The application must be completed and submitted to certain regulatory authorities in the provinces and territories of Canada (each, a “Regulatory Authority”), such as the Financial Services Regulatory Authority Ontario. The Regulatory Authority will send to the applicant an email acknowledgement upon receipt of the application. The Regulatory Authority will advise the applicant if the application is in good standing to proceed to the next step in the process. In the next step, the applicant will prepare and submit the application to license the mortgage brokerage’s principal broker and prepare and submit the online declarations for all the directors, officers, and partners via The Regulatory Authority’s online licensing system. All directors and officers of the mortgage brokerage company applicant (“DOPs”) are required to provide confirmation of their suitability for licensing of the mortgage brokerage. A mortgage brokerage’s license can only be approved or issued when all the declarations from DOPs are received and reviewed by the Regulatory Authority. Once the brokerage’s license has been approved an email will be sent to the principal broker to indicate the brokerage’s license number. No paper license will be issued. At this point the brokerage may prepare and submit applications to license its other brokers and agents via the online licensing system.

●	Fraud Prevention Measures. The Regulatory Authority is required to maintain a public registry of licensed mortgage brokerages. Consistent with the Regulatory Authority’s role in protecting the public interest, the Regulatory Authority collaborates with other organizations, including other regulators, fraud prevention organizations and law enforcement agencies.

●	Fees and Renewal. Fees are payable in respect of all applications for licenses, other than for the mortgage brokerage’s principal broker. The fees are based on a one-year cycle. The fee due is prorated based on when the application is submitted. To simplify the payment and reconciliation process, mortgage brokerages are also required to submit fees on behalf of their agents and brokers. These fees are paid electronically when the mortgage brokerage submits license applications for its brokers and agents through the online licensing system. Once licensed, every mortgage brokerage must pay a regulatory fee in respect of each new one-year cycle. This fee is due every year on March 31. The mortgage brokerage must also pay fees on behalf of each agent and broker, other than the principal broker, when renewing their broker or agent licenses for the same one-year cycle.

Other Regulations

In addition, we must comply with all federal, provincial and municipal laws that affect a Canadian business including employment, workers’ compensation, insurance, corporate, and tax laws and regulations.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”). We had less than $1.235 billion in revenue during our last fiscal year and have not tripped any of the measures that would cause us to no longer qualify as an emerging growth company. As such, we may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of Common Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

An emerging growth company may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable.

Summary of Risks Affecting Our Company

Our business is subject to numerous risks described in the section titled “Risk Factors” and elsewhere in this prospectus. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors” beginning on page 8, which you should read in its entirety.

●	our operations could be adversely affected by possible future government legislation, policies and controls or by changes in applicable laws and regulations;

●	public health crises such as the COVID-19 pandemic may adversely impact our business;

●	the volatility of global capital markets over the past several years has generally made the raising of capital more difficult;

●	risks associated with political instability and changes to the regulations governing our business operations;

●	our success is largely dependent on the performance of our directors and officers, Field Agents, and employees;

●	there is no existing public market for the Common Shares and an active and liquid one may never develop, which could impact the liquidity of the Common Shares;

●	the Common Shares may be subject to significant price volatility;

●	we may not use the funds available in the manner described in this prospectus;

●	internal controls cannot provide absolute assurance with respect to the reliability of financial reporting and financial statement preparation;

●	we may be unable to manage our growth;

●	risks associated with security breaches;

●	risks associated with software errors or defects;

●	our operations depend on information technology systems; and on continuous reliable internet access;

●	our business now or in the future may be adversely affected by risks outside our control;

●	risks associated with the Company’s reliance on strategic partnerships;

●	reputational risk, and

●	risks associated with protection of intellectual property.

New Constating Documents

On January 23, 2023, the Company held its annual general and special meeting of the shareholders, pursuant to which the shareholders approved, among other things: the continuation of the Company from the jurisdiction of Ontario under the OBCA into the federal jurisdiction of Canada under the Canada Business Corporations Act (the “CBCA”); the New Constating Documents (as defined below); the potential consolidation of the Common Shares by a ratio in the range of up to 10:1, or such other ratio as may be accepted by the relevant regulatory authorities; and the Omnibus Equity Incentive Plan (as defined below).

Effective February 14, 2023, the Company continued out of the jurisdiction of Ontario under the OBCA into the federal jurisdiction of Canada under the CBCA and replaced its constating documents with Articles of Continuance and new by-laws (the “New Constating Documents”). The New Constating Documents, among other things, amended the share structure of the Company, removing the previously authorized unlimited number of Class A shares, Class B shares, and Class C shares with an unlimited number of Common Shares.

In addition, under the New Constating Documents, the previous rights and restrictions attached to the Common Shares have been replaced and the Common Shares have the following rights, privileges, restrictions and conditions:

a)	holders of the Common Shares will be entitled to receive notice of and attend all meetings of the Company’s shareholders and will be entitled to one vote at such meetings, in respect of each Common Share held;
b)	holders of the Common Shares shall be equally entitled to receive dividends at the discretion of the Board;
c)	holders of the Common Shares will have no redemption rights and the Common Shares may not be redeemed by the Company
d)	in the event of the liquidation, dissolution or winding-up of the Company, the holders of the Common Shares will be entitled to share rateably in the remaining assets of the Company; and
e)	the Company may purchase for cancellation the whole or any part of the Common Shares, provided that the Company and the respective shareholder agree on the price at which the Company is to purchase the shares.

Planned Reverse Split

As noted above, our shareholders have approved the potential consolidation, or reverse split, of the Common Shares by a ratio in the range of up to 10:1 in connection with the offering. Our Board of Directors expects to approve and effect a 1-for-3.9 reverse split of our Common Shares immediately prior to the closing of this offering As a result of the reverse split, every 3.9 shares of our outstanding common shares will be combined and reclassified into one common share. No fractional shares will be issued in connection with the reverse split, and any of our stockholders that will be entitled to receive a fractional share as a result of the reverse split will instead receive cash in lieu of the fractional share valued at the per share price of this offering. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our historical financial statements and the notes thereto, a proposed reverse split of the outstanding Common Shares as of the date of this prospectus at an assumed 1-for-3.9 ratio to occur immediately following the time when the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission but prior to the listing of our Common Shares on Nasdaq and the closing of the offering.

Corporate Information

We are a Canadian company, incorporated under the law of the Province of Ontario, and our principal executive offices are located at Unit 200, 111 Gordon Baker Road, North York, Ontario M2H 3R1. Our registered and records office is located at 67 Mowat Avenue, Suite 122, Toronto, Ontario M6K 3E3. Our phone number is (416) 669-2046, and our corporate website is https://gopineapple.com. The information on our website is not incorporated by reference into this prospectus.

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The Offering

Securities offered	1,250,000 Common Shares

Initial Public Offering Price	$5.00 per Common Share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus

Over-allotment Option

We have granted the underwriters an option to purchase up to an additional 187,500 Common Shares at the assumed public offering price per Common Share less underwriting discounts and commissions, for 45 days from the date of this prospectus.

Number of Common Shares outstanding prior to offering	6,306,978 (1)

Number of Common Shares outstanding after this offering	7,556,978 (or 7,744,478 assuming that the underwriters’ over-allotment option is exercised in full). (1)

Use of Proceeds	We intend to use the proceeds from this offering for growth initiatives purposes, including but not limited to improving our technology, developing our subsidiary Pineapple Insurance (as defined herein), funding potential strategic mergers and acquisitions, expansion of our business in North America and globally, investing in skilled human capital, brand marketing and diversification. See “Use of Proceeds”.

Listing	We have applied to list our Common Shares on The Nasdaq Capital Market under the symbol “PAPL”. If our Common Shares are not approved for listing on Nasdaq, we will not consummate this offering. No assurance can be given that our application will be approved.

Clear Market	We have agreed with the underwriters not to sell, transfer or dispose of any shares or securities convertible into or exercisable for Common Shares for a period of 360 days from the closing of this offering.

Lock-up Agreements	Existing holders of all of our outstanding Common Shares, Warrants, options and Compensation Warrants (as defined herein) have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into or exercisable for Common Shares for 12 months after the closing of this offering as described in further detail in the prospectus. See “Underwriting”.

Risk Factors	Investing in these securities involves a high degree of risk. Investors should carefully consider the information set forth in the “Risk Factors” section of this prospectus on page 8 before deciding to invest in our Common Shares.

Representative’s Warrants	We have agreed to issue to the representative of the underwriters warrants to purchase the number of Common Shares in the aggregate equal to 3% of the Common Shares to be issued and sold in this offering (including any Common Shares sold upon exercise of the over-allotment option). The warrants are exercisable for a price per share equal to 100% of the public offering price. The warrants are exercisable at any time, in whole or in part, commencing six (6) months from the date of commencement of sales of the offering and ending on the fifth anniversary thereof.

(1) The number of Common Shares to be outstanding after this offering is based on 6,306,978 Common Shares issued and outstanding as of May 10, 2023, and excludes the following:

●	565,689 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.71 per share;

●	1,550,925 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.94; and

●	103,015 Common Shares issuable upon the exercise of outstanding Compensation Warrants at a weighted average price of $3.68;

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	no exercise of the outstanding options or warrants;

●	no exercise by the underwriters of their option to purchase additional shares to cover over-allotments, if any;

●	no exercise of the representative’s warrants; and

●	a 1-for-3.9 reverse split of our Common Shares to occur immediately following the time when the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission but prior to the listing of our common shares on Nasdaq and the closing of the offering

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Summary Consolidated Financial Data

The following summary consolidated financial data set forth below should be read in conjunction with our audited financial statements of the Company, the notes thereto and the other information contained in this prospectus. The summary consolidated financial data as of and for the six months ended February 28, 2023 have been derived from the condensed interim consolidated financial statements of the Company and related notes thereto, and for the year ended August 31, 2022 has been derived from the audited annual consolidated financial statements of the Company and related notes thereto included elsewhere in this prospectus, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Consolidated Balance Sheet Data

(Expressed in US dollars)	As at

	February 28, 2023	August 31, 2022
Cash	$1,179,976	$3,896,839
Total assets	$4,746,895	$6,427,088
Total liabilities	$1,626,292	$1,800,699
Common Shares	$4,903,031	$4,903,031
Additional paid-in capital	$2,955,894	$2,922,853
Accumulated other comprehensive loss	$(488,296)	$(353,218)
Accumulated deficit	$(4,250,026)	$(2,846,278)
Total shareholders’ equity	$3,120,603	$4,626,389

Consolidated Statement of Operations and Comprehensive Loss Data

	Six Months Ended February 28,
	2023	2022
Gross revenue	$8,464,559	$8,914,993
Cost of revenue	$7,129,867	$7,415,414
Net revenue	$1,334,691	$1,499,579
Gross profit percentage	15.77%	16.82%
Selling, general and administrative	$1,104,082	$606,222
Advertising and Marketing	$469,321	293,152
Salaries, wages and benefits	$1,274,549	$1,306,579
Interest expense and bank charges	$39,390	20,868
Depreciation	$210,975	34,884
Share-based compensation	$33,041	493,795
Government grant	$(392,919)	-
Total operating expenses (1)	$2,738,439	$2,755,500
Gains (loss) from operations (2)	$(1,403,748)	$(1,255,922)
Net loss before income taxes	$(1,403,748)	$(1,255,922)
Foreign currency translation adjustment	$(135,078)	(32,654)
Total comprehensive loss	$(1,538,826)	$(1,288,576)
Basic and dilutive loss per ordinary share	$(0.06)	$(0.08)
Weighted average number of ordinary shares outstanding – basic and diluted	24,597,215	15,532,743

(1)	Total of selling, general and administrative expenses and salaries, wages and benefits.
(2)	Equal to net revenue less total operating expenses.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this prospectus, including our consolidated financial statements and notes thereto, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below.

Risks Related to the Company

We are dependent on the residential real estate market.

Our financial performance is closely connected to the strength of the residential real estate market, which is subject to a number of general business and macroeconomic conditions beyond our control.

Macroeconomic conditions that could adversely impact the growth of the real estate market and have a material adverse effect on our business include, but are not limited to, economic slowdown or recession, increased unemployment, increased energy costs, reductions in the availability of credit or higher interest rates, increased costs of obtaining mortgages, an increase in foreclosure activity, inflation, disruptions in capital markets, declines in the stock market, adverse tax policies or changes in other regulations, lower consumer confidence, lower wage and salary levels, war or terrorist attacks, natural disasters or adverse weather events, or the public perception that any of these events may occur. Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States, Canada or other markets the Company enters and operates within could negatively affect the affordability of, and consumer demand for, its services which could have a material adverse effect on its business and profitability.

In addition, federal and state governments, agencies and government-sponsored entities could take actions that result in unforeseen consequences to the real estate market or that otherwise could negatively impact the Company’s business. Some of the above-mentioned economic factors and conditions are currently adversely affecting Pineapple as the Users and consumer sentiment has waned and has precipitated fears of a possible economic recession. In the event of a continuing market downturn, our results of operations could be adversely affected by those factors in many ways, including making it more difficult for us to raise funds if necessary, and our stock price may further decline.

The real estate market is substantially reliant on the monetary policies of the federal government and its agencies and is particularly affected by the policies of the Bank of Canada, which regulates the supply of money and credit in Canada, which in turn impacts interest rates. The Company’s revenues could be negatively impacted by a rising interest rate environment. As mortgage rates rise, the number of home sale transactions may decrease as potential home sellers choose to stay with their lower mortgage rate rather than sell their home and pay a higher mortgage rate with the purchase of another home. Due to a prospective higher debt assumption with the rise in interest rates, homeowners also may choose to not participate in refinancing or other similar mortgage financing activity that would create revenue for Pineapple. Potential home buyers may choose to rent rather than pay higher mortgage rates. Changes in the interest rate environment and mortgage market are beyond the Company’s control, are difficult to predict and could have a material adverse effect on its business and profitability.

We may not be able to secure additional capital and achieve adequate liquidity to grow and compete.

We will require additional capital to operate, grow and compete, and failure to obtain such additional capital could limit our operations and our growth. When such additional capital is required, we will need to pursue various financing transactions or arrangements, which may include debt financing, equity financing or other means. Additional financing may not be available when needed or, if available, the terms of such financing might not be favorable to us and might involve substantial dilution to existing shareholders. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. We may incur substantial costs in pursuing future capital requirements, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. The ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the mortgage brokerage industry in particular), our status as a relatively new enterprise with a limited history and/or the loss of key management personnel.

We have a limited operating history and, therefore, cannot accurately project our revenues and operating expenses.

We have a relatively limited operating history. As such, we will be subject to all of the business risks and uncertainties associated with any new business enterprise, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources. Although we possess an experienced management team, there is no assurance that we will be successful in achieving a return on shareholders’ investment and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. There is no assurance that we can continue to generate revenues, operate profitably, or provide a return on investment, or that we will successfully implement our business and growth plans. An investment in our securities carries a high degree of risk and should be considered speculative by investors. Prospective investors should consider any purchase of our securities in light of the risks, expenses and problems frequently encountered by all companies in the early stages of their corporate development.

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We may continue to incur substantial losses and negative operating cash flows and may not achieve or maintain positive cash flow or profitability in the future.

Our financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financings and the continued achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing equity or debt financings or in achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classifications of assets and liabilities that would be necessary should we be unable to continue as a going concern.

Currency exchange rates fluctuations could adversely affect our operating results.

The Company is exposed to the effects of fluctuations in currency exchange rates, Our functional currency is in Canadian dollars (CAD) and our presentation currency is in US dollars (USD). Due to the currency exchange rates fluctuations between the two currencies, there is a risk the company’s operations and profitability may be affected during the translation. Currently the company does not have many international transactions and the fluctuations are mostly limited to the financial statements currency translation adjustments relating to the movements. The financial statements contain a line disclosing this translation amount.

Our operating results may be subject to seasonality and vary significantly among quarters during each calendar year, making meaningful comparisons of successive quarters difficult.

Seasons and weather traditionally impact the real estate industry in the jurisdictions where we operate. Continuous poor weather or natural disasters negatively impact listings and sales. Spring and summer seasons historically reflect greater sales periods in comparison to fall and winter seasons. We have historically experienced lower revenues during the fall and winter seasons, as well as during periods of unseasonable weather, which reduces the Company’s operating income, net income, operating margins and cash flow.

Real estate listings precede sales and a period of poor listings activity will negatively impact revenue. Past performance in similar seasons or during similar weather events can provide no assurance of future or current performance, and macroeconomic shifts in the markets we serve can conceal the impact of poor weather or seasonality.

Home sales in successive quarters can fluctuate widely due to a wide variety of factors, including holidays, national or international emergencies, the school year calendar’s impact on timing of family relocations, interest rate changes, speculation of pending interest rate changes and the overall macroeconomic market. Our revenue and operating margins each quarter will remain subject to seasonal fluctuations, poor weather and natural disasters and macroeconomic market changes that may make it difficult to compare or analyze our financial performance effectively across successive quarters.

Our growth strategy may not achieve the anticipated results.

Our future growth, profitability and cash flows depend upon our ability to successfully implement our growth strategy, which, in turn, is dependent upon a number of factors, including our ability to:

●	expand our customer base;
●	increase and retain more qualified agents;
●	expand into additional jurisdictions;
●	support growth of existing customers;
●	continued financial strength and health;
●	diversify into additional related businesses;
●	improve our technological capabilities;
●	ensure skilled and well-trained employees and agents;
●	enhance our platforms; and
●	selectively pursue acquisitions.

There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any current revenue and therefore may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to effectively manage rapid growth in our business.

We anticipate that growth in demand for our services will place significant demands on our operational infrastructure. The scalability and flexibility of our platform depends on the functionality of our technology and network infrastructure and its ability to handle increased traffic and demand for bandwidth. We anticipate that growth in the number of customers using our platform and the number of requests processed through our platform will increase the amount of data that we process. Any problems with the transmission of increased data and requests could result in harm to our brand or reputation. Moreover, as our business grows, we will need to devote additional resources to improving our operational infrastructure and continuing to enhance its scalability in order to maintain the performance of our platform.

As we grow, we will be required to continue to improve our operational and financial controls and reporting procedures and we may not be able to do so effectively. Furthermore, some members of our management do not have significant experience managing a large national business operation, so our management may not be able to manage such growth effectively. In managing our growing operations, we are also subject to the risks of over-hiring and/or overcompensating our employees and over-expanding our operating infrastructure. As a result, we may be unable to manage our expenses effectively in the future, which may negatively impact our gross profit or operating expenses.

As we continue to grow and develop the infrastructure of a public company, we must effectively integrate, develop and motivate a growing number of new employees. In addition, we must preserve our ability to execute quickly, further developing our platform and implementing new features and initiatives. As a result, we may find it difficult to maintain our corporate culture, which could limit our ability to innovate and operate effectively. Any failure to preserve our culture could also negatively affect our ability to recruit and retain personnel, to continue to perform at current levels or to execute on our business strategy effectively and efficiently.

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To grow our business, we will continue to depend on relationships with third parties, such as insurance companies, financial institutions and lenders.

To grow our business, we will continue to depend on relationships with third parties, such as insurance companies, financial institutions and lenders. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services over ours. In addition, acquisitions our partners by our competitors could result in a decrease in the number of our current and potential customers, as our partners may no longer facilitate the adoption of our applications by potential customers. Although we do maintain a few fixed-term contracts with lending partners, we cannot assure you that we can renew them once they expire, or we can renew them with the term we desire. Even though our business does not substantially depend on any particular third-party lending partner, if we are unsuccessful in establishing and maintaining our relationships with third parties, or if these third parties are unable or unwilling to provide services to us, our ability to compete in the marketplace or to generate revenue could be impaired, and its results of operations may suffer. Even if we are successful, we cannot be sure that these relationships will result in increased customer usage of its services or increased revenue.

Our insurance business is highly regulated, and statutory and regulatory changes may materially adversely affect our business, financial condition and results of operations.

Life insurance statutes and regulations are generally designed to protect the interests of the public and policyholders.  Those interests may conflict with the interests of our shareholders. Federal and provincial insurance laws regulate all aspects of our Canadian insurance business. Changes to federal or provincial statutes and regulations may be more restrictive than current requirements or may result in higher costs, which could materially adversely affect our business, financial condition and results of operations. If the Office of the Superintendent of Financial Institutions (“OFSI”) determines that our corporate actions do not comply with applicable Canadian law, Pineapple Insurance could face sanctions or fines, and be subject to increased capital requirements or other requirements. If OSFI determines Pineapple Insurance is not receiving adequate support from Pineapple under applicable Canadian law, Pineapple Insurance may be subject to increased capital requirements or other requirements deemed appropriate by OSFI.

If there are extraordinary changes to Canadian statutory or regulatory requirements, we may be unable to fully comply with or maintain all required insurance licenses and approvals and the regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our insurance activities or impose fines or penalties on us, which could materially adversely affect our business, financial condition and results of operations. We cannot predict with certainty the effect any proposed or future legislation or regulatory initiatives may have on the conduct of our business.

We may be subject to fraudulent activity that may negatively impact our operating results, brand and reputation.

Fraudulent activity could negatively impact our operating results, brand, and reputation, and cause the use of our products and services to decrease. We are subject to the risk of fraudulent activity associated with handling borrower or lending partner information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. A significant increase in fraudulent activities could negatively impact our brands and reputation, discourage lending partners from collaborating with us, reduce the total amount of loans originated by lending partners, and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that fraudulent activities may materially and adversely affect our business, financial condition, and results of operations in the future.

We may experience security breaches that could result in the loss or misuse of data, which could harm our business and reputation.

We operate in an industry that is prone to cyber attacks. Failure to prevent or mitigate security breaches and improper access to or disclosure of our data or customer data, could result in the loss or misuse of such data, which could harm our business and reputation. The security measures we have integrated into our internal networks and platform, which are designed to prevent or minimize security breaches, may not function as expected or may not be sufficient to protect our internal networks and platform against certain attacks. In addition, techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. As a result, we may be unable to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into our networks.

If a security breach were to occur, as a result of third-party action, employee error, breakdown of our internal security processes and procedures, malfeasance or otherwise, and the confidentiality, integrity or availability of our customers’ data was disrupted, we could incur significant liability to our customers, and our platform may be perceived as less desirable, which could negatively affect our business and damage our reputation.

Our platform may be subject to distributed denial of service attacks (“DDoS”), a technique used by hackers to take an internet service offline by overloading its servers, and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, computer malware, viruses, and hacking and phishing attacks by third parties are prevalent in our industry.

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Moreover, our platform could be breached if vulnerabilities in our platform or third-party applications are exploited by unauthorized third parties or due to employee error, breakdown of our internal security processes and procedures, malfeasance, or otherwise. Further, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information or otherwise compromise the security of our internal networks and electronic systems in order to gain access to our data or our customers’ data. Since techniques used to obtain unauthorized access change frequently and the size and severity of DDoS attacks and security breaches are increasing, we may be unable to implement adequate preventative measures or stop DDoS attacks or security breaches while they are occurring.

Any actual or perceived DDoS attack or security breach could damage our reputation and brand, expose us to a risk of litigation and possible liability and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the DDoS attack or security breach. Some jurisdictions have enacted laws requiring companies to notify individuals and authorities of data security breaches involving certain types of personal or other data and our agreements with certain customers and partners require us to notify them in the event of a security incident. Any of these events could harm our reputation or subject us to significant liability, and materially and adversely affect our business and financial results.

Our software systems may contain errors, defects or security vulnerabilities that could interrupt operations or materially impact our ability to originate, monitor or service customer accounts or comply with contractual obligations.

We are dependent upon the successful and uninterrupted functioning of our computer and data processing systems and software including MyPineapple as well as the customized software developed by us as part of our third-party underwriting services. These software and systems may contain errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released.

The failure or unavailability of these systems could interrupt operations or materially impact our ability to originate, monitor or service customer accounts or comply with contractual obligations to third parties. If sustained or repeated, a system failure or loss of data could negatively affect our operating results. In addition, we depend on automated software to match the terms of our liabilities and asset maturities. If such software fails or is unavailable on a prolonged basis, we could be required to manually complete such activities, which could have a material adverse effect on our business, financial condition and results of operations.

Since our customers use our services for decisions that are critical to their financial well-being, errors, defects, security vulnerabilities, service interruptions or software bugs in our platform could result in losses to our customers. Customers may seek significant compensation from us for any losses they suffer or cease conducting business with us altogether. Further, a customer could share information about bad experiences on social media, which could result in damage to our reputation and loss of future sales. There can be no assurance that provisions typically included in our agreements with our customers that attempt to limit its exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against us by any of our customers would likely be time-consuming and costly to defend and could seriously damage its reputation and brand, making it harder for us to sell its solutions.

If we fail to protect the privacy and personal information of our customers, agents or employees, we may be subject to legal claims, government action and damage to its reputation.

Our operations are dependent on our information systems and the information collected, processed, stored, and handled by these systems. We rely heavily on our computer systems to manage our platform. Throughout our operations, we receive, retain and transmit certain confidential information, including personally identifiable information that our customers provide to purchase services, interact with our personnel, or otherwise communicate with us. In addition, for these operations, we depend in part on the secure transmission of confidential information over public networks. Our information systems are subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, internet access failures, security breaches, including credit card or personally identifiable information breaches, coordinated cyber-attacks, vandalism, catastrophic events and human error. Although we deploy a layered approach to address information security threats and vulnerabilities, including ones from a cyber security standpoint, designed to protect confidential information against data security breaches, a compromise of our information security controls or of those businesses with whom we interact, which results in confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm our reputation and expose us to regulatory actions and claims from customers and other persons, any of which could adversely affect our business, financial position, and results of operations. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, we may not be able to anticipate these techniques or to implement adequate preventative measures. In addition, a security breach could require that we expend substantial additional resources related to the security of information systems and disrupt our businesses.

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We may need to develop new products and services and rapid technological change could harm our business, results of operations and financial condition.

We operate in a competitive industry characterized by rapid technological change and evolving industry standards. Our ability to attract new customers and generate revenue from existing customers will depend largely on its ability to anticipate industry standards and trends, respond to technological advances in its industry, and to continue to enhance existing services or to design and introduce new services on a timely basis to keep pace with technological developments and its customers’ increasingly sophisticated needs. The success of any enhancement or new services depends on several factors, including the timely completion and market acceptance of the enhancement or new services. Any new service we develop or acquires might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue. If any of our competitors implements new technologies before we are able to implement them, those competitors may be able to provide more effective services than us at lower prices. Any delay or failure in the introduction of new or enhanced services could harm our business, results of operations and financial condition.

Our services are expected to embody complex technology that may not meet those standards, changes and preferences. Our ability to design, develop and commercially launch new services depends on a number of factors, including, but not limited to, its ability to design and implement solutions and services at an acceptable cost and quality, its ability to attract and retain skilled technical employees, the availability of critical components from third parties, and its ability to successfully complete the development of services in a timely manner. There is no guarantee that we will be able to respond to market demands. If we are unable to effectively respond to technological changes, or fails or delays to develop services in a timely and cost-effective manner, its services may become obsolete, and we may be unable to recover its development expenses which could negatively impact sales, profitability and the continued viability of its business.

The failure by us to sustain or increase its current level of mortgage origination from independent mortgage brokers could have a material adverse effect on our business, financial condition and results of operations.

Our mortgage operations are dependent on a network of mortgage brokers. The mortgage brokers with whom we do business with are not contractually obligated to do business with us. Further, our competitors also have relationships with the same brokers and actively compete with us in our efforts to expand our broker network and originate mortgage loans. We may find it difficult to attract new mortgage business from this network of brokers, or sustain current levels, to meet our needs. The failure by us to sustain or increase its current level of mortgage origination from these sources could have a material adverse effect on our business, financial condition and results of operations.

Increases in interest rates may have an adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

Rising interest rates generally reduce the demand for credit, including mortgages, increase the cost of borrowing and may discourage potential borrowers from purchasing new properties, refinancing their existing mortgages or obtaining cash to retire other debt. Consequently, we may originate fewer mortgages, or a lower dollar amount of mortgages, in a period of rising interest rates. Increases in interest rates may also cause a lack of liquidity among Pineapple’s institutional investors, potentially reducing the number of mortgages such purchasers would otherwise buy. Increases in interest rates may have an adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders. However, rising interest rates may also result in a decrease in prepayments on mortgages, which could result in an increase in the number of mortgages under our administration which would increase the amount of funds received from servicing these mortgages. We believe rising interest rates are currently at a stage that is close to its maturity level and that core inflation is being contained with the prices of the goods such as groceries and natural gas not decreasing. As a result, we believe that the Bank of Canada intends to bring core inflation down to a manageable level and is looking at increasing the interest rates further. If the cycle is almost at maturity, as we believe it is, however, it may take 6 to 9 months to stabilize and possibly a year to return to pre-Covid 19 levels.

In periods of declining interest rates, prepayments on mortgages tend to increase as a result of borrowers taking advantage of lower interest rates to refinance higher interest rate mortgages, or as a result of borrowers purchasing new properties and prepaying their existing mortgages. However, a reduction in the number of mortgages under our administration would result in a decrease in the amount of funds received from servicing these mortgages and may have an adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

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If any of information from third parties is misrepresented and the misrepresentation is not detected before mortgage funding, the value of the mortgage may be significantly lower than expected.

Upon originating a new mortgage application, we assess and determine which institutional or non- institutional mortgage provider would accept the application. This application is then submitted as soon as practical for final approval and underwriting. These mortgages are then deemed to be “placed” with said lending institution. We place the mortgages that we originate as soon as is practicable after committing to the mortgages. Mortgage placements are made under agreements with institutional investors and securitization conduits which are, in many respects, favorable to the mortgage purchaser. When placing mortgages, we make a variety of customary representations and warranties regarding itself, our mortgage origination activities and the mortgages that are placed. These representations and warranties survive for the life of the mortgages and relate to, among other things, compliance with laws, mortgage underwriting and origination practices and standards, the accuracy and completeness of information in the mortgage documents and mortgage files, and the characteristics and enforceability of the mortgages. In many cases, these provisions do not have any cure periods and are not subject to any materiality threshold.

Through our mortgage origination and underwriting processes, we attempt to verify that our mortgages are originated and underwritten in accordance with the applicable requirements and comply with representations and warranties made by us. There can be no assurance, however, that we will not make mistakes or that certain employees or brokers will not deliberately violate our underwriting or other policies, and breaches of representations and warranties may occur from time to time.

When we send mortgage originations to the lender partners to be funded, we rely heavily upon information supplied by third parties including the information contained in the mortgage application, property appraisal, title information and employment and income documentation. If any of this information is misrepresented and the misrepresentation is not detected before mortgage funding, the value of the mortgage may be significantly lower than expected. Whether the mortgage applicant, the mortgage broker, another third party or one of our employees makes a misrepresentation, we generally bear the risk of loss associated with the misrepresentation. A mortgage subject to a misrepresentation may be unsaleable in the ordinary course of business or may be subject to repurchase or substitution if it is sold before detection of the misrepresentation or may require us to indemnify the mortgage purchaser. The persons and entities that made a misrepresentation are often difficult to locate and it may be difficult to collect from them any monetary losses we may have suffered. While we have controls and processes designed to help it identify misrepresented information in its mortgage origination operations, there can be no assurance these controls and processes have detected or will detect all misrepresented information.

Global economy risk may negatively impact our business operations and our ability to raise capital.

The mortgage financing industry in Canada continued to benefit from historically low and stable interest rates in the past as homeowners took advantage of these rates with purchasing, repurchasing, and refinancing. Due to global inflationary pressures, Central banks all over the world are adjusting the interest rates upward to address this. There is a risk that an increase in interest rates could slow the pace of property sales and adversely affect   growth in the mortgage market, which could adversely affect our operations and stated growth initiatives. A decline in general economic conditions could also cause default rates to increase as creditworthiness decreases for borrowers. This could have a material adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

In addition, there are economic trends and factors that are beyond our control, which may affect our operations and business. Such trends and factors include adverse changes in the conditions in the specific markets for our services, the conditions in the broader market for residential mortgages and the conditions in the domestic or global economy generally. Although our performance is affected by the general condition of the economy, not all of its service areas are affected equally. It is not possible for management to accurately predict economic fluctuations and the impact of such fluctuations on performance. There is no guarantee that the revenue, asset and profit growth that we have historically generated will continue or that any of our targets for distributable cash or other performance expectations will be achieved.

The volatility of global capital markets over the past several years has generally made the raising of capital by equity or debt financing more difficult. We may be dependent upon capital markets to raise additional financing in the future. As such, we are subject to liquidity risks in meeting its operating expenditure requirements and future cost requirements in instances where adequate cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability to raise equity or obtain loans and other credit facilities in the future and on terms favorable to us and our management. If these levels of volatility persist or if there is a further economic slowdown, our operations, our ability to raise capital and the trading price of our securities could be adversely impacted.

Inflationary pressure on the global and Canadian markets have caused upward pressure on interest rates impacting mortgage qualification and eligibility. This pressure has immediately impacted Canadian borrower’s ability to get approved for financing, which in turn has created a decrease in total loan originations. There is currently no indication as to when this inflationary pressure will ease or whether that would change the current environment that has led to our recent growth.

A decline in the global macroeconomic outlook, including as a result of Russia’s invasion of Ukraine and the threat, or outbreak of more widespread armed conflict in Eastern Europe would cause financial market activity to continue to decrease, which could negatively affect the Company’s revenues.

The current year has been marked by significant market volatility and uncertainty. We believe that continued economic growth will be dependent on a number of factors, including, but not limited to, the continued positive trajectory of the course of the pandemic, a moderation of the pace of inflation and supply chain issues that developed during 2021, and the nature, magnitude, and duration of hostilities stemming from Russia’s invasion of Ukraine, including the effects of sanctions and retaliatory cyber attacks on the world economy and markets. Beginning in November 2021, Russia began to amass troops along the Ukrainian border, heightening military tensions in Eastern Europe. In February 2022, Russia sent troops into pro-Russian separatist regions in Ukraine. The U.S. and/or other countries, including Canada and Israel may impose sanctions or other restrictive actions against governmental or other entities in Russia. The long-term impacts of the conflict between these nations remains uncertain.

Widespread concern or doubts in the market about the pace or ability of normal economic activity to resume, the potential for prolonged conflict in Ukraine or the broader outbreak of armed conflict in Eastern Europe, the pace, impact, or effectiveness of the actions by governments and centrals banks intended to manage the rate of inflation through interest rate increases and the termination of the quantitative easing program, or the efficacy or adequacy of government measures enacted to support the domestic and global economy, could erode the outlook for macroeconomic conditions, economic growth, and business confidence, which could negatively impact the Company.

The current levels of volatility in global markets due to market participants’ reactions to, and uncertainty surrounding, the magnitude and timing of government and central bank action to be taken in response to heightened inflation, as well as Russia’s invasion of Ukraine. This volatility has resulted in a decline in the level of activity in the financial markets. Continued market volatility or uncertainty related to actions taken or to be taken by central banks, a decline in the global macroeconomic outlook, including as a result of Russia’s invasion of Ukraine and the threat, or outbreak of more widespread armed conflict in Eastern Europe would cause financial market activity to continue to decrease, which could negatively affect the Company’s revenues. In addition, global macroeconomic conditions and Canadian, Israeli and U.S. financial markets remain vulnerable to the potential risks posed by exogenous shocks, which could include, among other things, political or social unrest or financial uncertainty in the United States and the European Union, complications involving terrorism and armed conflicts around the world, or other challenges to global trade or travel.

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In addition, the current outbreak of COVID-19, and any future emergence and spread of similar pathogens, could have a material adverse impact on global economic conditions, which may adversely impact: the market price of the Common Shares, our operations, our ability to raise debt or equity financing, and the operations of our business partners, contractors and service providers.

Changes in regulatory legislation or the interpretation thereof, or the introduction of any new regulatory requirements could have a negative effect on us and our operating results.

We are currently regulated under mortgage broker, lending and other legislation in all of the jurisdictions in which it conducts business and is licensed or registered in those jurisdictions where licensing or registration is required by law. Changes in regulatory legislation or the interpretation thereof, or the introduction of any new regulatory requirements could have a negative effect on us and our operating results. There are different regulatory and registration requirements in each of the jurisdictions in Canada. We are registered in the jurisdictions in which we conduct business, however, we may voluntarily seek additional registration in respect of its activities or from time to time regulators may adopt a different view that may require us to seek additional registration. Failure to be appropriately registered could result in enforcement action and potential interruption of certain of our servicing or other activities and may result in a default under servicing agreements. This could have a material adverse effect on our business, financial condition and results of operations.

The real estate brokerage industry is highly competitive which could have a material adverse effect on our business, financial condition and results of operations..

Our products compete with those offered by banks, insurance companies, trust companies and other financial services companies. Some of these competitors are better capitalized, hold a larger percentage of the Canadian mortgage market, have greater financial, technical and marketing resources than we do and have greater name recognition than the Pineapple brand. We experience competition in all aspects of our business, including price competition. If price competition increases, we may not be able to raise the interest rates we charge in response to a rising cost of funds or may be forced to lower the interest rates that we are able to charge borrowers, which has the potential to reduce the value of the mortgages we place with institutional mortgage purchasers or securitization vehicles. Price-cutting or discounting may reduce profits. This could have a material adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

A failure in the demand for its services to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Our estimates and forecasts relating to the size and expected growth of its target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. We must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources. A failure in the demand for its services to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

Reputation loss may result in decreased customer confidence and an impediment to our overall ability to advance its services with customers, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

Reputational damage can result from the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views, whether true or not. Reputation loss may result in decreased customer confidence and an impediment to our overall ability to advance its services with customers, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

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The Company’s intellectual property rights are valuable, and any failure or inability to protect them could adversely affect its business.

Our commercial success depends to a significant degree upon its ability to develop new or improved technologies, instruments and services, and to obtain patents and/or industrial designs, where appropriate, or other intellectual property rights or statutory protection for these technologies and products in Canada and the United States. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop new technology that is patentable or protectable. Further, patents issued to us, if any, could be challenged, held invalid or unenforceable, or be circumvented and may not provide us with necessary or sufficient protection or a competitive advantage. Competitors and other third parties may be able to design around our intellectual property or develop a technology forward platform similar to its platform that is not within the scope of such intellectual property. Our inability to secure its intellectual property rights may have a materially adverse effect on its business and results of operations. It is imperative that appropriate licensing agreements be negotiated with thirds parties to ensure protection of all applicable intellectual property.

Prosecution and protection of the intellectual property rights sought can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of Canada or the United States.

Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business results of operations and financial condition.

The COVID-19 pandemic has disrupted the economy and put unprecedented strains on governments, health care systems, businesses and individuals around the world. The impact and duration of the COVID-19 pandemic are difficult to assess or predict. It is even more difficult to predict the impact on the global economic market, which will depend upon the actions taken by governments, businesses and other enterprises in response to the pandemic. The COVID-19 pandemic has already caused, and is likely to result in further, significant disruption of global financial markets and economic uncertainty. As an example, many of our customers whose operations rely on their physical premises have been significantly impacted. The COVID-19 pandemic has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place or total lock-down orders, and business limitations and shutdowns. Such measures have significantly contributed to rising unemployment and negatively affected consumer and business spending. The extent to which the COVID-19 pandemic affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions taken by governments to curtail or treat its impact, including shelter-in-place directives, business limitations and shutdowns, travel bans and restrictions, loan payment deferrals (whether government-mandated or voluntary), moratoriums on debt collection activities and other actions, which, if imposed or extended, may impact the economies in which the Company now, or may in the future, operate. Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business results of operations and financial condition.

The COVID-19 pandemic has not had a negative impact on our business or operations, and we do not currently anticipate that the COVID-19 pandemic will have an impact on its business or operations. However, an increase in delinquent payments by borrowers may negatively affect our financial position. No assurance can be made regarding the policies that may be adopted by the Bank of Canada, Canadian federal, provincial or municipal governments, their agencies or any foreign government to address the effects of COVID-19 or market volatility. It is possible that the Bank of Canada may make further interest rate cuts or that it may in the future resume interest rate increases. Any such increases or decreases may occur at a faster rate than expected. To the extent that interest rates increase as a result of the Bank of Canada’s actions or otherwise, the availability of refinancing alternatives for mortgages and other loans may be reduced. No assurance can be made regarding such matters or their effect on real estate markets generally and on the value and performance of mortgage loans. The Company actively monitors regulatory developments and will adjust to any regulatory changes that may arise as a result of the COVID-19 pandemic. The COVID-19 pandemic has led to disruptions of our business activity and a sustained outbreak may have a negative impact on the Company and its financial performance in the future. We have business continuity policies in place and is developing additional strategies to address potential disruptions in operations. However, no assurance can be made that such strategies will mitigate the adverse future impacts related to the COVID-19 pandemic. A prolonged COVID-19 pandemic could adversely impact the health of our employees, customers and other stakeholders.

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We depend on highly skilled personnel to grow and operate its business. If we are not able to hire, retain, and motivate our key personnel, our business may be adversely affected.

Our success is currently largely dependent on the performance of its directors and officers. The loss of the services of any of these persons could have a materially adverse effect on our business and prospects. There is no assurance we can maintain the services of its directors, officers or other qualified personnel required to operate our business. As our business activity grows, we will require additional key financial, administrative, and technology personnel as well as additional agents and operations staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If we are not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on our operations and financial condition. In addition, the COVID-19 pandemic may cause us to have inadequate access to an available skilled workforce and qualified personnel, which could have an adverse impact on our financial performance and financial condition.

It may be difficult to enforce civil liabilities under Canadian securities laws.

We and/or our directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

We have assets located outside of Canada, and therefore it may be difficult to enforce judgments obtained by the Company in foreign jurisdictions by Canadian courts. Similarly, to the extent that our assets are located outside of Canada, investors may have difficulty collecting from us any judgments obtained in Canadian courts and predicated on the civil liability provisions of applicable securities legislation. Furthermore, we may be subject to legal proceedings and judgments in foreign jurisdictions and it may be difficult for U.S. stockholders to effect service of process against the officers of the Company.

Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, results of operations and financial condition.

If appropriate opportunities present themselves, we may complete acquisitions that we believe are strategic. We currently have no understandings, commitments or agreements with respect to any material acquisition and no other material acquisition is currently being pursued. There can be no assurance that we will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with our current business. The process of integrating an acquired company or assets into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, results of operations and financial condition.

Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations.

Effective internal controls are necessary for us to provide reliable financial reports and to help prevent fraud. Although we will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on us under Canadian securities law, we cannot be certain that such measures will ensure that we will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause it to fail to meet its reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our consolidated financial statements and materially adversely affect the trading price of our Common Shares.

Our management will ensure the accounting cycle, payroll administration, operational activities, and financial reporting controls to assess internal control risks and to ensure proper internal control is in place. The potential risk that flows from the identified deficiencies and weaknesses is the risk of potential fraud. However, the risk of fraud is considered low as management anticipates taking a number of measures as stated above to mitigate the potential risk of fraud, including without limitation: (i) all purchase and payment, including payroll, must be authorized by management; (ii) all capital expenditures must be preapproved by management; (iii) all source documents in any other language other than English must be translated and scanned for accounting entries and recordkeeping purposes; (iv) and almost all of our cash will be deposited with a Canadian bank in Ontario, Canada. Bank statements will be reviewed by the CFO of Pineapple regularly. Our management and Board will continue to monitor our operations of, evaluate the internal controls, and develop measures in the future to mitigate any potential risks and weaknesses.

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Canada does not have a system of exchange controls, and control of the Company by “non-Canadians” may be subject to review and further government action.

Canada has no system of exchange controls. There are no Canadian governmental laws, decrees, or regulations relating to restrictions on the repatriation of capital or earnings of the Company to non-resident investors. There are no laws in Canada or exchange control restrictions affecting the remittance of dividends, profits, interest, royalties and other payments by the Company to non-resident holders of the Common Shares, except as discussed below under “Certain Canadian Federal Income Tax Consequences to Holders of our Common Shares that are Non-Resident in Canada”.

There are no limitations under the laws of Canada or in the organizing documents of the Company on the right of foreigners to hold or vote securities of the Company, except that the Investment Canada Act may require that a “non-Canadian” not acquire “control” of the Company without prior review and approval by the Minister of Innovation, Science and Economic Development. The acquisition of one-third or more of the voting shares of the Company would give rise a rebuttable presumption of the acquisition of control, and the acquisition of more than fifty percent of the voting shares of the Company would be deemed to be an acquisition of control. In addition, the Investment Canada Act provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment in the Company by a non-Canadian, including non-control level investments. “Non-Canadian” generally means an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

Risks Related to Our Securities and this Offering

An investment in our securities carries a high degree of risk and should be considered as a speculative investment.

An investment in our securities carries a high degree of risk and should be considered as a speculative investment. We have a limited history of earnings, a limited operating history, have not paid dividends, and are unlikely to pay dividends in the immediate or near future. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in our securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment our securities.

The market price of our Common Shares may be highly volatile, and you could lose all or part of your investment.

The trading price of our Common Shares is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our Common Shares among our executive officers, directors and greater than 5% stockholders. As a result of our small public float, our Common Shares may be less liquid and have greater stock price volatility than the common shares of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Shares. This volatility may prevent you from being able to sell your Common Shares at or above the price you paid for them. If the market price of our Common Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The offering price of the Common Shares may not be indicative of the value of our assets or the price at which shares can be resold. The offering price of the Common Shares may not be an indication of our actual value.

Prior to this offering, there has been no public market for our securities. The offering price of per share was determined based upon negotiations between the underwriters and us. Factors considered in determining such price in addition to prevailing market conditions include an assessment of our future prospects, an increase in value of our stock due to becoming a public company and prior valuations of the Common Shares prepared for us. Such price does not have any relationship to any established criteria of value, such as book value or earnings per share. Such price may not be indicative of the current market value of our assets. No assurance can be given that the Common Shares can be resold at the public offering price.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our Company. If no securities or industry analysts commence coverage of our Company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

There has been no prior public market for our Common Shares, the price of our Common Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Common Shares at or above the offering price.

The Common Shares do not currently trade on any exchange or stock market and we have applied to list the Common Shares on the Nasdaq. Securities of technology and mortgage brokerage companies have experienced substantial volatility in the past, often based on factors unrelated to the companies’ financial performance or prospects. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries.

Other factors unrelated to our performance that may affect the price of the Common Shares include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow the Company; lessening in trading volume and general market interest in the Common Shares may affect an investor’s ability to trade significant numbers of shares; the size of our public float may limit the ability of some institutions to invest in the Common Shares; and a substantial decline in the price of the Common Shares that persists for a significant period of time could cause the Common Shares, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity. As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

The fact that no market currently exists for the Common Shares may affect the pricing of the Common Shares in the secondary market, the transparency and availability of trading prices and the liquidity of the Common Shares. The market price of the Common Shares is affected by many other variables which are not directly related to our success and are, therefore, not within our control. These include other developments that affect the market for all mortgage brokerage sector securities, the breadth of the public market for our Common Shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Common Shares is expected to make the price of the Common Shares volatile in the future, which may result in losses to investors.

We may, in the future, issue additional Common Shares or other securities, which would reduce investors’ percent of ownership and dilute our share value.

Future sales or issuances of equity securities could decrease the value of the Common Shares, dilute shareholders’ voting power and reduce future potential earnings per Common Share. We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into Common Shares) and may issue additional equity securities to finance our operations, acquisitions or other business projects. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per Common Share.

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Subject to the terms of our Articles of Incorporation and Canadian securities law, we are not restricted from issuing additional Common Shares or securities similar to the Common Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares. The market price of the Common Shares could decline as a result of sales of Common Shares, sales of other securities made after this offering, or as a result of the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Common Shares bear the risk of our future offerings reducing the market price of the Common Shares and diluting their holdings in the Common Shares.

We have never paid dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future.

To date, we have not paid any dividends on our outstanding Common Shares and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. Any decision to pay dividends on the Common Shares of the Company will be made by the Board on the basis of the Company’s earnings, financial requirements and other conditions. See “Dividend Policy”.

Risks Related to this Offering

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a reporting issuer, we will be subject to the reporting requirements of applicable securities legislation of the jurisdiction in which it is a reporting issuer, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time consuming or costly and increase demand on its systems and resources. Applicable securities laws will require us to, among other things, file certain annual and quarterly reports with respect to its business and results of operations. In addition, applicable securities laws require us to, among other things, maintain effective disclosure controls and procedures and internal control over financial reporting.

In order to maintain and, if required, improve its disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required. Specifically, due to the increasing complexity of its transactions, it is anticipated that we will improve our disclosure controls and procedures and internal control over financial reporting primarily through the continued development and implementation of formal policies, improved processes and documentation procedures, as well as the continued sourcing of additional finance resources. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. To comply with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase its costs and expenses.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to continue to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, which could adversely affect our business and financial results.

As a public company subject to these rules and regulations, we may find it more expensive for it to obtain director and officer liability insurance, and it may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of its Board, particularly to serve on its Audit Committee and Compensation Committee, and qualified executive officers.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in its favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm its business and results of operations.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the fifth anniversary of the fiscal year end date following the completion of this offering, however, our status would change more quickly if we have more than US$1.235 billion in annual revenue, if the market value of our Common Shares held by non-affiliates equals or exceeds US$700 million as of June 30 of any year, or we issue more than US$1.0 billion of non-convertible debt over a three-year period before the end of that period.

Investors could find our Common Shares less attractive if we choose to rely on these exemptions. If some investors find our Common Shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Shares and our share price may be more volatile.

For as long as we are an “emerging growth company”, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” until the fifth anniversary of the fiscal year end date following the completion of this offering. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

If we identify material weaknesses in our internal control over financial reporting, or if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

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Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described in the section entitled “Use of Proceeds.” The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

If we fail to maintain compliance with Nasdaq Listing Rules, the Common Shares may be delisted from Nasdaq, which would result in a limited trading market for our Common Shares and make obtaining future debt or equity financing more difficult for the Company.

We are in the process of applying to have the Common Shares sold in this offering listed on the Nasdaq under the symbol “PAPL”. However, there is no assurance that we will be able to continue to maintain our compliance with the Nasdaq continued listing requirements. If we fail to do so, our securities would cease to be eligible for trading on Nasdaq and they would likely be traded on the over-the-counter markets. As a result, selling our securities could be more difficult because smaller quantities of shares or warrants would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers would bear certain regulatory burdens which may discourage broker-dealers from effecting transactions in the securities and further limit the liquidity of the securities. These factors could result in lower prices and larger spreads in the bid and ask prices for the securities. Such delisting from Nasdaq and continued or further declines in the share price of the securities could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our Common Shares were to be delisted from Nasdaq, they may become subject to the SEC’s “penny stock” rules.

Delisting from Nasdaq may cause the securities of the Company to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. One such exemption is to be registered on a national securities exchange, such as Nasdaq. Therefore, if the Common Shares were to be delisted from Nasdaq, the securities of the Company could become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell the Common Shares of the Company. Since the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

If you purchase shares of Common Shares in this offering, the value of your shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our existing stockholders paid less than the assumed public offering price when they acquired their shares of Common Shares. Based upon the issuance and sale of 1,250,000 Common Shares by us in this offering at an assumed public offering price of $5.00 per share, you will incur immediate dilution of $3.65 in the net tangible book value per Common Share. If the underwriters exercise their over-allotment option, or if outstanding options to purchase our Common Shares are exercised, investors will experience additional dilution. For more information, see “Dilution.”

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares we are offering will be approximately $5,057,789, assuming an assumed initial offering price of $5.00 per share, the midpoint of the range specified on the cover of this prospectus. If the underwriters fully exercise the over-allotment option, the net proceeds will be approximately $5,995,289. “Net proceeds” is what we expect to receive after deducting the underwriting discount and commission and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for growth initiative purposes, including but not limited to improving our technology, developing our subsidiary Pineapple Insurance, expansion of our business in North America and globally and other working capital and other general corporate purposes, as follows:

●	Technology - approximately 40% for improving our technology.

●	Pineapple Insurance - approximately 15% for developing our subsidiary Pineapple Insurance.

●	Expansion - approximately 20% for expansion of our business in North America and globally.

●	Working capital - the remainder for working capital and other general corporate purposes.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions.

The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of the offering. Unforeseen events or changed business conditions may result in application of the proceeds of the offering in a manner other than ads described in this prospectus.

To the extent that the net proceeds we receive from the offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

Management believes that the proceeds from the offering will be sufficient to satisfy the Company’s cash needs for at least the next 12 months.

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DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our Common Shares, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of February 28, 2023:

●	On an actual basis, and

●	On an pro forma as adjusted basis to reflect the anticipated 1-for-3.9 reverse split and the issuance and sale by us of 1,250,000 Common Shares in this offering at an assumed public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

The information in this table is unaudited and is illustrative only and the Company’s capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information under the captions “Summary Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.

	As of February 28, 2023
	Actual	Pro Forma As Adjusted (1)
Cash	$1,179,976	$6,237,765
Shareholders’ equity (deficit):
Common Shares	$4,903,031	$9,960,820
Class A Shares
Class B Shares
Class C Shares
Additional paid-in capital	$2,955,894	$2,955,894
Accumulated deficit	$(4,250,026)	$(4,250,026)
Foreign exchange translation	$(488,296)	$(488,296)
Total shareholders’ equity	$3,120,603	$8,178,392
Total capitalization	$4,300,579	$14,416,157

(1) The number of Common Shares shown above to be outstanding before and after this offering gives effect to our planned reverse split at a ratio of 1-for-3.9.

Each $1.00 increase (decrease) in the assumed public offering price of $5.00 per share would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total shareholders’ equity (deficit) by approximately $1.25 million assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of shares offered by us at the assumed public offering price of $5.00 per share would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total shareholders’ equity (deficit) by approximately $500,000.

The number of Common Shares outstanding is based on 6,306,978 Common Shares issued and outstanding as of February 28, 2023, which gives effect to our planned reverse split at a ratio of 1-for-3.9, and excludes the following:

●	565,689 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.71 per share; and

●	1,652,988 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.94.

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DILUTION

If you invest in our Common Shares in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our Common Shares immediately after this offering. Net tangible book value represents the book value of our total tangible assets less the book value of our total liabilities. Pro forma net tangible book value per share represents our net tangible book value divided by the number of Common Shares issued and outstanding. Pro forma as adjusted net tangible book value per share represents our net tangible book value divided by the number of Common Shares issued and outstanding after giving effect to the pro forma adjustment described above, and the payment of estimated offering expenses by us in connection with the sale of Common Shares in this offering.

The historical net tangible book value of our Common Shares as of February 28, 2023, was $3.12 million or $0.49 per Common Share based upon the Common Shares outstanding on such date and assuming the anticipated 1-for-3.9 reverse split of our Common Shares to be effected immediately prior to the consummation of this offering. Historical net tangible book value per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of Common Shares outstanding.

After giving effect to our sale of all of the 1,250,000 Common Shares offered in this offering at an assumed public offering price of $5.00 per share after deducting estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of February 28, 2023 would have been $8,178,392 million or $1.08 per share. This represents an immediate increase in net tangible book value of $0.59 per share to existing shareholders, and an immediate dilution in net tangible book value of $3.92 per share to new investors. The following table illustrates this per share dilution:

Assumed Public offering price per common share		$5.00
Net tangible book value per common share as of February 28, 2023	$0.49
Increase in net tangible book value per common share attributable to new investors	$0.59
As adjusted net tangible book value per common share as of February 28, 2023, after giving effect to this offering		$1.08
Dilution per common share to new investors participating in this offering		$3.92

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed public offering price of $5.00 per share would increase (decrease) the pro forma as adjusted net tangible book value by $0.17 per share and increase the dilution to new investors by $0.17 per share and decrease the dilution to new investors by $0.17 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us. We may also increase or decrease the number of shares it is offering. An increase of 100,000 shares offered by it would increase the pro forma as adjusted net tangible book value by $500,000 and decrease the dilution to new investors by $0.01 per share, assuming the assumed public offering price of $5.00 per share remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us. Similarly, a decrease of 100,000 shares offered by us would decrease the pro forma as adjusted net tangible book value by $500,000 per share and increase the dilution to new investors by $0.01 per share, assuming the assumed public offering price of $5.00 per share remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

If the underwriters’ over-allotment option to purchase additional shares from us is exercised in full, and based on the assumed public offering price of $5.00 per share, the pro forma as adjusted net tangible book value per share after this offering would be $1.18 per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $0.10 per share and the dilution to new investors purchasing shares in this offering would be $0.10 per share.

The number of shares of Common Shares outstanding is based on 6,306,978 Common Shares issued and outstanding as of February 28, 2023, which reflects the anticipated 1-for-3.9 reverse split of our Common Shares to be effected immediately prior to the consummation of this offering and excludes the following:

●	565,689 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.70 per share; and

●	1,652,988 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.94.

Except as otherwise indicated herein, all information in this prospectus assumes:

●	no exercise of the outstanding options or warrants described above, and

●	no exercise of the underwriters’ option to purchase up to an additional 187,500 Common Shares to cover over-allotments, if any, or any warrants issued to the underwriters as fees.

●	no exercise of the representative’s warrants;

●	a 1-for-3.9 reverse split of our Common Shares to occur immediately following the time when the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission but prior to the listing of our common shares on Nasdaq and the closing of the offering

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and related notes thereto (the “Financial Statements”) as of and for the fiscal year ended August 31, 2022 and our reviewed unaudited condensed interim condensed financial statements and related notes for the three and six months ended February 28, 2023, (the “Financial Statements”). Unless the context indicates otherwise, references to “Pineapple,” “the Company,” “we,” “us,” and “our” in this MD&A refer to Pineapple Inc. and its associated/subsidiaries. All dollar amounts are in U.S. dollars unless otherwise stated.

Economic Review

As a service provider to the Canadian real estate market, the Company sees consistent seasonality trends that are reflective of home sales seasonality in the Canadian market. Generally, home sales and purchase mortgage sales are lowest during the first and third quarter (December through February and July through August) and highest during the Spring and Fall months (March - June and September through to November). The Company has mitigated the seasonality of home buying by offering a diverse product suite which allows for the slower months to focus on mortgage refinancings and renewals. Based on market data, approximately 35% of mortgage volumes are from new mortgages on home purchases, 45% from mortgage renewals and 20% from mortgage refinancings. Although mortgage activity is certainly impacted by cyclical fluctuations in home sales, the impact is mitigated by the 65% of this activity that is not tied directly to home sales.

With the Bank of Canada having raised interest rates by another 0.50% on October 26, 2022, the new prime rate is now 5.95%. This increase will make it more difficult to pass the stress test for some homeowners. The national Home Price Index was up 6.04% YoY as of September 2022. However, this increase is still holding up but at a decreasing rate. To offset, the average selling price in Toronto has increased by 1.1% in three months although down YoY as of September 2022. The Toronto Regional Real Estate Board (“TRREB”) 12 month moving average is still projecting upwards which looks favorably upon Pineapple. Royal Bank of Canada (RBC) has projected that although prices continue to fall in many markets, overall positive price growth for 2022 is projected and that national sales will slump another 23% this year and 15% next year.

It is a considerable concern and sales are dropping but prices remain stable with no other irregular fluctuations. The market is in transition with lenders competing for market share but acting cautious. Many promos have been pulled back recently and will take some time to get back to normalcy. As the Bank of Canada (BOC) continues to increase interest rates, there is a tightening of the fixed to variable spread. The stress test qualification has increased and now at 6% to 8% for everyone. The mindset of consumers is trending towards adjusting whilst the savvy investors are taking advantage. With rates stabilization, this sentiment on both sides of the coin will shift.

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All property purchasers that bought during the low interest rates period of between 2019 and 2021 are now facing the challenge of higher payments especially those with variable rates. First time home buyers are now finding it even more difficult to buy a home which was already a difficulty prior to interest rates increases. Debt is on the rise, more so with credit cards and Home Equity Line of Credit (HELOC) each time interest rates increase. Consumers are missing payments, and some are only managing barely paying the interest on their very rate heavy credit card debt. With all these concerns, consumer insolvency is at its highest level in Q2 since the start of the pandemic.

Based on historical market data, approximately 60% of mortgage consumers refinance their mortgage before the renewal date. As such, these re-financings lead to more business for mortgage brokers before the traditional 5-year maturity date expires. It also increases the importance for consumers of shopping a mortgage because the penalties for breaking a mortgage can be significant and can vary by type of mortgage and from lender to lender.

Pineapple is poised and ready for upcoming renewals estimated to be 2,994 and $1,211,099,009 in mortgage volume. About 17% to 20% of the largest banks will come up for renewal by 2023 end. As this new era begins, sellers expectations will begin to reset and consumers mindset will look towards an “opportunity mindset”. We are ready to assist consumers with the many different options available.

Revenue Overview

We have a three-pronged revenue stream described below:

1.	Sales Revenue: Revenue is generated when a mortgage deal is closed and sent to the lender partner for funding. Commissions are paid to Pineapple based on rates applicable at the time of the deal on the funded volume or the amount that is being financed by the financial institution. On average we earn approximately 100 bps for every dollar of mortgage funded volume. Users complete the deal on the MyPineapple platform by gathering all the required documents in a very safe and secure environments, evaluating the documents for completeness, going through a pre-assessment risk, and finally submitting the package to the financial institution for funding. We are an agent in these deals as we provide the platform for Users to provide services to the consumer. Contracts are in place with both Users and lender partners for this facilitation of the process. For each contract, the Company identifies the performance obligations in the contract; determines the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognizes revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised. Once a deal is received by the financial institution and accepted, commissions are paid to Pineapple. These commissions amounts are reconciled, and the Users paid their share within 3 business days upon reconciliation completion. The criteria relevant to Pineapple is ASC Topic 606 - Revenue from Contracts with Customers.

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2.	Subscription Revenue: Users access and use our technology platform, MyPineapple, for a flat monthly service fee of $118. In exchange for this fee, users of MyPineapple have access to a network management system that allows them to perform back-office procedures more efficiently and effectively. This platform allows them to process the deal described above, prepare, and complete the package for submission to be funded by the financial institution. We have a strong User base, which has experienced significant growth since inception. Revenue is recognized at the beginning of the month when a User is invoiced and pays the fee.

3.	Underwriting Fee: Users optionally can use our expert risk pre assessment service that assists them in pre-underwriting their loans prior to submission to a lender for approval and funding. This service reduces the time significantly for the lender partners assessment of the deal. For mortgages of $197,475 and less, we charge an underwriting fee of $276 and for mortgages greater than $197,475, the Company charges an underwriting fee of $395. A special program has been undertaken by the Company to educate and inform Users of this service in further detail. Currently approximately 40% of the deals originated by Users are using this service and with this program, the intent is to further increase the number of deals and improve the services offered.

Financial Highlights

For the fiscal years ended August 31, 2022 and 2021, we have seen positive growth in key performance indicators including:

●	Gross Revenue – increase from $16 to $20 million – increase of 26% resulting from increased agent acquisition, improvement of the platforms resulting in quicker turnarounds, and opening of additional affiliations with broker offices outside of Ontario. The disaggregation of revenue is below:

-	Sales Revenue – increase of 27%
-	Service Subscription – increase of 45%
-	Underwriting fees – decreased by 17%

●	Funded Mortgage Volume – from $1.79 to $2.2 billion – increase of 26% resulting from continuous strong demand from the residential mortgages sector, monetization of deals from lender partners, increased financing requirements
●	Users – from 267 to 627 – increase of 135% due to increasing ease of use of platform, confidentially secure transactions driven by technology, quick responses and support
●	Numerous technology enhancements leading to increased productivity and efficiency
●	Originated $1,060,000,000 mortgages
●	Provided pre-underwriting support services for mortgages valued at $500,000,000

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Comparison of the Year Ended August 31, 2022 and 2021 (in USD)

The following table provides certain selected financial information for the periods presented:

	Year Ended August 31,
	2022	2021	Change	% Change
Gross revenue	$20,380,984	$16,118,608	$4,262,376	26%
Cost of revenue	$16,780,133	$13,134,891	$3,645,242	28%
Net revenue	$3,600,851	$2,983,717	$617,134	21%
Gross profit percentage	18%	19%
Selling, general and administrative	$2,977,277	$1,352,788	$1,624,489	120%
Salaries, wages and benefits	$2,360,344	$1,245,227	$1,115,117	90%
Total operating expenses (1)	$5,337,621	$2,598,016	$2,739,606	105%
Gains (loss) from operations (2)	$(1,736,770)	$385,701	$(2,122,471)	(550)%
Other income (expense) (3)	$(1,073,290)	$(647,503)	$(425,787)	(66)%
Net loss before income taxes	$(2,810,061)	$(261,802)	$(2,548,259)	(973)%
Foreign currency translation adjustment	$(205,223)	$(153,718)	$(51,505)	(34)%
Total comprehensive loss	$(3,015,283)	$(338,401)	$(2,626,883)	(676)%
Basic and dilutive loss per ordinary share	$(0.11)	$(0.02)	$(0.09)	(450)%
Weighted average number of ordinary shares outstanding – basic and diluted	24,597,215	15,532,743

(1)	Total of selling, general and administrative expenses and salaries, wages and benefits.
(2)	Equal to net revenue less total operating expenses.
(3)	Total of interest expense and bank charges, depreciation, and share-based compensation.

Revenue

Net revenues were $3,600,851 and $2,983,717 for the years ended August 31, 2022 and 2021, respectively. The increase of $617,134, or 21% year over year as a result of increased User acquisition, expanding our network in Canada from coast to coast to achieve originations outside our normal working territory in Ontario. A new vertical is being added to our original revenue streams – mortgage insurance – a regulatory requirement in the Canadian market of all mortgages. Once this new channel is developed, we will provide additional complementary channels including many insurance products that will be provided, which we will charge fees for in order to generate revenue from these additional revenue streams.

Cost of Revenues

Gross profit or gross margin is the balance from revenue after the cost of revenue is deducted. The cost of revenue is a directly attributable cost that is borne to produce revenue. Our cost of revenue is primarily the commissions paid by us to the agents based on the agreements in place between the Company and the agent.

Total cost of revenues was $16,780,133 and $13,134,891 for the years ended August 31, 2022 and 2021, respectively. The increase of $3,645,242 is primarily a result of adding on more experienced agents that take a larger percentage or share in commissions from the revenue received. Initially, lesser experienced agents were taken on offering them a lesser percentage of the revenues via lesser commissions. As the Company grew, and the intent was to grow revenue, more mature and experienced agents were acquired. This resulted in a significantly higher cost than that of lesser experienced agents. The goal of higher revenues was achieved but the cost of revenues increased thereby decreasing the gross profit.

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Selling, General and Administrative Expenses

General and administrative expenses were $2,977,277 and $1,352,788 for the years ended August 31, 2022 and 2021, respectively. The increase of $1,624,489 is primarily a result of an increase to one of our largest components of this segment of expenses – marketing services and IT infrastructure builds. The marketing services included rebranding our corporate name from Capital Lending Centre to Pineapple Financial. To continually evolve in this ever-changing technology environment, our IT spend has increased to continually update, upgrade, and improve our platform.

During our period of filing and listing on the Nasdaq, there are significant expenses borne for the filing, listing, counsel and investment bankers association, and other entities that will assist us in our venture and goal to become a public company.

In anticipation of our successful completion of this offering targeted for the latter of 2022 or early 2023, we expect to incur significant additional expenses related to this and as a result of operating as a public company including insurance, investor relations, legal, audit, consulting, etc. Additional expenses will also be incurred to continue reporting as a public company, regulatory requirements, and other compliance costs relative to the rules and regulations of the SEC.

Salaries, Wages and Benefits Expenses

Salaries, wages and benefits expenses were $2,360,344 and $1,245,227 for the years ended August 31, 2022 and 2021, respectively. This includes employee compensation (and bonuses if applicable), benefits for all the executive, finance, business operations, training, IT, administrative, and other departments personnel. The increase of $1,115,117 year over year is the direct result of human capital growth targeted towards more skilled and specifically trained personnel in mostly the developmental and training areas. Driven by frequent improvements and towards technological enhancements, we believe these directed long term and well thought out investments will bring about profitability and productivity for the long run.

Other income (expense)

Other income (expense) for the year ended August 31, 2022 was $(1,073,290) compared to $(647,503) for the year ended August 31, 2021. This increase was the result of general increases as operations scaled up in interest expense, depreciation, and share-based compensation with the vesting of options as scheduled per the issuance details.

Comparison of the Three and Six Months Ended February 28, 2023 and 2022 (in USD)

Selected financial information set out below is based on and derives from the unaudited condensed consolidated interim financial statements of the Company for each of the quarters listed:

	Three Months Ended
	February 28, 2023 (USD)	November 30, 2022 (USD)	February 28, 2022 (USD)	November 30, 2021 (USD)
Total revenue	493,491	892,024	868,741	642,387
Net loss and comprehensive loss	(623,247)	(835,305)	(500,858)	(783,879)
Loss per share – basic and diluted	(0.03)	(0.03)	(0.03)	(0.05)

For the six months ended February 28, 2023, the Company’s growth is negative as compared to the six months ended February 28, 2022, as summarized below:

● Net revenue decreased by 11.00%

● Net loss increased by 19.64%

● Total assets decreased by 36.87%

Revenue

A comparison of the six months ended February 28, 2023, and February 28, 2022, is as follows:

	Six Months Ended
	February 28, 2023 (USD)	February 28, 2022 (USD)	Change (USD)	Change (%)
Net Revenue	1,334,691	1,499,579	(164,888)	(11.00)
Net loss and comprehensive loss	(1,538,826)	(1,288,576)	(250,250)	(19.42)
Total assets	4,746,895	7,518,735	(2,771,840)	(36.87)
Working capital	1,879,338	5,787,591	(3,908,253)	(67.53)

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Similarly, comparison of the three months ended February 28, 2023, and February 28, 2022, is as follows:

	Three Months Ended
	February 28, 2023 (USD)	February 28, 2022 (USD)	Change (USD)	Change (%)
Net Revenue	493,491	868,741	(375,250)	(43.19)
Net loss and comprehensive loss	(623,247)	(500,858)	(122,389)	24.44

For the three months ended February 28, 2023, the Company’s growth is negative as compared to the three months ended February 28, 2022, as summarized below:

●	Net revenue decreased by 43.19%
●	Net loss increased by 24.44%

	Three Months Ended		Three Months Ended
	February 28, 2023 (USD)	February 28, 2022 (USD)	November 30, 2022 (USD)	November 30, 2021 (USD)
Revenue	493,491	868,741	892,024	642,387
Net loss and comprehensive loss	(623,247)	(500,858)	(835,305)	(783,879)

During the six months ending February 28, 2023, total net revenue decreased by 11.00% compared to the six months ending February 28, 2022. This correlates to the 14-year low in national home sales in January, 2023.1

Bank of Canada continued hiking the interest rates during the half-year ending February 2023. The interest rate has reached 4.5% as on February 28, 2023, from 2.5% at the start of the financial year. This consistent interest rate hike adversely impacts the real estate market in real and monetary terms.

Inflation in Canada remained high during the period ended February 28, 2023, which adversely impacts buying power among consumers curtailing people’s buying power when compounded with the hike in interest rates, thus, , resulting in low real estate activities throughout the country.

Selling, General and Administrative Expenses

The following table sets forth our selling, general and administrative expenses for the six months ended February 28, 2023 and February 28, 2022:

	Six Months ended
	February 28, 2023	February 28, 2022
Software subscription	387,358	48,215
Office and general	171,283	336,611
Professional fees	219,914	60,699
Dues and subscriptions	57,707	54,817
Rent	79,283	59,779
Consulting fees	112,547	5,337
Travel	36,255	3,132
Donations	15,771	2,435
Lease expense	22,232	31,039
Insurance	1,732	4,159
Total	1,104,082	606,222

Total selling, general and administrative expenses for the six months ending February 28, 2023, increased by 82.13% compared to the corresponding six months ending February 28, 2022. The primary increase was the number of software subscriptions, which was due to the rise in the number of mortgage agents from 361 to 653.

Advertising and marketing expenses increased by 60.09% for the six months ending February 28, 2023, compared to the six months ending February 28, 2022. This is due to the Company’s effort to increase its market share.

Salaries, Wages and Benefits Expenses

Salaries, wages and benefits decreased by 2.45% for the six months ending February 28, 2023, as compared to the corresponding six months ending February 28, 2022.

Other income (expense)

Deprecation increased by 504.79% for the six months ending February 28, 2023, as compared to the corresponding six months period ending February 28, 2022. This is due to the addition of assets, especially intangible assets.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital and capital expenditures directly attributed to technological improvements, investing in skilled and experienced personnel, and marketing services. During the year, we have seen these three categories being a major part of our liquidity and capital resources requirement. We fund our liquidity requirements primarily through cash on hand and cash flows from operations. A Series A funding of over $9 million was completed in April 2021 and the Company cash burn increased as of this fiscal year 2022 for the reasons mentioned above. Further, management believes our current cash balance, revenue from continuing operations plus the net proceeds of the IPO will be sufficient capital to fund our operating expenses, capital expenditure requirements, and contractual obligations for at least the next 36 months.

1 https://www.crea.ca/media-hub/news/canadian-home-sales-begin-2023-at-14-year-low/

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The following table summarizes our cash flows from operating, investing and financing activities:

	Year Ended August 31,
	2022	2021	Change
Cash (used) provided in operating activities	$(1,834,910)	$668,555	$(2,503,465)
Cash used in investing activities	$(1,052,932)	$(101,347)	$(951,585)
Cash (used) provided by financing activities	$(61,470)	$6,273,614	$(6,335,084)

The following table sets forth a summary of our cash flows from (used in) operating activities, investing activities and financing activities for the six months ended February 28, 2023.

	Six Month Ending
	February 28, 2023 (USD)	February 28, 2022 (USD)
Net cash flow from operating activities	(1,924,986)	(787,091)
Net cash flow from financing activities	(32,051)	(32,037)
Net cash flow from investing activities	(660,051)	(309,515)
Cash at end of period	1,179,976	5,938,334

Net cash flow from (used in) operating activities

Our principal source of cash generation is from its core business activities.

The Company’s net cash used in operating activities increased from $787,091 on February 28, 2022 to $1,924,986 as on February 28, 2023. This increase is mainly due to a net loss of $ 1,288,576 and decreases in accounts payable and accrued liabilities.

Net cash flow from (used in) financing activities

Our major financing activity represents repayment of leases. The utilization of cash during the six months ending February 28, 2023, is $32,051 compared to $ 32,037 for the corresponding period ending February 28, 2022.

Net cash flow from (used in) Investing activities

The Company is investing in developing software for the quick and accurate filling of mortgage applications by our mortgage agents. During the six months ending February 28, 2023, the total investment in our software was $608,858 as compared to $178,464 for the corresponding period ending February 28, 2022.

As at February 28, 2023, the Company had a cash balance of $1,179,976 as compared to $5,938,334 balance as on February 28, 2022.

The capital structure of the Company consists of contributed capital, a retained deficit, common shares, and other comprehensive losses. Cash generated through operations, and cash received from investors in consideration for the issuance of common shares of the Company are its main sources of liquidity. The business anticipates fulfilling all its financial and other commitments as they become due.

For the six months ended February 28, 2023, cash totaled $1.18 million, compared to $5.94 million on February 28, 2022. Cash is comprised of cash held in our banking and investment accounts.

Future capital requirements will depend on many factors. This includes extending our investment in technology and rate of growth. However, many factors, like interest rates and real estate markets, are beyond our control.

The following table presents liquidity:

	For the Period Ended
	February 28, 2023	August 31, 2022
Cash and cash equivalents	1,179,976	3,896,839
Trade and other receivable	736,825	33,119
Prepaid expenses and deposit	513,284	483,695
Income tax receivable	-	71,078

Pineapple has a strong liquidity position as of February 28, 2023, with $1,179,976 in cash and cash equivalents. The trade and other receivables and prepaid expenses and deposits also indicate that the Company is able to collect payments and manage its expenses effectively.

However, there is a decrease of $2,716,863 in cash and cash equivalents from August 31, 2022, to February 28, 2023, this is primarily due to an expansion in our operations and investment in technology

Funding Requirement

As of and for six-month period ending February 28, 2023, the Company has recurring losses, an accumulated deficit totaling $4,250,026 as compared to an accumulated deficit of $2,846,278 as on August 30, 2022. The Company also has negative cash flow from operating activities for the six months ending February 28, 2023, $1,924,986. The Company has filed a claim with Canada Revenue Authority (CRA) for Scientific Research and Experimental Development (SR&ED). An amount of $627,894 is subsequently approved by CRA in April 2023. This grant will help the company in achieving its objective successfully and will also help in future funding requirement. Further, the ability of the Company to carry out its activity depends on its ability to raise additional capital to support operations and planned development.

Critical Accounting Policies and Significant Judgments and Estimates

This management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with U.S. GAAP, we base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from these estimates if conditions differ from our assumptions. While our significant accounting policies are more fully described in Note 2 in the “Notes to Financial Statements”, we believe the following accounting policies are critical to the process of making significant judgments and estimates in preparation of our financial statements.

Revenue Recognition

The Company has adopted ASC 606 (Revenue from Contracts with Customers). The standard provides a single comprehensive model for revenue recognition. The core principle of the standard is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard introduced a new contract-based revenue recognition model with a measurement approach that is based on an allocation of the transaction price. It establishes a five-step model to account for revenue arising from contracts with customers. Under ASC 606, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring good or services to a customer. The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with customers. The standard also specifies the accounting for incremental costs of obtaining a contract and the costs directly related to fulfilling a contract.

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Revenue is recognized at an amount that reflects the consideration to which the Company is expected to be entitled in exchange for transferring goods or services to a customer.

Rendering of services – The Company hosts an online website, using Salesforce, that brokers and agents can utilize to close out deals.

The Company’s subsidiary, Pineapple Insurance Inc. (“Pineapple Insurance”), generates its revenue by charging premiums for insurance policies and services. Pineapple Insurance is associated with a major insurance company from which it earns commissions for the provision of these services, primarily mortgage insurance. Mortgage insurance is a requirement of each mortgage. Pineapple Insurance has also adopted ASC 606. Typically, Pineapple Insurance is the agent supplying insurance services to the consumer and paid a commission from the premiums collected by the insurance company whose products and services it provides to the end consumer.

Basis of presentation, functional and presentation currency

The Company’s headquarters is in Ontario, Canada, and the functional currency is in Canadian Dollars (CAD) with the presentation currency being US Dollars (USD). The Company’s subsidiaries have a functional currency of CAD and presentation currency of USD which have been applied consistently.

There will be a foreign currency translation undertaken to report under US GAAP which will be the basis of presentation.

Lease Accounting

The relevant criteria applicable is ASC 842. We assess at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. We apply a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. We recognize lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

At the commencement date of the lease, we recognize lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by us and payments of penalties for terminating the lease, if the lease term reflects us exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, we use our incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

We recognize right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets.

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Investments

We invested in a commercial mortgage firm, MCommercial, based in Montreal and Toronto, Canada representing 5% of the total issued and outstanding shares. This strategic partnership allows Pineapple residential mortgage agents to have access to a leading commercial mortgage firm and experts, which will expand their product offerings, service levels and corporate revenue through increased transactions.

The Company entered into a share purchase agreement with 9142-2964 Quebec Inc. pursuant to which the Company acquired five Class A Shares of 7326904 Canada Inc. (dba as Mortgage Alliance Corporation) (“Alliance”), representing 5% of the total issued and outstanding shares of Alliance. Alliance is a mortgage brokerage firm based in Ontario, Canada with locations in Calgary, Vancouver and Halifax. Both represent a total investment as of February 28, 2023 of $36,814.

The total amount of both investments was recorded at cost and there was no material change to the investment amount as at February 28, 2023.

Share Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718, “Compensation — Stock Compensation” (“ASC 718”), which requires recognition in the financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee, non-employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee, non-employee, and director services received in exchange for an award based on the grant-date fair value of the award.

Stock-based or share-based compensation expenses are recognized in the statements of income and comprehensive income. On June 14, 2021, 2,206,189 options were granted where 25% of the options granted vested on the date of the grant. Another 25% vested on December 14, 2021, and on June 14, 2022, for a total of 1,654,641 options vested as at August 31, 2022. The remaining options balance will vest in 6 months.

On November 15, 2021, 245,000 options were issued to an officer of the Company that vest in 36 months with 35,000 options vesting upon options granting and 35,000 options vesting every 6 months thereafter. The vested options were also recognized as expenses under share-based compensation.

On January 19, 2023, the former Chief Financial Officer of the Company was terminated, resulting in the cancellation of 245,000 options granted to him.

Controls and Procedures

Although we are currently not required to maintain an effective internal controls system, we have assessed and already started creating our internal controls as we have determined the need to maintain effective and controlled systems including but not limited to:

●	skilled staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts as necessary to ensure correct classification, accurate recording and balancing of books;

●	proper recording of expenses, liabilities, and other accounting entries in the period to which they relate as per the matching principle;

●	maintaining a fixed assets register that identifies user, department, and detailed tracking;

●	evidence of internal review and approval of accounting transactions by 2 or more independent personnel;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

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The Company currently uses NetSuite, a proprietary financial accounting software from Oracle Corporation for recording, tracking and financial reporting. However, external resources may be required such as professional consultants to determine more specific internal controls to decrease exposure to erroneous financial reporting which the Company is significantly deficient to meet the necessary regulatory requirements and responsibilities, and ensure compliance in all respects thereby incurring significant expenses in meeting these needs. As of August 31, 2022, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting and based on this assessment, our management concluded that, as of August 31, 2022, our internal controls over financial reporting lacked adequate segregation of duties within the accounting and system process, inadequate documentation to evidence the operation of controls, inconsistent procedures and approvals and insufficient written policies and procedures for accounting, IT and financial reporting and record keeping. We are implementing plans to improve such internal control.

Financial Instruments

As on February 28, 2023, the Company’s financial instrument consist of cash, accounts receivable, accounts payable and accrued liabilities, and lease liability.

As per ASC 820, Fair value measurement establishes a fair value hierarchy based on the level of independence, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorising within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

i)	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;
ii)	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and
iii)	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The following table provides the fair values of the financial assets in the Company’s consolidated statements of financial position, categorized by hierarchical levels and their related classifications.

As of February 28, 2023	Level 1	Level 2	Level 3	Total
Assets:
Cash	$1,179,976			$1,179,976
Liabilities
Lease	-	$912,262	-	$912,262

Risk and Uncertainties

The Company’s business is subject to numerous risks and uncertainties, including those described elsewhere in this MD&A, as well as general economic and market risks. These risk factors could materially affect the Company’s future operating results and could cause actual events to differ materially from those described in forward-looking information relating to the Company.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

Related Party Transactions

As at August 31, 2022, a total of $776,615 was recorded for salaries and wages to key management personnel and $410,192 for the vested options share-based compensation expenses. It was determined to capitalize 70% of the COO’s annual salary due to the time devoted to IT development and the platforms used by Pineapple. The increase of 105% in the salaries and wages versus the previous year is attributed to the salary increases to the CEO, COO, and CSO, and the addition of the CFO in November 2021.

Disclosure of Contractual Arrangements

As at August 31, 2022, the Company was committed to minimum lease payments in USD as follows:

Contractual Obligation	Less than One Year (Balance of 2022)	1 – 3 Years (2023 - 2024)	3 – 5 Years (2025 - 2026)	Over 5 Years (2027 - 2030)
Total	$25,722	$288,281	$374,435	$617,432

The amounts above are undiscounted and include the base amounts due, excluding property tax, maintenance, and HST.

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BUSINESS

General

We are a Canadian-based mortgage technology and brokerage company that provides mortgage brokerage services and technology solutions to Canadian mortgage agents, brokers, sub-brokers, brokerages and consumers. Through data-driven systems together with cloud-based tools, we believe we offer competitive advantages in the Canadian mortgage industry relative to alternative mortgage broker arrangements.

We also provide back office services, together with pre-underwriting support services (collectively the “Brokerage Services”) to Canadian mortgage brokerages (the “Brokerages”). In connection with the provision of the Brokerage Services, we employ and engage several licensed mortgage brokers and agents (collectively, “Field Agents”). We have a total of full-time employed staff of 55. In addition, we also enter into affiliation agreements with certain licensed mortgage brokers (collectively, “Affiliate Brokers” and, together with Field Agents and Brokerages, the “Users”), pursuant to which the Company and the Affiliate Broker enter into an affiliation relationship with the intention of jointly marketing mortgage brokerage and other financial services as affiliated entities, sometimes referred to as “white labelling”, which allows the Affiliate Broker to sell a mortgage that is branded with its company name to its own client base.

Our services distribution and fee structure for each stream is detailed hereunder:

1.	The fee for the subscription service revenue stream is $117 for use of our platforms by our agents to complete the mortgage deal from initiation to funding by the lender partner and is about 3% of total gross revenue.
2.	Our pre-risk assessment services revenue is about 1.3% of our total gross revenue and the structure for this service is $390 per deal for a mortgage funded amount of $390,000 and over. For a mortgage funded amount under $390,000 the fee is $273.
3.	The balance of our total gross revenue at 95% comes from our lender partner service commissions and the structure varies by rate and amount based on the season, special promotions at that particular time, bonus applicable, funded volume, etc. The lender partners comprise of banks, trust companies, mortgage loan companies, building societies and other lending financial institutions, including but not limited to the Bank of Nova Scotia (Scotiabank), Manulife Bank of Canada, Toronto-Dominion Bank (TD Bank), The Mortgage Alliance Company of Canada Inc. (MCAP), First National Financial LP, Home Trust Company, The Equitable Trust Company (Equitable Bank), ICICI Bank Canada and Desjardins Mortgage Financing Services.

We currently operate exclusively in Canada, specifically in the provinces of Ontario, Newfoundland and Labrador, New Brunswick, Nova Scotia, British Columbia, Prince Edward Island and Alberta. We launched our first brokerage in Ontario in November 2016. We have been approved by each of the applicable provincial mortgage regulators to operate in 11 provinces and territories namely Alberta, British Columbia, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Prince Edward Island, Quebec, and Yukon, and 2 provinces to follow are Manitoba and Saskatchewan. We launched our first brokerage office in Alberta on July 1, 2021. We also launched our first brokerage office in Newfoundland and Labrador, Nova Scotia, New Brunswick, and Prince Edward Island on May 4, 2022. Thereafter, we expect to open our first British Columbia brokerage office and our first Quebec brokerage office sometime in late 2022 or early 2023. We provide our Brokerage Services to both residential and commercial mortgage opportunities and, in each case, through a proprietary technology called MyPineapple, as discussed in further detail below.

MyPineapple

At the heart of our Brokerage Services is an innovative technology system, MyPineapple, that provides real time data management and reporting, lead generation opportunities, customer relationship management, deal processing, education and knowledge center, payroll, regulatory compliance, data analytics, document collection and storage, automated onboarding, lender access, back office support and direct underwriting support, all in one. MyPineapple offers network management capabilities for Users, including hundreds of qualified Field Agents, to create an efficient marketplace for the provision of mortgage lending and insurance industry services. MyPineapple integrates directly with Salesforce, Equifax, OneSpan, G Suite and Filogix and manages Users’ day-to-day business through automated triggers and tasks, ensuring nothing falls through the cracks. Backed by Salesforce, pursuant to the Salesforce Agreement (defined herein), and built with proprietary code deep data analytics, MyPineapple syncs up with Users’ calendar and emails, produces robust reporting, advanced analytics, and real-time notifications on marketing communications, and more. MyPineapple is a sophisticated and fundamental tool for revenue growth and relationship development. It plays a significant role in what we believe makes our Brokerage Services distinct and cutting-edge.

MyPineapple was created to address key issues within the mortgage brokerage industry. We built MyPineapple to create a long-term competitive advantage relative to traditional service providers, who have comparatively high-touch, labor intensive and costly operations. We believe that, through MyPineapple, we are able to deliver faster services and with fewer errors. Our MyPineapple platform is completely automated, simplifying the mortgage process while providing efficiencies to and alleviating pressure on Users’ staff in completing traditional administrative tasks, which in turn reduces the Users’ cost structure and results in increased profit margins and scalability. MyPineapple reduces manual processes through robust quality control mechanisms, logistics management capabilities, capacity planning tools and end-to-end transaction management. MyPineapple also includes a leading education technology platform, which enables Users to continuously stay informed and educated on what mortgage solutions and market conditions could impact Canadian consumers.

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Our primary objectives and goals include, but are not limited to, the following:

●	Grow our mortgage broker distribution channel to gain further market share and consumer adoption, including increasing organic (non-acquisition related) market share and to achieve growth on the number of mortgages funded annually;

●	Become the go-to mortgage experience platform for mortgage agents, lenders and homebuyers;

●	For Pineapple Insurance to provide an insurance option for all our mortgage approvals;

●	To ensure that we are providing a well-rounded and custom-tailored approach to insurance solutions that may best suit the clients’ needs;

●	To leverage the power of our growing database and brand recognition to open further insurance opportunity channel; and

Streamline the insurance approval and application process for mortgage clients using technology.

Services and Products

Brokerage Services

The following is a detailed description of the Brokerages Services that we offer:

1.	Mortgage Brokering: We employ and engage a number of licensed Field Agents who originate clients, provide mortgage consultation services, advise clients on the various mortgage products offered by financial institutions in Canada, offer clients access to rate information and mortgage options from a range of lenders, including major banks and lending institutions and assist clients in selecting the most appropriate and effective mortgage solution for their particular needs.

2.	Technology: MyPineapple is a full spectrum, robust and comprehensive technology system, which allows Users to conduct their brokerage services more effectively and efficiently. Amongst other things, MyPineapple syncs up with Users’ calendar and emails, produces robust reporting, advanced analytics, and real-time notifications for email opens, and link clicks. MyPineapple also provides Users with cloud storage. We also provide marketing support to Users in order to systematically manage the marketing process, segmentation and client conversions. We ensure that all clients stay well informed with highly relevant information; it also increases the conversion ratios and engagement metric for its Users. This provides Users the ability to focus on higher probability clients and deliver a high level of value and service while the system manages the relationship with others.

3.	Back Office Support Services: Through MyPineapple, we offer our Users back office support services, including digital and automated onboarding and set up, loan packaging and processing, digital document collection and client portals, loan maintenance activities, payroll, lender communication, reporting requirements for regulators and business management, cloud services, expense collections, document preparation, compliance, training, administration and marketing.

4.	Pre-Underwriting Support: Technology enabled and together with back-office support, we offer our Users pre-underwriting support services that establish appropriate qualifying processes in a mortgage application, providing borrowers a digital environment ensuring mortgage agents has the necessary data and providing borrowers with an instant pre-qualification. We use our diverse exposure to the mortgage industry to save Users from spending valuable resources on mortgage applications that have fewer chances of reaching approval. In particular, we offer our Users the following pre-underwriting services, aimed at speeding up the underwriting process and helping mortgage lenders make accurate decisions:

●	Credit Review: We verify all information that is supplied by the client in vital loan documents and other personal information. Thereafter, we meticulously review client credit records and tax return documents to ensure the client has the required financial stability to make monthly payments for the mortgage. We follow checklist-based system to ensure that all the critical aspects pertaining to underwriting are covered.

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●	Data Validation: Our pre-underwriting support services include recording and digitizing our findings in the data validation process. By digitizing these vital information sets about the client, we are able to establish the accuracy and speed needed to expedite the underwriting process.

●	Fraud Analysis and Compliance: We pride ourselves in diligently checking for identity fraud and ensuring that applications are compliant and contain complete information. Our mortgage experts have the experience and acumen to spot missing or mala fide information. This obviates the need for the underwriter to send client files back for incomplete information and thereby speeds up the underwriting process. Our fraud analysis encompasses all aspects of the client file review process including running third-party reports. This ensures the underwriter has to focus only on decision-making.

●	Appraisal Ordering and Review: We take charge of title ordering and dispatching verified property information to the appraiser to boost the turnaround times of the appraisal process. Once the appraisal is over, we carefully review the appraisal report to ensure that the process has been completed in a fair and error-free manner.

●	Data Analytics: Through MyPineapple, we are able to use data to analyze customer benefit opportunities as they become available. In particular, MyPineapple allows us to utilize the data that has been acquired through the mortgage approval process along with real time real estate and credit data to thereby reduce costs and overall debt process timelines.

Insurance Products

Pineapple Insurance Inc. (“Pineapple Insurance”) is a wholly owned subsidiary of Pineapple Financial Inc. This entity is to serve the insurance needs of our brand mortgage brokers and agents across Canada. Pineapple Insurance is to act as an Managing General Agent (MGA) supported by Industrial Alliance. This entity will create both a revenue channel and retention strategy for borrowers that live within our database. This will also allow a growth opportunity and an overall holistic financial services opportunity for us. We are currently in the early stages of development of Pineapple Insurance Inc. Operational infrastructure and a budget has been prepared alongside technology modifications to our MyPineapple system in order to manage the delivery of this product. We have also created a sales and marketing plan alongside assets and materials, which will be used for initial launch. Our next steps are staffing and human capital requirements in order to execute on the business plan and goals of developing Pineapple Insurance.

Pineapple Insurance provides the following services:

●	We will complete a needs analysis on each client to ensure the most suitable product to meet both their needs and their goals. In our product suite, we will offer term life insurance which will provide a low-cost coverage at a fixed rate of payments for a limited period of time for the life of the mortgage. The goal of this product is to ensure that in the event of the insurer’s untimely death with their term policy their beneficiaries will be covered in the amount of the policy during the life of the term. No insurance will be paid to the beneficiary should the insured pass away after the end of the term or if the insured did not make the required payments.

●	Whole Life Insurance is a life insurance policy which is guaranteed to remain in force for the insured’s entire lifetime, provided required premiums are paid, or to the maturity date. In addition to paying a death benefit, whole life insurance also contains a savings component in which cash value may accumulate on a tax-advantaged basis. The policies can be leveraged as collateral or an asset with our lenders through the Company.

●	For both our personal and our business clients, we offer permanent life insurance policies, which offer a death benefit and cash value. The death benefit is money that is paid to your beneficiaries when you pass away. Cash value is a separate savings component that you may be able to access while you are still alive. Permanent insurance can help cover the business owner for their entire life. And unlike term insurance, it includes the potential for a cash accumulation fund. Investments in the fund are tax-preferred, including at death when the tax-free death benefit is paid out to a named beneficiary. An additional benefit of permanent life insurance is that allocating funds in a corporation away from taxable investments to a permanent life insurance policy can help reduce overall annual taxable investment income. Permanent life insurance lasts from the time you buy a policy to the time you pass away, as long as you pay the required premiums. The policies can be leveraged as collateral or an asset with our lenders through the Company.

●	Accident and Disability Insurance is a type of insurance product that provides income replacement in the event that a policyholder is prevented from working and earning an income due to a disability.

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●	Critical Illness Insurance provides additional coverage for medical emergencies like heart attacks, strokes, or cancer. Because these emergencies or illnesses often incur greater-than-average medical costs, these policies pay out cash to help cover those overruns where traditional health insurance may fall short and help cover living expenses while the client recovers. These policies come at a relatively low cost. However, the instances that they will cover are generally limited to a few illnesses or emergencies. The key element is to ensure that the mortgagor does not fall behind in their mortgage payments.

●	Credit Insurance is a type of life insurance that can cover the remaining amount of your loan in the event of your death. Your insurance company will use the death benefit to pay down or pay off the remaining balance on the loan, up to a maximum amount outlined in the certificate of insurance. The money from your death benefit will go to your creditor. The money will not go to your family or beneficiaries.

We offer a wide range of investment options to suit clients risk tolerance and investment preferences. A financial advisor will review and assess the needs of each client to determine the short- and long-term goals for financial success. Such options may include segregated funds or mutual funds for registered (registered education savings plans (RESPs), registered retirement savings plans (RRSPs), tax-free savings accounts (TFSAs), etc.) and non-registered accounts. A segregated fund, or seg fund, is a type of investment fund administered by Canadian insurance companies in the form of individual, variable life insurance contracts offering certain guarantees to the policyholder such as reimbursement of capital upon death and mutual funds. As a regulatory requirement, all Canadian mortgage approvals being presented by the mortgage broker channel must include the option for a client to consider an insurance option in an effort to protect the liability in the case of death or disability. Pineapple Insurance Inc. will be presenting this insurance option for a client to accept or not via the products that we have available. This will be presented to all mortgage approvals being offered via our parent company, Pineapple Financial Inc.

As a complementary service to our parent company, Pineapple Financial Inc., this insurance subsidiary was created to easily serve the needs of the homeowners whose mortgages originate with us. With any mortgage product in Canada, an insurance component is a requirement, hence the diversification and business development into insurance.

Our insurance services identified above currently are provided by a third-party insurance company, Industrial Alliance Inc., with whom we are affiliated as a managing general agent (MGA). We, therefore, act as an agent earning commissions from the premiums charged by the insurance company.

We believe the material steps for Pineapple Insurance to grow form its early stages of development are as follow:

1.	To introduce the services offered by Industrial Alliance and to serve the Users on our platform, MyPineapple, is to market these services, create a knowledge base for them to understand and pass on the learning to their customers, create a support structure for both Users and Users’ customers.

2.	Set up an internal infrastructure for the management and offering of these services i.e. hire a senior management person to manage the operational affairs and thereafter additional personnel, as needed when the business grows. The additional personnel will be mostly sales commissionable personnel with a retainer.

The costs we anticipate relate to mostly the marketing efforts undertaken, human capital which will be a fixed cost for the senior person and variable for additional personnel. As we develop and progress this business, it is anticipated that our major expenses will be payroll, marketing, and platform development. We have identified approximately 15% of the use of the proceeds from the shares offering to be dedicated to developing this business.

The timeline we feel to grow this subsidiary would be approximately 12 to 36 months depending upon the marketing efforts, acceptance of the products and services offered by Industrial Alliance, the prices / premiums for these products and services, and the understanding of the products because of the many variations that are inherent in the insurance products and services.

InsurTech

MyPineapple is a key reason for our success and has the ability to drive interested and timely insurance prospects to a replicated module that we have built in order to streamline and manage the customer flow for insurance products. The process is designed to create a unique synchronicity between the client obtaining a mortgage approval and insurance approval.

Combined, the simplicity of the two platforms with its connectivity and integrations will allow Pineapple Insurance to successfully process and approve insurance applications.

We have also created client segmentations and retention programs to ensure that we can maximize our database of over 150,000 potential clients.

Growth Strategy

Brokerage Services

We aim to gain further market share and consumer adoption by focusing on the following areas of growth:

1.	Increase Agent Revenue From Optimized Analytics: We will continue to analyze past borrower data to determine opportunities to beneficially re-service them in the future, potentially creating revenue generating activities and significantly enhancing the borrower experience.

2.	Added Product Suite – Insurance. As discussed above, we are establishing an insurance channel that provides borrowers with a full suite of insurance products, which we believe will increase revenue.

3.	National Expansion: We expect to continue to expand our business and operations into current jurisdictions along with new provinces such as British Colombia and Quebec.

4.	Borrower-Facing Technology. We believe MyPineapple will be a marketplace where clients can select from a variety of mortgage products that will suit their individual needs while tracking the progress and status of the transaction for the life of the mortgage and beyond.

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Insurance Products

In order to achieve our objectives and goals, Pineapple Insurance will focus on four main areas:

1.	Insurance originations: Our files will be obtained exclusively through the Pineapple Financial referral network. This will be achieved through technology integration where Pineapple Insurance agents are immediately notified of a mortgage approval which requires an insurance option. Our agents will be highly trained in an effort to service the growth of our referral network. Consistency in service level and approach is key to building our brand.

2.	Emphasizing core values: Servicing our clients, maintaining relationships, ongoing and continued support, education and training, ongoing lines of communication between mortgage agent and insurance agent and ensuring a smooth and efficient closing process. We expect our agents to conduct themselves with the highest level of professionalism and carry out the fundamental and core values of Pineapple Insurance at all times.

3.	Hiring and training insurance agents: We will follow and adhere to strict hiring and training policies as set out in our training manuals. Development of education and training programs working in conjunction with our partners. Ensuring that we are consistently working on recruiting top performing insurance agents that will be able to meet the growth and scale of the needs of the Company.

4.	Technologies and relationship management tools: We will be replicating and customizing our robust MyPineapple system for data transfer and client management. This will be broken into the following areas:

●	Operational Excellence: notifying insurance agents at the optimal time to increase conversion metrics and customer satisfaction. Integration of client data so the process is convenient for all involved parties. Visibility of status and automations of workflow and requirements;

●	Client Relationship Management (CRM): Advancing client relationships towards application indication, application completion and client retention; and

●	Acquisition: marketing funnels to leverage the overall database and identity opportunities from older missed opportunities.

Markets for our Services

Brokerage Services

The clients for our Brokerage Services include mortgage agents, brokers, sub-brokers, brokerages and consumers. Our customer activity is intrinsically linked to the health of the real estate or commercial markets generally, particularly in Canada.

Strong housing demand during 2020, 2021 and the first quarter of 2022 positively impacted the seasonal variations. With the onset of inflationary pressures around the globe, not only the seasonality but the normal trends of the housing markets have declined with the increase of interest rates. Although our business may be negatively impacted, we believe our multiple channels of revenue helps to mitigate any such impact.

On April 7, 2022, the 2022 budget was released by the Government of Canada which focuses on affordable housing alternatives for Canadians and additional tax measures to assist first time home buyers. With the continual influx of new immigrants as proposed by the Government of Canada; the renewed demand in home renovations and refurbishments; the users becoming more knowledgeable about additional use of their home equity, and other varying and creative measures, we plan to capitalize on these growth initiatives into the future.

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Insurance Products

The insurance market for Pineapple Insurance is focused around growth in the Canadian mortgage landscape as well as market share growth for Pineapple Financial.

●	Real estate investors: we are able to consolidate multiple mortgage amounts into one insurance policy to help minimize risk if an investor has multiple properties.

●	Residential Home purchase: with Canadian housing prices hitting all-time highs, we will help clients provide insurance to fill the gap between their current coverage and the mortgage amount

●	Refinance: can help clients reduce existing coverage or apply/consolidate if they require additional coverage.

●	Reverse Mortgage: these clients can use the income from the reverse mortgage to help plan their final expense through insurance as well as enrich their retirement years.

●	Switch: transferring to another lender at renewal. The insurance we offer is not tied to the lender directly and can assist clients in locking in their rates long term when they can still qualify for insurance

●	Renovation and construction: Clients will be able to access their cash values in their permanent insurance policies to help fund their renovations and construction projects. If additional financing is required, we can provide the added insurance coverage needed.

●	Self-Employed: As large numbers of Canadians move into business for themselves, we have found a great need for an insurance product that can suit their needs since they generally do not have a company benefits plan. Income protection will also be a key component of our business here.

●	Commercial Mortgages: We can provide the proper insurance to clients for the right amount of coverage and timeline for one or multiple investors. Coverages can go up to $20 million.

●	Private Lending: Customized insurance can be provided to private lenders who may have a different set of circumstances in terms of investment type and timeline horizon.

●	High Risk Health & Uninsurable: We can offer guaranteed issue insurance to clients who may have declining health or were previously declined for insurance in the past.

Pineapple Financial Inc. and Mortgage Market Dependency

We take a long-term view to manage and measure the success of our ongoing business strategy. In this regard, our principal focus is on market share growth. We seek to achieve increased market share irrespective of residential and commercial mortgage origination market conditions. Market share growth can be achieved through both the onboarding of new Users to MyPineapple and by increasing market share within its existing Users, including recently onboarded Users.

We are confident in our ability to increase the number of Field Agents using MyPineapple in conducting their brokerage services primarily due to the efficiency that MyPineapple brings to the mortgage brokerage process. From August 1, 2021 to August 1, 2022, our active users increased at a rate of 235%.

The mortgage market and residential and commercial mortgage originations are subject to the influence of many external factors, such as broader economic conditions and fluctuating interest rates, over which we have no control. We believe we have substantial growth opportunities to expand our market share within our existing total addressable market. In particular, we expect to have access to more opportunities in the commercial mortgage segment through our partnership with MCommercial. Additionally, we expect to gain access to greater market share opportunities as we continue to develop MyPineapple and improve the efficiency of the mortgage approval process.

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Industry Overview

The Canadian Mortgage and Mortgage Brokerage Industry

According to the Bank of Canada, as of May 1, 2022~~,~~ Canada’s chartered banks held over $1.523 trillion of residential mortgages (which amount does not include mortgages held by provincially regulated entities such as credit unions or mortgage investment corporations). Mortgage lenders typically offer a range of products, with options for fixed or variable rates, varying terms and amortization periods, as well as differing ancillary terms for pre-payment, incentives or other matters. Interest rates are typically renegotiated every three (3) years. While mortgage lenders post both fixed and variable interest rates at which the lender offers mortgages of varying terms, typically most lenders are willing to negotiate interest rates lower than those posted, a practice referred to as “discounting”. The practice began in Canada in the early 1990s and is considered the norm in today’s mortgage market. The practice of discounting permits mortgage lenders to improve their ability to price discriminate and offer different rates to different borrowers based on their willingness to pay. Price discrimination allows lenders to increase their profits through negotiating different rates with individual borrowers instead of offering a blanket reduction in rates. The advent of price discrimination in the Canadian mortgage market has increased the importance of the mortgage broker in the lending negotiation process. In return for a fee (paid by the lending institution), the mortgage broker is typically able to negotiate a better rate than the consumer, or to efficiently reduce the time and effort required to be applied by the consumer to achieve similar results. Mortgage brokers are provincially regulated and subject to training and licensing requirements. See “Regulatory Environment” for details. However, there are relatively few barriers to entry in the mortgage brokerage market. Nevertheless, the ability of a given mortgage broker to erode lender price discrimination and secure rates at the lower end of the range at which lenders are prepared to lend is dependent upon a number of factors. While experience and negotiating ability are relevant factors, a key factor in the potential success of a mortgage broker in securing advantageous rates is the bargaining power of the mortgage broker, which varies directly with the volume of mortgages the broker is able to place with lenders.

Industry Growth Strategy

Our overall aim has been to increase market share through organic (non-acquisition related) means and to achieve growth on the number of mortgages funded annually. In an effort to accomplish our growth goals, we maintain a consistent, focus on recruiting Field Agents and overall Users. We have employed a significant number of recruiters which has resulted in growth rate than most of our competitors. Secondly, with ongoing concentrated efforts towards recruiting, it has allowed us to gain a strong understanding of the competitive models that exist and also to continually enhance our offerings in the most effective way to recruit and retain qualified Field Agents. Additionally, through MyPineapple, we are able to support Field Agents growth in sales volume, productivity and efficiency in delivering mortgage solutions and increasing corporate revenue. Our aim has always been to have the leading model on which to recruit and support Field Agents, based on offering them a superior value-proposition.

Competitive Conditions

Mortgage Brokerage Market Conditions

Effective January 1, 2018, the Office of the Superintendent of Financial Institutions Canada (“OSFI”) adopted Guideline B-20 - Residential Mortgage Underwriting Practices and Procedures (the “Guideline B-20”). The revised Guideline B-20 applies to all federally regulated financial institutions. The changes to Guideline B-20 reinforce OSFI’s expectation that federally regulated mortgage lenders remain vigilant in their mortgage underwriting practices. As Guideline B-20 made mortgage borrowing more difficult for many Canadians, management believes more Canadians may have turned to mortgage brokers to help navigate the complex rules. Management expects that mortgage brokers will increase their market share in the coming years due to the following factors:

●	Mortgage regulations: Mortgage regulations have become more stringent in recent years, affecting the number of individuals that can qualify for conventional bank mortgages. As a result, these individuals are turned away from banks and seek out mortgage brokers for assistance in obtaining a mortgage.

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●	Additional Offerings: With new products to offer, mortgage brokers will tend to appeal to a larger demographic/population base and also retain clients more effectively.

●	Conditioning and Habits: Twenty years ago, only a minimal percentage of the Canadian population used mortgage brokers, as brokers were viewed generally as a last resort to obtaining a mortgage. Over the years, this perception has shifted, and Canadians are now using mortgage brokers to obtain better mortgage rates and to save money. The generation that was reaching a home-buying age when brokers had little or no market share is aging and continually being replaced by younger, mortgage broker friendly Canadians.

●	Complexity of Mortgages: Many consumers are not sufficiently financially literate to ask the right questions when applying for a loan at a bank. As financial products become more complicated, more Canadians seek assistance to understand the complexities and alternatives.

●	Increased Broker Business Sophistication: As mortgage broker business sophistication increases, the Company expects the volume of renewal business funded by mortgage brokers to increase.

●	Interest Rates May Increase: As interest rates have been at historical lows for a significant period, many believe that interest rates will increase in years to come. In a higher interest rate environment, the Company anticipates that a growing proportion of consumers will likely shop for the best mortgage opportunities, driving the more conservative “single-bank” mortgage consumers to use mortgage brokers.

●	Technology: By utilizing MyPineapple and other available technologies, mortgage brokers have the ability to access client demographic and credit information and quickly and efficiently disseminate credit applications to various lenders across Canada. Technology provides the mortgage broker and clients with the ability to efficiently access home specific and third-party data such as appraisals, credit reports and related credit application information in a highly efficient and cost-effective manner.

Primary Competitors

Our primary competitors consist of the following 3 categories:

1.	Traditional Mortgage Brokerages: These mortgage companies provide clients a more traditional way of obtaining mortgages by sourcing business through referrals while processing loan applications with limited access to technology and face-to-face meetings. As many of these organizations have been operating for decades, they have had time to cultivate relationships and build strong portfolios of customers. They access Canada’s leading lenders for their products and services. Examples are: Dominion Lending Centres (TSX: DLCG), Verico, Mortgage Alliance and Centum.

2.	Digital Mortgage Companies: A fairly new breed of mortgage company that is sprouting from the digital evolution currently taking place in our landscape. These companies are focused on a direct-to-consumer model by offering a digital mortgage experience, however, they are still using a more traditional structure in the back office to fund mortgage solutions through Canada’s largest lenders. Examples are: Nesto, Homewise and Motus Bank.

3.	Mortgage Technology Providers: These are companies that provide software and technology solutions to some of the traditional mortgage brokerages and companies that have not invested or developed their own technology solutions. The providers are typically focused on specific problems and providing solutions to segments of mortgage workflow. They can be expensive and difficult for traditional companies to implement. Examples are: Finmo, Lenders and Lender Spotlight.

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Competitive Advantages

We compete with a number of mortgage brokerage companies. However, we offer competitive advantages relative to alternative mortgage broker arrangements as a result of the following:

●	Debt Consolidation: As personal debt levels continue to grow, we offer a unique opportunity of allowing potential borrowers access to their home equity to consolidate debts at lower interest rates. Interest only payments will provide lower and more flexible payment terms which will free clients cash flow for savings and help them establish better control over their personal finances.

●	Residential Home Purchase: With access to Canada’s top lenders, we can help our clients find a mortgage solution best suited for their individual needs. Our Field Agents are trained at finding a mortgage solution that fits into a client’s overall wealth plan and helps the client obtain the lowest overall cost of borrowing.

●	Refinance: We will encourage and assist clients to either take equity out of their homes or refinance into lower interest rates.

●	Switch: We allow clients to easily transfer to another lender upon renewal.

●	Renovation and Construction: With homebuyers seeing historic appreciation in home values the market has seen the “move up” buyer decide to stay and renovate existing property with the equity they have quickly grown. This has provided an opportunity for us to focus on providing the short-term financing required for such home renovation projects, while the major banks have slowly pulled out or limited their exposure in this area with government regulations changes to the home equity line of credit program.

●	Self Employed: As large numbers of Canadians move into business for self, we have found an increase demand for a mortgage product that can suit their needs. Typically these borrowers have good credit ratings and assets but can’t verify their income through traditional means such as tax filings and pay stubs.

●	Damaged Credit: Damaged or challenged credit files are something that needs a financing solution. We take a holistic approach in determining the risk as it maps out a solution. Mortgages for these types of clients will need to improve their situation either by increasing cash flow, reducing debt load or increasing income potential. We will ask referring brokers to maintain close relationships with these clients to work on rehabilitation.

●	Private Lending: With exclusive access and expertise in private lending, we can ensure clients have knowledge of all available resources in the market.

●	Technology: We are able to provide advanced technology solutions to differentiate us from our competitors, including:

a)	Data Analytics – Optimized Retention – Enhanced Customer Experience: As a data driven mortgage company MyPineapple harnesses the power of data which we acquire through the mortgage process and use it to help make meaningful decisions which save the client money, time and improve the customer experience.

b)	Unique Customer Profiling – Optimized Retention: Using a proprietary scoring and profiling process, we are able to uniquely segment clients and provide most televant information and resources to them at a meaningful point in the mortgage process.

c)	Internal Processing Centre – Focused Team – Increased Productivity: Having an internal underwriting and mortgage processing center allows us increased conversion, higher funding ratio’s and maximize productivity of our Field Agents.

d)	Actionable Signals - Marketing Efforts – Focused Engagement: Driving real-time signals to our Field Agents when conversion opportunities present themselves.

e)	Knowledge Transfer – Increased Accuracy – Performance: Comprehensive education technologies platform allows us to align the right product to the right lender and client.

f)	Data Integrity – Optimized Decision Making: We have built safeguards to ensure data integrity and accuracy.

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g)	Lead Generation and Market Segmentation: MyPineapple quickly segments leads for personalized marketing. It then markets on behalf of the agent, turning cold leads into warm leads for faster customer acquisition. Field Agents receive real-time notifications for email, as well as reminders and scripts to ensure nothing is missed.

h)	Automated Triggers and Enhanced Workflow -–MyPineapple directly syncs to calendars and emails. Tasks can easily be inputted into the system and email reminders ensure Field Agents remember to follow up. Intuitive automation then kicks in to guide Field Agents and all stakeholders through the entire process.

i)	Live Community via Chatter: MyPineapple connects Field Agents directly to the underwriting team, as well as other agents throughout the organization. This creates a support network, sense of work community and ultimately accelerates the response time.

j)	Online database of educational tools known as KNOWLEDGE – This online information resource is an online library with over 2000 resources, containing training videos that cover everything, from lender guidelines, sales and marketing tips, to deals training and more.

k)	Advanced Analytics and Reporting Features that turn data into actionable insights - This maximizes opportunity and creates lifetime customer value which lowers acquisition costs and significantly increases revenue.

Specialized Skill and Knowledge

Our business requires specialized skills and knowledge, which include, but are not limited to, expertise related to mortgage underwriting, mortgage originations, private lending, business development, marketing and business strategy development. Our executive and management team has a strong background and significant experience and expertise in these areas. Our team also possesses specialized skills in data architecture, software development, programming and coding, finance and accounting, automations and process, training and education. Additionally, we currently rely upon, and expect to continue to rely upon, various legal and financial advisors and consultants and others in the operation and management of our business.

Intangible Assets

Our business is substantially dependent on our proprietary technology platform, MyPineapple, which it licenses from Salesforce. While the Company has not registered any intellectual property rights with respect to MyPineapple, it relies on trade secrets to protect the applicable proprietary information. Additionally, MyPineapple has been built through various development partners, such that no single developer has access to the complete technological architecture. See “Business –– Material Contracts” for more information on the Salesforce Agreement

Additionally, we rely on confidentiality agreements with its employees, consultants and advisors to protect its trade secrets and other proprietary information. Nonetheless, these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its business could be significantly diminished.

Material Contracts

Salesforce Agreement

In connection with the development of MyPineapple, we entered into a licensing agreement with Salesforce.com, Inc. dated (NYSE: CRM) December 1, 2020 (the “Salesforce Agreement”) and expires on November 30, 2023. Salesforce is a cloud-based software company headquartered in San Francisco, California. It provides customer relationship management software and applications focused on sales, customer service, marketing automation, analytics, and application development. Pursuant to the Salesforce Agreement, we are licensed to use the Salesforce software as the platform or infrastructure on which we build the various applications such as MyPineapple. The applications we develop on this platform are the core that drive the operational software and applications used by Field Agents to initiate and process mortgage originations, which is the primary basis of our revenue generation. The Company is billed annually at a rate of $460,973 per year, which was paid on May 1, 2022.

Affiliation Agreements

We enter into affiliation agreements with Affiliate Brokers, pursuant to which we and the Affiliate Broker enter into an affiliation relationship with the intention of jointly marketing mortgage brokerage and other financial services as affiliated entities, sometimes referred to as “white labelling”, which allows the Affiliate Broker to sell a mortgage that is branded with its company name to its own client base. Pursuant to these affiliation agreements, we generally receive a fixed commission from the Affiliate Broker for any mortgage transaction where the Affiliate Broker has acted as the mortgage broker for the borrower. In general, these affiliation agreements have an indefinite term and may be terminated by either party upon thirty days written notice.

Changes to Contracts

The Company does not expect its business to be affected in the current financial year by renegotiation or termination of contracts or sub-contracts.

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Regulatory Environment

Brokerage License Requirements

In order to operate its mortgage broker business, we must remain duly licensed as a mortgage broker to deal and trade in mortgages in accordance with the Mortgage Brokerages, Lenders and Administrators Act, 2006 (Ontario), as amended (the “MBLA Act”). We have had our mortgage brokerage license since November 2016 and it has been renewed each year without issue. We will be subject to similar legislation and license requirements in the other provinces in Canada where we intend to expand.

In accordance with the MBLA Act, individuals, including directors, officers, partners, directors and officers of corporate partners, employees or agents of a mortgage brokerage company, such as the Company, who are engaged in dealing mortgages or trading in mortgages on its behalf must obtain a mortgage broker or mortgage agent license. A mortgage broker or agent license authorizes an individual to work for only the mortgage brokerage company named under the license. An individual cannot be licensed to work for more than one mortgage brokerage company. The Superintendent of Financial Services will use the information obtained in a mortgage broker license application to determine whether an applicant meets the prescribed eligibility requirements and is suitable for a license. The applicant will be required to submit documents to support certain pieces of information about the business.

●	Application Process. The application must be completed and submitted to certain regulatory authorities in the provinces and territories of Canada (each a “Regulatory Authority”), such as the Financial Services Regulatory Authority Ontario. The Regulatory Authority will send to the applicant an email acknowledgement upon receipt of the application. The Regulatory Authority will advise the applicant if the application is in order to proceed to the next step in the process. In the next step, the applicant will prepare and submit the application to license the mortgage brokerage’s principal broker and prepare and submit the online declarations for all the directors/officers/partners via The Regulatory Authority’s online licensing system. All directors and officers of the mortgage brokerage company applicant (“DOPs”) are required to provide confirmation of their suitability for licensing of the mortgage brokerage. A mortgage brokerage’s license can only be approved or issued when all the declarations from DOPs are received and reviewed by the Regulatory Authority. Once the brokerage’s license has been approved an email will be sent to the principal broker to indicate the brokerage’s license number. No paper license will be issued. At this point, the brokerage may prepare and submit applications to license its other brokers and agents via the online licensing system.

●	Fraud Prevention Measures. FSRA is required to maintain a public registry of licensed mortgage brokerages. Consistent with FSRA’s role in protecting the public interest FSRA collaborates with other organizations, including other regulators, fraud prevention organizations and law enforcement agencies.

●	Fees and Renewal. Fees are payable in respect of all applications for licenses, other than for the mortgage brokerage’s principal broker. The fees are based on a one-year cycle. The fee due is prorated based on when the application is submitted. To simplify the payment and reconciliation process, mortgage brokerages are also required to submit fees on behalf of their agents and brokers. These fees are paid electronically when the mortgage brokerage submits license applications for its brokers and agents through the online licensing system. Once licensed, every mortgage brokerage must pay a regulatory fee in respect of each new one-year cycle. This fee is due every year on March 31. The mortgage brokerage must also pay fees on behalf of each agent and broker, other than the principal broker, when renewing their broker or agent licenses for the same one-year cycle.

Insurance Regulation

Pineapple Insurance is subject to federal, as well as provincial and territorial, regulation in Canada in the provinces and territories in which they underwrite insurance/reinsurance. The Office of the Superintendent of Financial Institutions (“OSFI”) is the federal regulatory body that, under the Insurance Companies Act (Canada) (the Insurance Companies Act”), prudentially regulates federal Canadian and non-Canadian insurance and reinsurance companies operating in Canada. Pineapple Insurance is licensed to carry on insurance business by OSFI and in each province and territory.

Under the Insurance Companies Act, Pineapple Insurance is required to maintain an adequate amount of capital in Canada, calculated in accordance with a test promulgated by OSFI called the Minimum Capital Test. Under the Insurance Companies Act, approval of the Minister of Finance (Canada) is required in connection with certain acquisitions of shares of, or control of, Canadian insurance companies such as Pineapple Insurance, and notice to and/or approval of OSFI is required in connection with the payment of dividends by or redemption of shares by Canadian insurance companies such as Pineapple Insurance.

Other Regulations

In addition, the Company must comply with all federal, provincial and municipal laws that affect a Canadian business including employment, workers’ compensation, insurance, corporate, and tax laws and regulations.

Bankruptcy and Similar Procedures

The Company has not had any bankruptcy (whether voluntary or otherwise), receivership or other similar proceedings instituted by it or against it since its incorporation nor are any such proceedings being contemplated or threatened in the foreseeable future.

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Material Restructuring Transactions

Pineapple has not completed any material restructuring transactions since incorporation.

Incorporation

The Company was incorporated under the OBCA on October 16, 2015 under the name “2487269 Ontario Limited” (doing business under the name of Capital Lending Centre). The Company’s head office is located at Unit 200, 111 Gordon Baker Road, North York, Ontario M2H 3R1 and its registered and records office is located at 67 Mowat Avenue Suite 122, Toronto, Ontario M6K 3E3. On June 16, 2021, the Company changed its name to “Pineapple Financial Inc.”.

Effective July 15, 2016, as further amended on September 9, 2016, the Company amended its articles to create and attach special rights and restrictions to an unlimited number of Class A Shares, an unlimited number of Class B Shares, and an unlimited number of Class C Shares. For more information of the special rights and restrictions of the Common Shares, Class A Shares, Class B Shares, and Class C Shares, see “Description of Securities”. Under the Company’s articles, a director or senior officer who holds a material interest in a contract or a transaction into which the Company has entered or proposes to enter must disclose the nature and extent of this interest to the Board of the Company and may not enter into any such contract or transaction prior to receiving approval from disinterested members of the Board.

Corporate Structure

The Company has two wholly owned subsidiaries: Pineapple Insurance Inc. (“Pineapple Insurance”) and Pineapple National Inc. (“Pineapple National”). Pineapple Insurance was incorporated under the OBCA on December 14, 2016, under the name “CLC Insurance Inc.” and changed its name to Pineapple Insurance Inc. on July 12, 2021. Pineapple Insurance has a registered and records office located at Suite 200, 111 Gordon Baker Road, Suite 200, North York, Ontario M2H 3R1. Pineapple National was incorporated under the Canada Business Corporations Act on November 9, 2021, with a registered and records office located at 10th Floor, 595 Howe Street, Vancouver, British Columbia V6C 2T5.

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MANAGEMENT

Executive Officers, Directors

The following table sets forth our executive officers and directors, their ages and the positions held by them:

Name	Age	Position	Date Appointed
Shubha Dasgupta	43	Chief Executive Officer and Director	October 16, 2015
Sarfraz Habib	52	Chief Financial Officer	April 10, 2023
Christa Mitchell	41	Chief Strategy Officer and Director	April 1, 2020
Kendall Marin	47	President, COO, and Director	October 16, 2015
Drew Green	48	Chairman of the Board	May 6, 2019
Paul Baron	60	Director	August 19, 2016
Tasis Giannoukakis	60	Director	August 19, 2016
Nima Besharat	42	Director	May 26, 2021

Shubha Dasgupta, Chief Executive Officer and Director

Since entering the mortgage industry in 2008, Shubha has been focused on positively disrupting the sector by leveraging technology and putting people at the heart of the business. Shubha’s unique vision and expertise have allowed him to build and grow the Company (formerly CLC Network), which now has over 500 brokers in its network. Under his leadership, the company has built a world-class proprietary data-driven Client Relationship Management (CRM) Platform, which is the first full-circle mortgage process for agents, offering a more personalized experience for clients. Shubha’s deep understanding of business and industry trends, coupled with the ability to drive best-in-class customer experience and profitability have enabled him to infuse vision and purpose in his professional endeavors throughout his career. An award-winning executive and seasoned industry expert, Shubha was recognized among the “2020 Mortgage Global 100” top executives who are inciting positive change and growth within the field. Since 2018, he has also been featured for four consecutive years in the annual Canadian Mortgage Professional’s Hot List which highlights the industry’s top leaders. In 2021, he was appointed President of the Canadian Mortgage Brokers Association (CMBA) Ontario Board of Directors, after serving a second year on the Board of Directors. An active member in the Toronto community, Shubha is a philanthropic leader for various non-profit organizations. Since 2010, he has been a devoted advocate in the fight against cancer. Prior to joining the mortgage industry, he headed a group of volunteers for the Canadian Cancer Society for eight years. In 2017, he also co-founded CMI Cancer Fighters, a group of Canadian mortgage industry professionals dedicated to the fight against cancer on which he currently chairs.

Mr. Dasgupta has been the Chief Executive Officer and a director of the Company since October 16, 2015 and before that was a Mortgage Broker at Bedrock Financial Group between August 2008 and October 2016.

Sarfraz Habib, Chief Financial Officer

Sarfraz Habib is a finance executive with over 25 years of expertise in finance and accounting. As the current CFO of Pineapple, Sarfraz oversees the company’s financial operations and strategy. He is an experienced professional in the finance and accounting arena, with a notable background working for several large publicly listed organizations. He has extensive knowledge of financial planning and analysis, budgeting, forecasting, and financial reporting. Sarfraz holds CPA (Certified Public Accountant) and Chartered Accountant qualifications. Sarfraz’s experience includes serving as Controller and a board member of Keystroke Group Inc., where he streamlined the company’s accounting and finance processes and was twice awarded the Employee of the Year honors. In his current role at Pineapple, Sarfraz oversees all financial operations, including accounting, financial planning, and analysis.

Mr. Habib has been the Chief Financial Officer of the Company since April 10, 2023.

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Christa Mitchell, Chief Strategy Officer and Director

An established professional in the mortgage industry, Christa has more than 15 years of experience in sales, technology, and executive management. In previous roles at Mortgage Alliance, she succeeded in growing and managing a 90-members independently owned affiliate brokerage network and championing the company’s enterprise technology platform, where she was responsible for sales, education and the support team. While Vice President of Operations at her previous position, she directed corporate administration, payroll systems, broker recognition and networking events. In 2020, she was recognized in the Canadian Mortgage Professional’s annual ‘Women of Influence’, which highlights female leaders who have been breaking down barriers in the mortgage industry and making it more inclusive. Christa brings over 15 years of sales, technology, and administrative experience in the mortgage industry. Most recently Christa excelled as the company’s Vice President of Operations where she directed corporate administration, payroll systems, broker recognition and networking events.

Ms. Mitchell has been the Chief Strategy Officer and a director of the Company since April 2020. Before that, Ms. Mitchell was the Vice President of Operations and Vice President of Sales, Service and User Experience of Mortgage Alliance between September 2005 and March 2020.

Kendall Marin, President, Chief Operating Officer and Director

Mr. Marin has been the President and Chief Operating Officer and a director of the Company since October 16, 2015. Before that, Kendall was a Mortgage Broker for InTrend Mortgage Inc. between January 2012 and October 2015 and prior to that was a franchise owner at Property Guys between May 2010 and January 2013.

Kendall has been leading the growth of the company with regard to fine-tuning of business processes to ensure maximum productivity. His proven expertise, focus on excellence and dedication have enabled him to build and expand the Company’s network, as well as the company’s proprietary data-driven Client Relationship Management (CRM) platform.

Kendall has had a career both in the corporate world and as a seasoned entrepreneur. At the age of 16, he created his own entertainment and promotion company, which was highly successful in Toronto throughout the 2000s. Later on, when Kendall was ready to take on his next challenge, he joined Canada’s top telecom company Bell, where he became the youngest Associate Director. In 2012, he made his debut in the mortgage industry where he has applied his leadership, organizational and management skills to a new industry.

Since 2018, he has been featured for three consecutive years in the annual Canadian Mortgage Professional’s Hot List which recognizes the industry’s top leaders.

Drew Green, Chairman of the Board

Drew Green is President and Chief Executive Officer of INDOCHINO, growing the brand by over 600% between 2015- 2022, delivering nine figures in revenue in 2018, currently with 86 showrooms across North America and operations globally. Mr. Green has been recognized as Entrepreneur of the Year by Ernst & Young, US Retailer of the Year, Innovator of the Year, along with other awards during his career. At INDOCHINO, Mr. Green has established strategic capital from Madrona Venture Partners, Highland Consumer, Dayang Group, Mitsui & Co. (TSE: 8031) and Postmedia Network, (TSX: PNC.B) along with partnerships with the New York Yankees, Boston Red Sox, Nordstrom, and hundreds of National Basketball Association (NBA), Major League Baseball (MLB), National Football League (NFL), and National Hockey League (NHL) teams, athletes and celebrities.

In addition, Mr. Green is a Founder and Chairman of the Board of Directors of EMERGE Commerce Ltd. (TSXV: ECOM), a diversified, acquirer and operator of Direct to Consumer (DTC) e-commerce brands across North America. He also serves as Chairman of Real Luck Group Ltd. (TSXV: LUCK), a company that offers legal, real-money betting, live streams, and statistics on all major e-sports and sports on desktop and mobile devices and Chairman American Aires Inc. (CSE: WIFI) a Canadian-based nanotechnology company which has developed proprietary silicon-based microprocessors that reduce the harmful effects of electromagnetic radiation (EMR) along with being Chairman of Gravitas III (TSXV:TRIG.P). Through his family office DREWGREEN.CA INC., Mr. Green has become a mentor to dozens of Canadian entrepreneurs, becoming a founder, chairman, and/ or a shareholder in dozens of private and public companies that drive innovation and growth, including Riverdale Rentals, Pineapple Financial, Apollo Insurance, Parvis Invest (TSXV: PVIS), OR Collective, Yourika, Cloudrep AI and Between Co., a company founded by York University alumni.

Drew served as a Director at The Scarborough Hospital Foundation for many years, and has established the Drew Green Thunderbird Award at the University of British Columbia and The Drew Green Lions Award at York University, providing student-athletes at both institutions with scholarships. He currently is a director on York University’s Alumni Board, Canada’s fourth-largest university, with approximately 55,700 students, 7,000 faculty and staff, and over 325,000 alumni worldwide.

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Paul Baron, Director

Paul is a veteran Real Estate Executive with over 30 years of experience working with both residential and commercial properties. In his first year as a Sales Representative for Family Trust Realty, he sold 37 homes, quickly demonstrating both his sales smarts and entrepreneurial drive. He has held various positions with increasing responsibility and is currently the owner of Century 21 Leading Edge Realty, a real estate brokerage with nine offices, six satellite offices, and over 800 agents and employees. He is currently serving as the Central Brokerage Director on the Toronto Real Estate Board’s (TREB) Board of Directors.

Mr. Baron has been a Director of the Company since August 19, 2016. Prior to his position with the Company, Mr. Baron was the President of Century 21 Leading Edge Reality Inc. since November 1994.

Tasis Giannoukakis, Director

Tasis is an owner, broker, and manager of Century 21 Leading Edge Realty, a real estate brokerage with nine offices, six satellite offices, and over 800 agents and employees. In 2019, his team had more sales than any other Century 21 franchise in Canada and broke into the company’s worldwide top five. He has been with Century 21 Leading Edge Realty for over 20 years, and the firm continues its expansion through acquisitions of other firms to further solidify their position in the Canadian Real Estate market.

Mr. Giannoukakis has been a Director of the Company since August 19, 2016. Prior to such, he was a Broker/Owner of Century 21 Leading Edge Reality Inc. since August 2004.

Nima Besharat, Director

Nima currently serves as Director of Investment Banking at Gravitas Securities Inc., a Canadian leading full-service investment dealer where he helps with the advisory, restructuring, corporate finance, and mergers and acquisitions mandates across the firm’s platform. Gravitas Securities Inc. is a full-service investment dealer platform registered with Investment Industry Regulatory Organization of Canada (IIROC) and a member of Canadian Investor Protection Fund. Nima has experience in wealth management and asset management at Scotiabank (TSX: BNS) and TD Bank Group (TSX: TD).

Nima holds a Bachelor of Arts in Economics and History from Western University, a Bachelor of Laws (Hons.) from the University of Sheffield, a Master of Laws in International Business Law from King’s College London, University of London (Dr. Peter Dyne Scholar), and a Postgraduate Diploma in Legal Practice (Corporate Finance) from the University of Law (UK). Nima was called to the bar in Ontario in 2017. He has completed the Canadian Securities Course, Conduct and Practices Handbook Course, Chief Compliance Officers Qualifying Exam and the Partners, Directors and Senior Officers Course through the Canadian Securities Institute. Nima was nominated for the Investment Industry Association of Canada (IIAC) Top 40 Under 40 Award in 2020, recognizing professionals whose accomplishments have brought distinction to the investment/financial industry.

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Corporate Governance

The Company and the Board recognize the importance of corporate governance to the effective management of the Company and to the protection of its employees and shareholders. The Company’s approach to significant issues of corporate governance is designed with a view to ensuring that the business and affairs of the Company are effectively managed to enhance shareholder value. The Board fulfills its mandate directly and through any of its subcommittees at regularly scheduled meetings or at meetings held as required. Frequency of meetings may be increased, and the nature of the agenda items may be changed depending upon the state of the Company’s affairs and in light of opportunities or risks which the Company faces. The directors are kept informed of the Company’s business and affairs at these meetings as well as through reports and discussions with management on matters within their particular areas of expertise.

Board of Directors

Our Board is responsible for the stewardship of the Company, overseeing management and the enhancement of shareholder value. The Board is responsible for:

(a)	adopting a strategic plan for the Company and reviewing the plan in light of management’s assessment of emerging trends, the competitive environment, the opportunities for the business of the Company, risk issues, and significant business practices and products;

(b)	ensuring that the risk management of the Company is prudently addressed;

(c)	reviewing the Company’s approach to human resource management and overseeing succession planning for management;

(d)	reviewing the Company’s approach to corporate governance, including an evaluation of the adequacy of the mandate of the Board, director independence standards and compliance with the Company’s Code of Business Conduct and Ethics to be adopted upon the consummation of this offering and;

(e)	upholding a comprehensive policy for communications with shareholders and the public at large.

The frequency of meetings of the board of directors and the nature of agenda items may change from year to year depending upon the activities of Pineapple. Our board of directors intend to meet at least quarterly and at each meeting there is a review of the business of Pineapple.

Our board of directors facilitate its exercise of independent supervision over the Company’s management through meetings of the board held for the purposes of obtaining an update on significant corporate activities and plans, both with and without members of the Company’s management being in attendance.

Board Composition; Independence

The Nasdaq Stock Market LLC (“Nasdaq”) requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Paul Baron, Tasis Giannoukakis, Drew Green and Nima Besharat are considered to be independent. Our Board currently consists of seven directors, four of whom are independent.

Board Committees

Our Board directs the management of our business and affairs and conducts its business through meetings of the Board and its standing committees. As of the date hereof, the Board has no committees other than the Audit Committee. In addition to the Audit Committee, we will have a standing compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

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Audit Committee

The Company has formed an Audit Committee comprised of Paul Baron, Drew Green (Chair) and Tasis Giannoukakis. Our Board has affirmatively determined that each meets the definition of “independent director” under the rules of The Nasdaq Capital Market, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of Nasdaq.

The Audit Committee provides assistance to the Board in fulfilling its obligations relating to the integrity of the internal financial controls and financial reporting of the Company. The external auditors of the Company report directly to the Audit Committee. The Audit Committee’s primary duties and responsibilities set forth in the Audit Committee’s charter include the following: (i) reviewing and reporting to the Board on the annual audited financial statements (including the auditor’s report thereon) and unaudited interim financial statements and any related management’s discussion and analysis, if any, and other financial disclosure related thereto that may be required to be reviewed by the Audit Committee pursuant to applicable legal and regulatory requirements; (ii) overseeing the audit function, including engaging in required discussions with the Company’s external auditor and reviewing a summary of the annual audit plan, overseeing the independence of the Company’s external auditor, overseeing the Company’s internal auditor, and pre-approving any non-audit services to the Company; (iii) reviewing with management and the Company’s external auditors the integrity of the internal controls over financial reporting and disclosure; (iv) reviewing management reports related to legal or compliance matters that may have a material impact on the Company and the effectiveness of the Company’s compliance policies; and (v) maintaining, reviewing and updating the Company’s whistleblowing procedures.

Relevant Education and Experience

Each proposed member of the Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

(a)	an understanding of the accounting principles used by the Company to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

(b)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements or experience actively supervising individuals engaged in such activities; and

(c)	an understanding of internal controls and procedures for financial reporting.

For a summary of the experience and education of the Audit Committee members see “Directors and Executive Officers”.

Audit Committee Oversight

At no time since the commencement of the Company’s financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee mandate requires that the Audit Committee pre-approve any retainer of the auditor of the Company to perform any non-audit services to the Company that it deems advisable in accordance with applicable legal and regulatory requirements and policies and procedures of the Board. The Audit Committee is permitted to delegate pre-approval authority to one of its members; however, the decision of any member of the Audit Committee to whom such authority has been delegated must be presented to the full Audit Committee at its next scheduled meeting.

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Compensation Committee

We intend to appoint to our Compensation Committee three directors that will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Compensation Committee will assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving to the Board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the Board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans

Nominating and Corporate Governance Committee

We intend to appoint to our Nominating and Corporate Governance Committee three directors that will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

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Directorships

Some of the directors of the Company serve on the boards of directors of other reporting issuers (or the equivalent) in Canada or foreign jurisdictions. The following table lists the directors of the Company who serve on boards of directors of other reporting issuers (or the equivalent) and the identities of such reporting issuers (or the equivalent).

Name of Director	Reporting Issuers (or the Equivalent)
Drew Green	EMERGE Commerce Ltd. American Aires Inc. Real Luck Group Ltd. Parvis Invest Inc. Gravitas III Capital Corp.

The Board has determined that these inter-locking directorships do not adversely impact the effectiveness of these directors on the Board or create any potential for conflicts of interest. However, certain of the Company’s directors are, or may become, directors, officers or shareholders of other companies with businesses which may conflict with the Company’s business.

Orientation and Continuing Education

The Company has not yet established a formal orientation or education procedure for newly incoming directors. Board members are encouraged to communicate with management and auditors, to keep themselves current with industry trends and developments, and to attend related industry seminars. Board members have full access to the Company’s records.

Code of Business Conduct and Ethics

We have not yet adopted a written Code of Business Conduct and Ethics; however, upon the commencement of this offering, we intend to adopt a formal written Code of Business Conduct and Ethics which emphasizes the importance of matters relating to honest and ethical conduct, conflicts of interest, confidentiality of corporate information, protection and proper use of corporate assets and opportunities, compliance with applicable laws, rules and regulations and the reporting of any illegal or unethical behavior.

Nomination of Directors

The Board has not formed a nominating committee or similar committee to assist the Board with the nomination of directors for the Company. The Board considers itself too small to warrant creation of such a committee; and each of the directors has contacts he can draw upon to identify new members of the Board as needed from time to time. The Board will continually assess its size, structure and composition, taking into consideration its current strengths, skills and experience, proposed retirements and the requirements and strategic direction of the Company. As required, the directors of the Company will recommend suitable candidates for consideration as members of the Board.

Compensation

The Board reviews the compensation of its directors and Chief Executive Officer annually. The steps taken by the Company to determine compensation for the directors and officers of the Company are described under the heading “Director and Executive Compensation – Compensation Governance.”

Director Assessment

The Board is responsible for ensuring that an appropriate system is in place to evaluate the effectiveness of the Board as a whole, the individual committees of the Board, and the individual members of the Board and such committees with a view of ensuring that they are fulfilling their respective responsibilities and duties. In connection with such evaluations, each director is required to provide his assessment of the effectiveness of the Board and each committee as well as the performance of the individual directors, annually. Such evaluations take into account the competencies and skills each director is expected to bring to his particular role on the Board or on a committee, as well as any other relevant factors.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board Diversity

The directors serving on our board come from diverse backgrounds that align with our business requirements, help us to address the risks to which our business is subject, and foster sound business judgments. We also believe that the composition of our board now complies with the newly adopted standards for diverse board composition under Nasdaq Listing Rule 5605(f), or the Nasdaq Board Diversity Rule, which rule was approved by the Securities and Exchange Commission on August 6, 2021. Under the rule as approved, “foreign issuers” can meet the diversity requirement with either two female directors or one female director and one director who is an underrepresented individual based on national, racial, ethnic, indigenous, cultural, religious or linguistic identity in its home country or LGBTQ+. Companies with five or fewer directors can meet the requirement by having at least one director who meets the definition of “diverse” under the new rule. The requirements will become effective from August 7, 2023.

The company will be relying on rules applicable to U.S. domestic companies The Company intends to meet the diversity objective as set out in Nasdaq’s Board Diversity Rule 5605(f).

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets out the compensation paid or payable to the Named Executive Officers (“NEO”) of the Company during the last two fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Shubha Dasgupta,	2022	189,288	$	$0		$0	$0	$0	$11,357	200,645
Chief Executive Officer	2021	189,288				282,399			11,357	483,044
Rupen Shah (1),	2022	185,344	$	$0		$92,468	$0	$0	$6,625	284,437
Chief Financial Officer	2021
Christa Mitchell,	2022	189,288	$	$0		$0	$0	$0	$11,357	200,645
Chief Strategy Officer	2021	189,288	$	$0		$72,877	$0	$0	$11,357	273,522
Kendall Marin, President and	2022	189,288	$	$0	$				11,357	200,645
Chief Operating Officer	2021	189,288	$	$0		$282,399	$0	$0	$11,357	483,044

Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of the NEOs and directors as of the end of the fiscal year ended August 31, 2022.

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities. Underlying Unexercised Options (#) Exercisable	Weighted Average Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Shubha Dasgupta,	123,485	370,456	$0.95	June 14, 2026	N/A	N/A
Chief Executive Officer and Director

Tasis Giannoukakis,	9,958	29,876	$0.95	June 14, 2026	N/A	N/A
Director

Drew Green,	99,585	298,755	$0.95	June 14, 2026	N/A	N/A
Chairman of the Board

Kendall Marin,	123,485	370,456	$0.95	June 14, 2026	N/A	N/A
President, Chief Operating Officer, and Director

Christa Mitchell,	31,867	95,602	$0.95	June 14, 2026	N/A	N/A
Chief Strategy Officer and Director

Paul Baron,	9,958	29,876	$0.95	June 14, 2026	N/A	N/A
Director

Nima Besharat,	153,207	459,623	$0.95	June 14, 2026	N/A	N/A
Director

Rupen Shah,	175,000	70,000	$0.98	November 15, 2026	N/A	N/A
Chief Financial Officer

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Compensation Governance

The Company has not been a reporting issuer during any financial period to date. The significant elements of future compensation to be awarded or paid to the Company’s directors and/or executive officers, including NEOs, once the Company becomes a reporting issuer is expected to consist primarily of management fees, stock options and cash bonuses. The amount to be paid for each element of compensation will not be based on any formula or specific objective criteria but is expected to be the result of a subjective determination of the Board in consideration of a number of factors, including, but not limited to: the overall financial and operating performance of the Company, each NEO’s individual performance and contribution towards meeting corporate objectives, each NEO’s level of responsibility, each NEO’s length of service, industry comparables and the Company’s ability to pay compensation. Payments may be made from time to time to executive officers, including Named Executive Officers, or companies they control for the provision of consulting or management services. Such services are paid for by the Company at competitive industry rates for work of a similar nature by reputable arm’s length services providers. Following the date of Listing, the Company expects to pay fees for management services pursuant to the terms of the agreement summarized under “Employment, Consulting and Management Agreements” below. Other than the Stock Option Plan, the Company has not established any other long-term incentive plan. Other than 2,206,189 Options under the Stock Option Plan, the Company has no stock options or other incentive securities outstanding; however, the Company may issue more stock options pursuant to its Stock Option Plan. See “Stock Option Plan” below and “Options to Purchase Securities”. In addition, it is anticipated that the Board may award bonuses, in its sole discretion, to executive officers, including NEOs, from time to time.

In assessing the compensation of its directors and executive officers, including the NEOs, the Company does not have in place any formal objectives, criteria or analysis. The general objectives of our compensation strategy are to: (a) compensate management in a manner that encourages and rewards a high level of performance and outstanding results with a view to increasing long term shareholder value; (b) align management’s interests with the long term interests of shareholders; (c) provide a compensation package that is commensurate with other companies to enable us to attract and retain talent; and (d) ensure that the total compensation package is designed in a manner that takes into account the Company’s financial condition and long term interests.

Compensation payable to executive officers and directors is currently reviewed and recommended by the Board, on an annual basis. See “Statement of Corporate Governance – Compensation”. The Company has not established any specific performance criteria or goals to which total compensation or any significant element of total compensation to be paid to any NEO is dependent. Specifically, in the most recently completed financial year, no compensation was directly tied to a specific performance goal such as a milestone or the completion of a transaction, no significant events occurred that significantly affected compensation, and no peer group was formally used to determine compensation. NEOs’ performance is reviewed in light of the Company’s objectives from time to time and such officers’ compensation is also compared to that of executive officers of companies of similar size and stage of development in the Company’s industry. Though the Company does not have pre-existing performance criteria, objectives or goals, it is anticipated that, once the Company becomes a reporting issuer, the Board will review all compensation arrangements and policies in place and consider the adoption of formal compensation guidelines.

Director Compensation

To date, we have not compensated our directors for their service to the Company, except that Drew Green receives monthly compensation of $7,887 and Nima Besharat received monthly compensation of $3,943 until his compensation terminated in February 2022.

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External Management Companies

Other than as disclosed below under “Employment, Consulting and Management Agreements”, the Company has not entered into any agreement with any external management company that employs or retains one or more of the NEOs or directors and, other than as disclosed below, the Company has not entered into any understanding, arrangement or agreement with any external management company to provide executive management services to the Company, directly or indirectly, in respect of which any compensation was paid by the Company.

Stock Options and Other Compensation Securities

As of the date of this prospectus, the Company has granted 2,451,189 Options under the Stock Option Plan to directors and/or NEOs of the Company, 245,000 of which were subsequently forfeited, and no other compensation securities were granted or issued to any director and/or NEO for services provided or to be provided, directly or indirectly, to the Company or any of its subsidiaries.

During the year ended August 31, 2022 there was no exercise of Options granted under the Stock Option Plan or other rights to acquire securities of the Company by NEOs or directors of the Company.

Stock Option Plan

On June 14, 2021 the Board approved our 2487269 Ontario Ltd. Stock Option Plan (the “Stock Option Plan”). As of the date of this prospectus, there are 2,206,1899 options outstanding under the Stock Option Plan.

The purpose of the Stock Option Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified directors, officers, employees and consultants, to reward those individuals from time to time for their contributions toward the long-term goals of the Company and to enable and encourage those individuals to acquire Common Shares as long-term investments. The material features of the Stock Option Plan are reflected in the disclosure below.

Key Terms	Summary
Administration	The Stock Option Plan is administered by the Board, or such director or other senior officer of the Company as may be designated as administrator by the Board. The Board or such committee may make, amend and repeal at any time, and from time to time, such regulations not inconsistent with the Stock Option Plan.

Number of Common Shares	The maximum number of Common Shares issuable under the Stock Option Plan shall not exceed 10% of the number of Common Shares issued and outstanding as of each date on which the Board grants the Option (the “Award Date”) with certain limits on grants to Optionees (as defined in the Stock Option Plan), Optionees who are Insiders (as defined in the Stock Option Plan), Eligible Employees (as defined in the Stock Option Plan) and Optionees conducting Investor Relations Activities (as defined in the Stock Option Plan). The number of Common Shares underlying Options that have been cancelled, that have expired without being exercised in full, and that have been issued upon exercise of Options shall not reduce the number of Common Shares issuable under the Stock Option Plan and shall again be available for issuance thereunder.

Securities	Each Option entitles the holder thereof (an “Option Holder”) to purchase one Common Share at an exercise price determined by the Board.

Participation	Any director, senior officer, management company, employee or consultant of the Company (including any subsidiary of the Company), as the Board may determine.

Exercise Price	The exercise price of an option will be determined by the Board in its sole discretion, provided that the exercise price will not be less than the Discounted Market Price (as defined in the Stock Option Plan).

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Exercise Period	The exercise period of an Option will be the period from and including the award date through to and including the expiry date that will be determined by the Board at the time of grant (the “Expiry Date”), provided that the Expiry Date of an Option will be no later than the fifth anniversary of the Award Date of the Option, provided that such date does not fall within a blackout period imposed by the Company, and any Options granted to any Optionee who is a Director, Eligible Employee, or other Optionee will expire within 12 months following the date that such Optionee ceases to be engaged in such role.

Cessation of Employment

Subject to certain limitations, in the event that an Option Holder ceases to be a director of the Company or ceases to be employed by the Company, other than by reason of death, the Expiry Date of the Option will be 90 days after the date of such termination, except as otherwise provided in any employment contract. Notwithstanding the foregoing or any employment contract, in no event shall such right be extended beyond the Option Period or one year from the date of termination.

In the event that an Option Holder should die while he or she is still director, senior officer, management company, employee or consultant of the Company, the Expiry Date will be 12 months from the date of death of the Option Holder.

Acceleration Events

If a third party makes a bona fide formal offer to the Company or its shareholders which would constitute an acceleration event, the Board may (i) permit the Option Holders to exercise their Options, as to all or any of such Options that have not previously been exercised (regardless of any vesting restrictions), but in no event later than the Expiry Date of the Option, so that the Option Holders may participate in such transaction; and (ii) require the acceleration of the time for the exercise of the Options and of the time for the fulfilment of any conditions or restrictions on such exercise.

Notwithstanding any other provision of the Stock Option Plan or the terms of any Option, if at any time when Options remains unexercised and the Company completes any transaction which constitutes an acceleration event, all outstanding unvested Options will automatically vest.

Any proposed acceleration of vesting provisions is subject to the policies and necessary approvals of the TSXV, if applicable.

Limitations

The maximum number of Common Shares which may be issued, within any one-year period, to Insiders under the Stock Option Plan, together with any other share-based compensation arrangements of the Company, will be 10% of the total number of Common Shares issued and outstanding. The total number of Options awarded to any one individual in any twelve-month period will not exceed 5% of the issued and outstanding Common Shares of the Company at the Award Date unless the Company has obtained disinterested shareholder approval..

The total number of Options awarded to any one consultant of the Company in any twelve-month period will not exceed 2% of the issued and outstanding Common Shares of the Company at the Award Date unless consent is obtained as set forth in the Stock Option Plan.

The total number of Options awarded to all persons retained by the Company to provide Investor Relations Activities will not exceed 2% of the issued and outstanding Common Shares of the Company, in any twelve-month period, calculated at the Award Date unless consent is obtained as set forth in the Stock Option Plan. Options granted to persons retained to provide Investor Relations Activities will vest in stages over not less than twelve months with no more than one quarter of the options vesting in any three-month period.

Amendments	The Board may from time to time, subject to applicable law and to the prior approval, if required, of the shareholders, relevant stock exchanges or any other regulatory body having authority over the Company or the Stock Option Plan, suspend, terminate or discontinue the Stock Option Plan at any time, or amend or revise the terms of the Stock Option Plan or of any Option granted under the Stock Option Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Stock Option Plan without the consent of that Optionee.

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Employment, Consulting and Management Agreements

As of the date hereof, other than as described below, the Company does not have any contract, agreement, plan or arrangement that provides for payments to the named executive officers (the “NEOs”) at, following, or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in a director or NEO’s responsibilities.

On April 10, 2023, the Company entered into an executive employment agreement with Sarfraz Habib (the “Sarfraz Employment Agreement”) pursuant to which Mr. Habib agreed to serve as the Company’s Chief Financial Officer. In consideration of the services provided by Mr. Habib, the Company agreed to pay a base salary of $155,000 per annum

On March 1, 2022, we entered into a Consulting Services Agreement with Kia Besharat, pursuant to which we pay a fee of $3,943 per month for broad financial and securities advisory services.

We have also entered into an agreement with Drew Green for board fees, pursuant to which we pay a fee of $7,887 per month.

Pension Plan Benefits

The Company does not anticipate having any deferred compensation plan or pension plan that provides for payments or benefits at, following or in connection with retirement.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

There have been no material transactions, or series of related material transactions to which we are a party and in which the other parties include our directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons, except as provided below.

In April, 2021, the Company entered into an agreement with Gravitas Securities Inc. (“Gravitas”), a related party and shareholder, pursuant to which Gravitas agreed to act as an agent for and on behalf of the Company in connection with the 2021 private placement. In connection with the 2021 private placement. the Company issued 3,536,175 common shares with a fair value of $2,451,227 and paid a cash fee approximately $792,600 to Gravitas for services received.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective immediately upon the execution of the underwriting agreement for this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

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PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our Common Shares for:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding Common Shares,
●	each of our directors,
●	each of our named executive officers, and
●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any Common Shares over which the individual has sole or shared voting power or investment power as well as any Common Shares that the individual has the right to subscribe for within 60 days of May 10, 2023, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all Common Shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 6,306,978 Common Shares outstanding at as of May 10, 2023. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Pineapple Financial Inc., 67 Mowat Avenue, Suite 122, Toronto, Ontario M6K 3E3.

		Percentage of Shares Beneficially Owned
Name	Shares Beneficially Owned before Offering	Before Offering	After Offering(1)
Directors and Named Executive Officers
Shubha Dasgupta (1)	846,154	13.4%	11.2%
Sarfraz Habib	-	-
Christa Mitchell	230,770	3.7%	3.1%
Kendall Marin	846,154	13.4%	11.2%
Drew Green (2)	692,308	11.0%	9.2%
Paul Baron	64,103	1.0%	*
Tasis Giannoukakis	89,744	1.4%	*
Nima Besharat (3)	25,652	*	*
All Directors and Officers as a group (8 persons)	2,794,873	44.3%	37.0%
5% Stockholders
Prodigy Capital Corp. (4)	717,949	11.4%	9.5%

* Less than 1%

(1)	Assumes (i) no exercise by the underwriter of its option to purchase additional Common Shares to cover over-allotments, if any; (ii) no exercise of the representative’s warrants; (iii) 1,250,000 Common Shares sold in this offering; and (iv) the planned 1-for 3.9 reverse split.
(2)	The shares beneficially owned by Shubha Dasgupta are directly held by 5032771 Ontario Inc., an entity controlled by Mr. Dasgupta
(3)	The shares beneficially owned by Drew Green are directly held by DREWGREEN.CA INC., an entity controlled by Mr. Green.
(4)	The shares beneficially owned by Nima Besharat are directly held by Break Point Ventures Ltd., an entity controlled by Mr. Besharat.
(5)	Kia Besharat, principal of Prodigy Capital Corp., has the power to vote or dispose of the shares held of record by Prodigy Capital Corp., and may be deemed to beneficially own those shares.

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DESCRIPTION OF SECURITIES

General

Our authorized common share capital consists of an unlimited number of Common Shares without par value. As of the date of this Prospectus, there are 6,306,978 Common Shares issued and outstanding, which number excludes:

●	1,652,988 Common Shares issuable upon the exercise of outstanding Warrants;
●	565,689 Common Shares issuable upon the exercise of outstanding Options.

Common Shares

Holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the Shareholders, and each Common Share confers the right to one vote, provided that the shareholder is a holder on the applicable record date declared by the Board. The holders of Common Shares, subject to the prior rights, if any, of any other class of shares of the Company, are entitled to receive such dividends in any financial year as the Board may determine. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Company, the remaining property and assets of the Company. The Common Shares are not subject to call or assessment rights, redemption rights, rights regarding purchase for cancellation or surrender, or any pre-emptive or conversion rights.

Warrants

As of the date of this prospectus, a total of 1,550,925 warrants were issued and outstanding of which 132,943 were issued to compensate brokers for fiscal advisory services (collectively, the “Warrants”). The Warrants are each exercisable into one Common Share at a weighted average exercise price of $3.94. The Warrants are exercisable until the date that is the earlier of (i) five years from the date of issuance, and (ii) the date that is 24 months from the date of a Liquidity Event. In addition, of the 132,943 warrants issued to compensate brokers for fiscal advisory services, 100,651 common share purchase warrants are issued and outstanding, which entitle the holder thereof to acquire one common share of the Company for a price of CAD$2.925 for a period of 2 years from the date of Liquidity Event.

As of the date of this prospectus, a total of 103,015 compensation warrants were issued and outstanding, which were issued to compensate brokers in connection with the Company’s brokered and non-brokered private placements (collectively, the “Compensation Warrants”). Each Compensation Warrant is exercisable into one Compensation Unit at an exercise price of $CAD 4.88 per Common Unit until the date that is 24 months from the date of a Liquidity Event (as defined herein). Each Compensation Unit consists of one Common Share and one-half of one Compensation Unit Warrant, with each Compensation Unit Warrant exercisable into one Common Share at an exercise price of $CAD 7.29 per Common Share until the date that is the earlier of (i) five years from the date of issuance, and (ii) the date that is 24 months from the date of a Liquidity Event.

“Liquidity Event” means (i) the listing of the Common Shares on the Toronto Stock Exchange (the “TSX”), the TSX Venture Exchange (the “TSXV”), the Canadian Securities Exchange (the “CSE”), or any other exchange as determined by the Company, or (ii) a transaction with a capital pool company or other company that is a reporting issuer in at least one jurisdiction of Canada by way of plan of arrangement, amalgamation, reverse take-over, qualifying transaction, or any other business combination or other similar transaction pursuant to which the Common Shares (or the common shares of the resulting issuer) are listed on the TSX, the TSXV, the CSE, or any other exchange as determined by the Company, and (iii) a sale of all or substantially all of the assets of the Company to a person other an affiliate of the Company; or (iv) a transfer of the Common Shares, a reorganization, amalgamation or merger or a plan of arrangement involving the Company, other than solely involving the Company and one or more of its affiliates, as a result of which the persons who were the beneficial owners of the Common Shares immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of the resulting voting shares on a fully-diluted basis.

Listing

The Company will apply to list the Common Shares on Nasdaq under the symbol “PAPL”. If our Common Shares are not approved for listing on Nasdaq, we will not consummate this offering. No assurance can be given that our application will be approved.

Transfer Agent and Registrar

The registrar and transfer agent for the Common Shares is Endeavor Trust Corporation and its principal office is 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our Common Shares, and a liquid trading market for our Common Shares may not develop or be sustained after this offering. Future sales of substantial amounts of our Common Shares in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Common Shares in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our Common Shares and our ability to raise equity capital in the future.

After completion of this offering, we will have 7,556,978 shares of Common Shares outstanding, (or 7,744,478 shares if the Underwriters’ option to purchase additional shares is exercised in full, post-split).

All the Common Shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

As of May 10, 2023, all of our outstanding securities totaling 6,306,978 Common Share, 1,550,925 Warrants, 565,690 options, and 103,016 Compensation Warrants, are anticipated to be subject to twelve-month lock-up restriction described under “Underwriting”. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all the shares sold in this offering will be immediately available for sale in the public market (except as described above);

●	beginning twelve months following the date on which the trading of the securities on the Nasdaq commences, at the expiration of the lock-up period for the existing securityholders, all of our currently outstanding Common Shares will become eligible for sale in the public market, of which 3,512,834 shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

Clear Market

The Company will not for a period of up to 360 days from closing of this offering: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company other than registration statements on Forms S-8, S-4 or F-4, or their equivalents; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Lock-Up Agreements

The existing holders of the Company’s outstanding Common Shares, Warrants and Compensation Warrants have agreed to enter into customary “lock-up” agreements pursuant to which such persons and entities shall agree, for a period of 12 months after the closing of this offering, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our Common Shares then outstanding, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our Common Shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our Common Shares pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

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CERTAIN INCOME TAX CONSIDERATIONS

Certain Material U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition by U.S. Holders (as defined below) of the Common Shares offered under this prospectus (the “Offered Shares”) acquired pursuant to this prospectus. This summary does not address tax consequences to investors who are not U.S. Holders. This discussion does not address all potentially relevant U.S. federal income tax considerations applicable to the ownership or disposition by U.S. Holders of the Offered Shares acquired pursuant to this prospectus, and unless otherwise specifically provided, it does not address any state, local or non-U.S. tax considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., alternative minimum tax, net investment income tax, estate tax or gift tax). Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements.

As used herein, the term “U.S. Holder” means a beneficial owner of Offered Shares that, for U.S. federal income tax purposes, is: (1) a citizen or individual resident of the United States; (2) a corporation (or other entity classified as a corporation for U.S. federal tax purposes) organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (4) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds the Offered Shares, the tax treatment of a partner in the partnership or other entity or arrangement will generally depend upon the status of the partner and the activities of the partnership. Prospective investors who are partners in partnerships (or other entities or arrangements treated as partnerships for U.S. federal tax purposes) that are beneficial owners of the Offered Shares are urged to consult their tax advisors regarding the tax consequences of the ownership and disposition of the Offered Shares acquired pursuant to this prospectus.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (IRS) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Offered Shares. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury regulations, all of which are subject to differing interpretations and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly on a retroactive basis. This summary is not binding on the U.S. Internal Revenue Service (the “IRS”), and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

This summary assumes that the Offered Shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), in the hands of a U.S. Holder at all relevant times. This summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder as a result of the ownership and disposition of the Offered Shares acquired pursuant to this prospectus, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules, including, but not limited to, tax-exempt organizations, partnerships and other pass through entities and their owners, banks or other financial institutions, insurance companies, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, persons that hold the Offered Shares as part of a straddle, conversion transaction, constructive sale or other similar arrangements, dealers or traders subject to mark-to-market taxation for the Offered Shares, U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, U.S. expatriates, persons that acquire their common shares as part of a compensation arrangement, persons that hold the Offered Shares other than as a capital asset within the meaning of the Code, or persons that own directly, indirectly or by application of the constructive ownership rules of the Code 10% or more of our shares by voting power or by value.

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THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE TAX ADVICE TO ANY PROSPECTIVE INVESTOR, AND NO REPRESENTATION WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR IS MADE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS RELEVANT TO THEM, IN ORDER TO TAKE INTO ACCOUNT THEIR PARTICULAR FINANCIAL AND TAX CIRCUMSTANCES.

Treatment of the Company as a Domestic Corporation for U.S. Federal Income Tax Purposes

For U.S. federal income tax purposes, a corporation is generally considered to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.

Under such rules, even though the Company is organized as a Canadian corporation, it will be treated as a U.S. domestic corporation for U.S. federal income tax purposes as a result of the Company’s prior acquisition of a United States target corporation and application of the so-called “inversion” rules under Section 7874 of the Code. As such, the Company will be subject to U.S. federal income tax as if it were organized under the laws of the United States or a state thereof. Generally, the Company will be required to file a U.S. federal income tax return annually with the IRS. The Company is also subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Offered Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes. The Company’s status as a domestic corporation for U.S. federal income tax purposes has implications for all shareholders, although only the application to U.S. Holders is discussed in this summary. The remaining discussion contained in this “Certain Material U.S. Federal Income Tax Considerations” assumes that the Company will be treated as a domestic corporation pursuant to Section 7874 of the Code.

Dividends paid on Common Shares

We have never paid dividends with respect to our Common Shares, and have no plan to do so in the foreseeable future.

In the event our dividend policy were to change, the following discussion addresses the U.S. tax consequences of any dividends we might distribute. Subject to the PFIC rules described below, any cash distributions (including constructive distributions) paid with respect to our common shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution will generally be treated as a “dividend” for U.S. federal income tax purposes. Under current law, a non-corporate recipient of a dividend from a “qualified foreign corporation” will generally be subject to tax on the dividend income at the lower applicable net capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided certain holding period and other requirements are met.

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Sale, Exchange or Other Disposition of Common Shares

Upon a sale, exchange or other taxable disposition of a security, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, determined by reference to the spot rate of exchange on the date of the sale, exchange or disposition) and the U.S. Holder’s adjusted tax basis of such security. Such gain or loss will be a long-term capital gain or loss if the U.S. Holder’s holding period in such security exceeds one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. Long-term capital gains of certain non-corporate taxpayers are eligible for reduced rates of taxation. For both corporate and non-corporate taxpayers, limitations apply to the deductibility of capital losses. To the extent a U.S. Holder pays any Canadian tax on a sale, exchange or disposition of Offered Shares or Warrants, a U.S. foreign tax credit may not be available. See “Foreign Tax Credit Limitations” below.

Tax on Net Investment Income

U.S. Holders may be subject to an additional 3.8% Medicare tax on some or all of such U.S. Holder’s “net investment income”. Net investment income generally includes income from the shares unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this tax may have, if any, on your acquisition, ownership or disposition of common shares.

Foreign Tax Credit Limitations

Because the Company is subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its securities. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source.

The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition securities by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Common Shares constitute a taxable Canadian property within the meaning of the Canadian Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder may be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds common shares, unless the holder makes a mark-to-market election (as described below), such holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any “excess distribution” that we make to the holder (which generally means any distribution paid during a taxable year to a holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the holder’s holding period for the shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of our common shares.

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Under the PFIC rules:

●	The excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the common shares;
●	The amount of the excess distribution or gain allocated to the taxable year of the distribution or disposition and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income; and
●	The amount of the excess distribution or gain allocated to each taxable year other than the taxable year of the distribution or disposition or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If we are a PFIC for any taxable year during which a U.S. Holder holds common shares and any of our non-U.S. subsidiaries is also a PFIC, such holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined in the Code and the regulations) in a PFIC may make a mark-to-market election with respect to such shares, provided that the shares “regularly traded” (as defined in the Code and the regulations) on a national securities exchange, such as The Nasdaq Capital Market where we have applied for the shares to be listed. No assurances may be given regarding whether the common shares will qualify or, if so qualified, will continue to be qualified, as being “regularly traded” for purposes of the Code and the regulations. If a U.S. Holder makes a mark-to-market election, such U.S. Holder will generally (i) include as ordinary income, for each taxable year that we are a PFIC, the excess, if any, of the fair market value of the common shares held at the end of the taxable year over the adjusted tax basis of such shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the shares over the fair market value of such shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s tax basis in the common shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of common shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. U.S. Holders should consult their tax advisors regarding the availability of a mark-to-market election with respect to such shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to its holding of shares of our common stock may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any of our non-U.S. subsidiaries that is classified as a PFIC.

We do not intend to provide information necessary for any U.S. Holder to make a “qualified electing fund” election, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above. However, as described above under “Passive Foreign Investment Company Considerations,” it is not presently expected that we will be classified as a PFIC for the 2022 taxable year or the foreseeable future.

As discussed above under “Dividends Paid on Common Shares”, dividends paid in respect of shares of our common stock will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for either the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns shares during any taxable year that we are a PFIC, such holder must file an annual information return on Form 8621 with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax consequences of purchasing, holding, and disposing shares of our common stock should we be or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

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Information Reporting and Backup Withholding

Dividends on and proceeds from the sale or other disposition of securities may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if (1) the U.S. holder fails to provide an accurate taxpayer identification number or otherwise establish a basis for exemption, (2) the U.S. Holder is notified by the IRS that backup withholding applies, or (3) the payment is described in certain other categories of persons.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. U.S. Holders should consult with their own tax advisors regarding their reporting obligations, if any, as a result of their acquisition, ownership, or disposition of our Common Shares.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH U.S. HOLDER OF OFFERED SHARES SHOULD CONSULT ITS TAX ADVISOR AS TO THE CONSEQUENCES OF AN INVESTMENT IN THE COMPANY IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Certain Canadian Tax Consequences for Canadian and Non-Canadian Investors

This summary is based on the provisions of the Canadian Tax Act in force as of the date hereof and our understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary considers all the Proposed Amendments and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise consider or anticipate any changes in law or administrative policy whether by legislative, regulatory, administrative, or judicial action nor does it consider tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Taxes apply only when the taxpayers sell the shares. As Canadian residents, they must pay Canadian income taxes on their worldwide investment income.

For the income tax concerns, an FPI a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes is not necessarily defined. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. company is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is considered. Interests in less than 25% owned corporations are treated as passive assets.

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For “Canadian Holder” – The resident in Canada for tax purpose

Residency consideration

For tax law purposes, a public corporation is generally defined in the Income Tax Act as a corporation resident in Canada the shares of which are listed on a designated stock exchange in Canada (including the Toronto Stock Exchange (TSX), Tiers 1 or 2 of The TSX Venture Exchange, the Montreal Exchange, the Canadian National Stock Exchange, and the NEO Exchange (formerly, the Aequitas NEO Exchange). Therefore, a corporation that only has its securities listed only on a foreign exchange does not fall with this definition of “public corporation”. The company is therefore not a “public corporation” for Canadian tax law purposes.

Dividends

Dividends from shares of Canadian public corporations that trade on a U.S. stock exchange will generally not be subject to U.S. non-resident withholding tax. Dividends from Canadian public corporations are considered Canadian dividends regardless of what stock exchange they trade on.

Under the Income Tax Act, Canadian residents who invest in shares which are traded on U.S. stock exchanges are not required to file a U.S. income tax return because of these investments, unless there is some other reason (e.g., U.S. citizen) for filing a U.S. income tax return. All income and capital gains from the foreign shares will be reported on taxpayer’s Canadian income tax return. There will be withholding tax deducted from the foreign dividends at the time they are paid, which the taxpayer can at least partially recover by claiming a foreign non-business tax credit. If the shares are in a registered account such as an RRSP or RRIF, there is often no withholding tax. When the foreign shares are in a TFSA, withholding tax will be deducted, and cannot be recovered. U.S. estate tax may be payable by Canadian residents on U.S. assets owned at the time of death, including shares in U.S. corporations.

The dividend income received from foreign corporations does not qualify for a dividend tax credit, so tax is paid on 100% of the dividend (before deduction of withholding tax), when filing the Canadian tax return, and the adjusted cost base (“ACB”) of purchased foreign shares must be calculated in Canadian dollars. If Canadian funds were transferred to pay for the purchase, use the exchange rate charged in the transfer. If foreign funds were used to purchase or sell shares, Canada Revenue Agency (“CRA”) now indicates that the exchange rate on the settlement date should be used to convert to Canadian dollars.

Distributions made by foreign non-resident corporations to Canadian shareholders are normally considered foreign dividends, 100% taxable. When distributions from U.S. shares are categorized as capital gains or return of capital for US taxpayers, they will still be considered fully taxable to Canadian taxpayers. For a distribution from a non-resident corporation to be considered a return of capital for Canadian tax purposes, and thus reduce ACB under s. 53(2)(b)(ii) of the ITA, the distribution would have to be considered a return of capital under corporate tax law and not US tax law. This would also apply to foreign (non-resident) mutual funds or exchange traded funds. There is an exception in some cases when the non-resident corporation is a “foreign affiliate” of the Canadian taxpayer. One of the criteria for a foreign affiliate is that the Canadian taxpayer owns at least 1% of the equity of the non-resident corporation.

The dividend income must be converted to Canadian dollars to determine the amount to include in the inclusion of the income. The taxpayer can convert using the exchange rates on the dates of the foreign dividend income is received, or he/she can use the average annual exchange rate, as published by the Bank of Canada, for all the dividends received in the year.

For investors who are the corporate entity, the taxation of investment income may consist of income from property, which would include things like rentals, interest, dividends, and royalties. The corporate income tax rate on capital gains is 50% of the tax rate on investment income, because only 50% of a capital gain is taxable. When the principal business of a corporation is to earn investment income (income from property), the corporation is usually considered a specified investment business, and is not eligible for the small business deduction.

There is no gross-up or dividend tax credit for dividends received by a corporation. Dividends received from Canadian corporations may be deductible under s. 112 of the Income Tax Act (ITA), but Part IV tax (ITA s. 186-187) may be payable on these dividends at a tax rate of 38 1/3% (33 1/3% for taxation years ending before 2016) of the dividends received. Part IV tax becomes part of the corporation’s refundable dividend tax on hand (RDTOH). RDTOH is available as a dividend refund to the corporation when dividends are paid to shareholders of private corporations.

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Under trust law in Canada, a capital gain realized by a trust is generally considered to be part of the capital of the trust. For income tax purposes, however, a taxable capital gain realized by a trust is included in computing its income. All or part of the amount of a taxable capital gain realized by a trust may, under certain circumstances, be included in the income of one or more of its beneficiaries under one of the provisions since such an amount included in the income of a beneficiary will also have been included in the trust’s income, a corresponding deduction could then be claimed. Any amount of a taxable capital gain realized by a trust that is paid or payable to a beneficiary is included in the beneficiary’s income.

Also, although a taxable capital gain may not form part of trust income under trust law, it does enter into the calculation of “accumulating income” (as defined in the Income Tax Act) and thus an amount of a taxable capital gain can be included in the income of a preferred beneficiary by means of a subsection 104(14) preferred beneficiary election. The actions taken by the trustees of the trust that cause an amount of a taxable capital gain to be included in the income of a beneficiary should not contravene the terms of the trust indenture.

Tax Treaty

Tax treaties act to eliminate double taxation by:

●	specifying each country’s right to tax or not tax particular types of income, and/or
●	requiring one of the countries to grant tax credits for tax already paid on the income.

Tax treaties override the provisions of the Income Tax Act (ITA) of Canada and are relevant to both residents and non-residents of Canada with respect to a particular transaction or series of transactions, taxpayers need  to first consult the ITA and then consider the provisions of the applicable tax treaty. Tax treaty to taxation of foreign-source income, while non-residents of Canada need to consider tax treaties as they apply to Canadian-source income earned and/or because of proximity to the United States, the tax treaty between Canada and the U.S. (Canada-U.S. Tax Convention) is most relevant for Canadian resident taxpayers earning Canadian-source income.

There are some examples of issues addressed in the Canada-U.S. Tax Convention:

●	Tie-breaker rules for establishing residency of an individual or a corporation where that individual or corporation is considered resident of both Canada and US
●	A definition of a permanent establishment for the purpose of determining whether a Canadian resident is carrying on business in the U.S. or Canada
●	Withholding tax rates for U.S. dividends or interest earned by a resident of Canada.

A Canadian resident is entitled to a lower withholding rate of 15% under a treaty between the two countries if they have filed a form W-8 BEN (IRS: Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting) with the brokerage where they hold the investments.

Capital Gains and Losses

Under the Income Tax, a capital gain or loss is the gain or loss resulting from the sale of property, such as stocks, bonds, art, stamp collections, real estate, and promissory notes. Gains or losses from bad debts, foreign exchange and call and put options are also normally considered capital gains or losses.

Capital gains on sale of U.S. securities Withholding tax is generally not withheld on capital gains realized on the sale or redemption of shares of a U.S. corporation. The capital gain or loss is taxable in Canada and will receive the same beneficial tax treatment that the sale of Canadian shares would receive (i.e., 50% capital gains/losses inclusion rate).

Certain types of corporate actions (i.e., takeovers, mergers, spin-offs, etc.) involving shares in the U.S. and other foreign corporations may be non-taxable for Canadian tax purposes. Every corporate action is unique, and taxpayer will need to review the transaction prior to taking any action in respect to the security.

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A loss on shares or debt may be considered a business investment loss instead of a capital loss, in certain circumstances.

A taxable capital gain is 50% of a capital gain. The capital gain or loss is calculated by deducting the original cost of the asset from the proceeds received on the sale of the asset. Because only 50% of the gain is taxable, less tax is paid on capital gains than on income such as interest.

An allowable capital loss is 50% of a capital loss. It can only be used to reduce or eliminate taxable capital gains, except in the year of a taxpayer’s death or the immediately preceding year, when it can be used to reduce other income.

Foreign Tax Credit (FTC)

Generally, subsection 126(1) of the Act permits a Canadian resident taxpayer to deduct from the tax otherwise payable for a taxation year, a foreign tax credit in respect of “non-business income tax” (as defined in subsection 126(7) of the Act) paid by the taxpayer for the taxation year, and FTC separate foreign tax credit calculations under subsection 126(1) must be made for each country, and the tax paid to USA may only be credited against Canadian taxes otherwise payable in respect of non-business income from sources in USA.

Generally, when determining the source of a capital gain from the disposition of shares for foreign tax credit purposes, certain factors as outlined in paragraph 1.65 of the Folio would be taken into consideration. However, where Canada has entered into a tax treaty with the country to whom taxes are paid, consideration must be given as to whether the provisions of the treaty may affect and modify the general sourcing rule. In general terms, Canada provides a foreign tax credit for taxes payable in the U.S. on profits, income or gains from sources in U.S., subject to the existing provisions of the law of Canada.

Foreign Currency Purchase and Sale of Securities

Individuals will most commonly encounter foreign exchange gains or losses when they are involved in purchasing or selling securities with settlement amounts denominated in a foreign currency. For purposes of distinguishing between ordinary capital gains and those that can be classified under ITA 39(2) as being in respect of foreign currencies, IT-95R provides the following examples of the time when the Department considers a transaction resulting in the application of ITA 39(2) to have taken place:

(a) At the time of conversion of funds in a foreign currency into another foreign currency or into Canadian dollars.

(b) At the time funds in a foreign currency are used to make a purchase or a payment in such a case the gain or loss would be the difference between the value of the foreign currency expressed in Canadian dollars when it arose, and its value expressed in Canadian dollars when the purchase or payment was made.

“Non-Canadian Holder”

A non- resident in Canada for tax purposes (1) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention. (2) deals at arm’s length with us, and (3) does not use or hold, and is not deemed to use or hold, common shares in connection with carrying on a business in Canada; (such holder, a “Non-Canadian Holder”).

While the basic approach to the assessment of income tax in Canada is to assess tax on Canadian residents, under certain circumstances non-residents can be required to pay Canadian income taxes. As listed in that subsection, non-residents are responsible for:

●	income earned while carrying on a business in Canada.
●	employment income earned in Canada; and
●	gains and losses resulting from dispositions of Taxable Canadian Property

Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on a business in Canada and elsewhere.

For Canada/U.S. Tax Treaty on Dividend Payments purpose, and under ITA Part XIII Rules, most types of dividends are subject to the 25 percent Part XIII tax. This includes capital dividends, even though they are not subject to tax when received by Canadian residents. While there is nothing in the Canada/U.S. tax treaty to prevent the application of this tax to U.S. residents, the treaty serves to reduce the applicable rate. In this case, there are two different reduced rates, depending on the percentage of the dividend paying corporation that is owned by the non-resident recipient.

5 Percent Rate If the U.S. resident recipient is a corporation and owns 10 percent or more of the voting shares of the resident Canadian company that is paying the dividend, the applicable rate is only 5 percent. This 5 percent rate for inter-corporate dividends reflects a view that dividend payments between parent companies and their subsidiaries should be less heavily taxed to encourage international trade and investment.

15 Percent Rate Other dividends paid by resident Canadian companies to shareholders who are U.S. residents are subject to the Part XIII withholding tax at a reduced rate of 15 percent.

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UNDERWRITING

EF Hutton, division of Benchmark Investments, LLC (the “Representative”), is acting as representative of the underwriters of the offering. We have entered into an underwriting agreement with the Representative (the “underwriting agreement”) with respect to the offering of Common Shares. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter named below has severally agreed to purchase, at the initial public offering price of the Common Shares, less the underwriting discounts set forth on the cover page of this prospectus, the number of Common Shares listed next to its name in the following table:

Number of Common Shares
EF Hutton, division of Benchmark Investments, LLC
Total

The underwriters are committed to purchase all of the securities offered by us other than those covered by the over-allotment option to purchase additional Common Shares described below, if it purchases any Common Shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Common Shares, subject to prior sale, when, as, and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional [●] Common Shares at a price per share equal to the initial public offering price less, underwriting discounts and commissions, to cover over-allotments, if any.

Discounts, Commissions and Expenses

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Total
	Per share	Without Over-Allotment Option	With Over-Allotment Option Exercised in Full
Initial public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

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The underwriters propose to offer the securities offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less an expected concession of ___% of the purchase price per unit. If all of the shares offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay the following expenses of the Underwriters relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Common Shares with the Commission; (b) all fees and expenses relating to the listing of the Common Shares on Nasdaq and such other stock exchanges as the Company and the Representative together determine, including any fees charged by DTC; (c) all fees, expenses and disbursements relating to the registration or qualification of the Common Shares under “blue sky” or securities laws of such states of the United States of America and other jurisdictions designated by the Representative, including the reasonable fees and expenses of the Representative’s “blue sky” counsel; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions designated by the Representative; (e) the costs of all mailing and printing of the underwriting documents Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (f) the costs and expenses of a public relations firm; (g) the costs of preparing, printing and delivering certificates representing the Common Shares; (h) fees and expenses of the transfer agent for Common Shares (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; (l) all filing fees and communication expenses associated with the review of the offering by FINRA; (m) all fees, expenses and disbursements relating to background checks of our directors and officers in an amount not to exceed $15,000 in the aggregate; (n) expenses incurred by the Underwriters for any roadshow for the offering up to $20,000; (o) the cost associated with the Representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering up to $29,500; (p) the costs associated with bound volumes of the offering materials as well as commemorative mementos and Lucite tombstones in an aggregate amount not to exceed $5,000 and (q) the fees of counsel to the underwriters in an amount not to exceed $135,000, and (r) to the extent approved by the Company in writing, the costs associated with post-Closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times.

We have paid a $25,000 advance to the Representative, which shall be applied against actual out-of-pocket-accountable expenses, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C). Additionally, one percent (1.0%) of the gross proceeds of the offering shall be provided to the Underwriters for non-accountable expenses.

Representative’s Warrants

We have agreed to issue warrants to the Representative, upon the closing of this offering, which entitle it to purchase up to 3% of the total number of Common Shares being sold in this offering (the “Representative’s Warrants”). The exercise price of the Representative’s Warrants is equal to 100% of the offering price of the Common Shares offered hereby. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six months from the effective date of the registration statement for this offering (the “Initial Exercise Date”). The Representative’s Warrants and the Common Shares underlying the warrants are deemed underwriting compensation by FINRA rules and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative’s Warrants may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days following the effective date of the registration statement for this offering, except that they may be assigned, in whole or in part, to any officer or partner of the representative, and to members of the underwriting syndicate or selling group (or to officers or partners thereof), or as otherwise permitted, in compliance with Rule 5110(g)(2) of FINRA. The Representative’s Warrants will contain a provision for one demand registration of the sale of the underlying ordinary shares at our expense. The demand for registration may be made at any time. In addition, the Representative’s Warrants will contain a provision for unlimited “piggyback” registration rights. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock split or other corporate events and as otherwise permitted under Rule 5110(f)(2)(G) of FINRA.

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Right of First Refusal

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of nine (9) months after the closing of the offering, the Representative shall have a right of first refusal to act as lead managing underwriter and book-runner or minimally as a co-lead manager and co-book-runner and/or co-lead placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries.

Tail Financing Payments

We have also agreed that if, within nine (9) months following the closing of the offering, we complete any financing of equity, equity-linked or debt securities, or other capital raising activity with any of the investors introduced to us by the Representative in connection with this offering, then we will pay to the representative 7% of the gross proceeds received from such investors upon the closing of such offering, subject to certain exceptions.

Pricing of the Offering

Prior to this offering, there has been no public market for our Common Shares. The initial public offering price will be determined by negotiations between us and the representative of the underwriters. In determining the initial public offering price, we and the representatives of the underwriters expect to consider a number of factors including:

●	the information set forth in this prospectus and otherwise available to the representatives;
●	our prospects and the history and prospects for the industry in which we compete;
●	an assessment of our management;
●	our prospects for future earnings;
●	the general condition of the securities markets at the time of this offering;
●	the recent market prices of, and demand for, publicly traded common equity of generally comparable companies; and
●	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for Common Shares, or that Common Shares will trade in the public market at or above the initial public offering price.

Discretionary Accounts

The underwriters do not intend to confirm sales of the Common Shares offered hereby to any accounts over which they have discretionary authority.

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Lock-Up Agreements

Existing holders of all of our outstanding Common Shares, Warrants, options and Compensation Warrants have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into or exercisable for Common Shares for 12 months after the closing of this offering. This means that, during the lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, subject to certain customary exceptions. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the Representative, for a period of 360 days from the date of this prospectus.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Listing

We have applied to have the Common Shares offered hereby listed on the Nasdaq Capital Market under the symbol “PAPL”. There is no assurance that such application will be approved.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over- allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over- allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters, and selling group members may engage in passive market making transactions in our securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

From time to time, the Representative and/or its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us for which they would expect to receive customary fees and commissions.

In addition, in the ordinary course of its business activities, the Representative and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Representative and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

75

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements), and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.

In the United Kingdom, this document may be distributed only to, and directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

76

LEGAL MATTERS

Certain legal matters relating to the offering as to Canadian law will be passed upon for us by Cartel & Bui LLP,  Toronto, Ontario. Certain matters as to U.S. federal law and the law of the State of New York in connection with this offering will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Lucosky Brookman LLP has acted as counsel for the underwriters with respect to this offering.

EXPERTS

The financial statements of the Company as of and for the fiscal years ended August 31, 2022 and August 31, 2021 included in this prospectus have been audited by MNP LLP, independent registered public accounting firm as set forth in their report thereon appearing elsewhere herein, and included in reliance on such report upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Common Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, and other information are available for inspection and copying at the website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

77

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Interim Consolidated Balance Sheets August 31, 2022 and February 28, 2023 (Unaudited)	F-2
Consolidated Interim Consolidated Statements of Operations and Comprehensive Loss (Unaudited) for the Three and Six Month Periods Ended February 28, 2023	F-3
Consolidated Interim Consolidated Statements of Changes in Shareholders’ Equity – Unaudited for the Three and Six Month Periods Ended February 28, 2023	F-4
Consolidated Interim Consolidated Statements of Cash Flow - Unaudited for the Three and Six Month Periods Ended February 28, 2023	F-5
Notes to Condensed Interim Consolidated Financial Statements for the period ended February 28, 2023 - Unaudited	F-6
Report of Independent Registered Public Accounting Firm MNP LLP PCAOB ID: 1930	F-17
Consolidated Balance Sheets for the Years Ended August 31, 2022 and August 31, 2021	F-19
Consolidated Statements of Operations and Comprehensive (Loss) Income	F-20
Consolidated Statements of Shareholders’ Equity	F-21
Consolidated Statements of Cash Flows	F-22
Notes to Consolidated Financial Statements	F-23

F-1

Pineapple Financial Inc.

Condensed Interim Consolidated Financial Statements (Unaudited)

For the three and six month periods ended February 28, 2023

(Expressed in US Dollars)

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-2

Pineapple Financial Inc.

Condensed Interim Consolidated Statements of Operations and Comprehensive Loss - Unaudited

(Expressed in US Dollars)

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-3

Pineapple Financial Inc.

Condensed Interim Consolidated Statements of Changes in Shareholders’ Equity - Unaudited

(Expressed in US Dollars)

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-4

Pineapple Financial Inc.

Condensed Interim Consolidated Statements of Cash Flow - Unaudited

(Expressed in US Dollars)

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-5

1.	Description of business

Pineapple Financial Inc. (the” Company”) is a leader in the Canadian mortgage industry, breaking the mold by focusing on both the long-term success of agents and brokerages, as well as the overall experience of homeowners. With over 600 brokers within the network, the Company utilizes cutting-edge cloud-based tools and AI-driven systems to enable its brokers to help Canadians realize their ultimate dream, owning a home.

The Company was incorporated in 2006, under the Ontario Business Corporations Act. The Company’s head office is located at 200-111 Gordon Baker Road, North York, ON, Canada.

Impact from the global inflationary pressures leading to higher interest rates

During the first quarter of 2022, due to inflationary pressures that were felt around the globe, central banks all over the world increased interest rates steadily to reduce these pressures. The impact on the real estate market has been to reduce the price wars, bidding, and control over the runaway prices. This has led to modifications in all businesses associated with real estate including the Company. With the interest rates increases which reduces prices has led to reduced volume for the Company, seasonality kicked in which is the increase in financing that is experienced from March to October in Canada has offset the interest rates increase paradigm. It is unknown how long the increased interest rates will last. The Company determined that there were no material expectations of increased credit losses, and no material indicators of impairment of long-term assets.

2.	Significant accounting policies

Basis of Presentation

The Company’s condensed interim consolidated financial statements have been prepared in accordance with US Generally Accepted Accounting Principles (“GAAP”) and Securities and Exchange Commission (“SEC”) rules and regulations and include the accounts of the Company and its consolidated subsidiaries. These unaudited condensed interim consolidated financial statements do not include all disclosures normally provided in annual financial statements and should be read in conjunction with the Company’s audited consolidated financial statements for the year ended August 31, 2022. Accordingly, accounting policies, estimates, and judgements applied are the same as those applied in the Company’s financial statements for the year ended August 31, 2022, unless otherwise indicated. The Company assesses its accounting estimates and judgements every reporting period.

The condensed interim consolidated financial statements were authorized for issue by the Board of Directors on April 28, 2023.

F-6

2.	Significant accounting policies (continued)

Basis of preparation, functional and presentation currency

The condensed interim consolidated financial statements have been prepared in accordance with US GAAP applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business on the historical cost basis except for certain financial instruments that are measured at fair value. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

All financial information is presented in US Dollars (“USD”) as the Company’s presentation currency and functional currency is in Canadian dollars (“CAD”). The interim financial statements are condensed and should be read in conjunction with the Company’s latest annual year-end consolidated financial statements for the year ended August 31, 2022. It is management’s opinion that all adjustments necessary for a fair statement of the results for the interim period has been made, and all adjustments are of a recurring nature or a description of the nature of and any amount of any adjustments other than normal recurring nature has been stated. Sufficient disclosures have been so as to not make the interim financial information misleading. There are no prior-period adjustments in these condensed interim consolidated financial statements.

Operating segments

The Company operates as one operating segment which is reported in a manner consistent with the internal reporting provided to the chief operating decision-makers. The chief operating decision-makers are responsible for the allocation of resources and assessing the performance of the consolidated operating segment and have been identified as the CEO and CFO of the Company.

Basis of consolidation

The condensed interim consolidated financial statements include the accounts of the Company, and its wholly owned subsidiary, Pineapple Insurance Inc and Pineapple National Inc. All transactions with the subsidiary and any intercompany balances, gains or losses have been eliminated upon consolidation. The subsidiary has a CAD functional currency and accounting policies have been applied consistently to the subsidiary.

3.	Significant accounting policy, judgments, estimates and assumptions

Government Grant

Government Grants refer to the monetary or non-monetary assets obtained by the Company from the government, including tax return and financial subsidy.

The Company is eligible for certain grants from the Government of Canada under its Scientific Research and Development tax credit Program (“SRED Program”). The Company recognizes these grants upon confirmation from the Government of their eligibility and amount. Government grants are accounted for as an offset to the operating expenses in the condensed interim consolidated statements of operations and comprehensive loss. The portion of the grant that is related to costs that have been capitalized for the development of internally generated software is recognized as deferred government grant and will be recognized in the condensed interim consolidated statements of operations and comprehensive loss over the useful life of the intangible assets.

Significant accounting Judgements, estimates and assumptions

The preparation of financial statements requires the directors and management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

F-7

3.	Significant accounting judgments, estimates and assumptions (continued)

The following are the critical estimates and judgments applied by management that most significantly affect the Company’s financial statements. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Investments (level 3)

Where the fair values of financial assets and financial liabilities recorded on the statements of financial position, cannot be derived from active markets, they are determined using a variety of valuation techniques. The inputs to these models are derived from observable market data where possible; where observable market data is not available, Management’s judgment is required to establish fair values.

Share based compensation

Management is required to make certain estimates when determining the fair value of stock options awards, and the number of awards that are expected to vest. These estimates affect the amount recognized as stock-based compensation in the statements of income and comprehensive income based on estimates of volatility, forfeitures and expected lives of the underlying stock options which are at a maximum of 36 months vesting period.

Useful life of Assets

Significant judgement is involved in determination of useful life for the property plant and equipment and intangible assets. Management assesses the reasonability of the useful life on an annual basis to record the depreciation of the intangibles and property plant and equipment.

4.	Investment

During the year ended August 31, 2021, the Company purchased an investment in a private company. The Company holds a 5% interest with no significant influence. The investment is recorded at FVTPL using level 3 inputs. The valuation of the Company’s investment is determined based on the most recent private placement financing completed. As at February 28, 2023, the Company recognized a $Nil change in fair value. Change in fair value during the current period due to foreign exchange translation.

F-8

5.	Property and equipment

F-9

6.	Intangible assets

The intangible assets additions in the current period are related to development costs capitalized for internally generated software with a useful life of 5 years.

F-10

7.	Share capital

Authorized share capital

The authorized share capital of the Company consists of an unlimited number of common shares with a nominal par value.

8.	Common share purchase warrants reserve

The following reconciles the warrants outstanding at the beginning and the end of the period:

F-11

9.	Share-based benefits reserve

The Company has a share option plan (the “Plan”) to attract, retain and motivate qualified directors, officers, employees and consultants whose present and future contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance through the award of share options.

Each share option converts into one common share of Pineapple Financial Inc. on exercise. No amounts are paid or payable by the recipient on receipt of the option. The options carry neither rights to dividends nor voting rights. Options may be exercised at any time from the date of vesting to the date of their expiry.

In 2017, the Plan was amended such that the total number of common shares reserved and available for grant and issuance pursuant to the Plan is to equal 10% of the issued and outstanding common shares of the Company.

Options granted on June 14, 2021, vest over a 2-year period whereby 25% of the options granted vested on the date of grant, and the remaining unvested options vest in equal installments every 6-months thereafter. The fair value of stock options granted was $1,317,155. For the six-month period ended February 28, 2023, stock based compensation expense of $57,256 was recognized (February 28, 2022 - $445,337).

The Chief Financial Officer was granted 245,000 Stock options on November 15, 2021 as part of his compensation package. The options vest over a 3-year period whereby 35,000 of the options granted vested on the grant date and the remaining unvested options vest in equal installments every 6-months thereafter. The fair value of the stock options granted was $141,885. The Chief Financial Officer options were forfeited and a recovery on stock based compensation of $24,215 was recognized during the period ending February 28, 2023. For six-months ended February 28, 2022 stock based compensation expense of $48,458 was recognized.

The following reconciles the options outstanding at the beginning and end of the period that were granted to eligible participants pursuant to the Plan:

F-12

9.	Share-based benefits reserve (continued)

The Company used the Black-Scholes formula to estimate the fair value of share options granted based on the following inputs:

F-13

10.	Right-of-use asset and lease liability

The Company leases all its office premises in Ontario, Canada. The Company extended the current premises of 4,894 sq. ft. lease to January 1, 2030 and acquired additional premises of 8,368 square feet adjacent to the current office premises with the same landlord. The additional premises lease also expires on January 1, 2030. The total area of use by The Company is 13,262 sq. ft. The Company recognized a right-of-use asset and corresponding lease liability in respect of this lease. The lease liability was measured at the present value of the remaining lease payments, discounted using the Company’s estimated incremental borrowing rate as at September 1, 2017 (date of initial application), estimated to be 6%. The right-of-use asset was measured at an amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments relating to that lease recognized in the interim condensed balance sheet immediately before the date of initial application.

The following schedule shows the movement in the Company’s right-of-use asset:

F-14

10.	Right-of-use asset and lease liability (continued)

The following schedule shows the movement in the Company’s lease liability during the period:

The following table provides a maturity analysis of the Company’s lease liability. The amounts disclosed in the maturity analysis are the contractual undiscounted cash flows before deducting interest or finance charges:

11.	Expenses

The following table provides a breakdown of the selling, general and administrative expenses:

12.	Related party transactions

Compensation of key management personnel includes the CEO, COO, CSO, and CFO:

F-15

13.	Government Grant

The Company is eligible for the Government of Canada SRED program and recognized $607,080 of receivable balance as at February 28, 2023 in the condensed consolidated balance sheet. A portion of the funds receivable is related to costs that have been capitalized for the development of internally generated software recognized as intangible asset in Note 6 as such $229,658 of the receivable balance is recognized as deferred government grant balance and will be recognized as recovery in the condensed interim consolidated statement of operations and comprehensive loss over the useful life of the intangible assets. As at February 28, 2023 ($Nil – February 28, 2022) $392,919 has been recognized as recovery of operating expenses in the condensed interim consolidated statement of operations and comprehensive loss.

14.	Risk management arising from financial instruments

a)	Credit risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company’s principal financial assets that expose it to credit risk are cash and trade receivables. The Company mitigates this risk by monitoring the credit worthiness of its customers and holding cash at financial institutions.

The maximum credit exposure at February 28, 2023 is the carrying amount of cash and trade receivables. The Company’s exposure to credit risk is considered to be low, given the size and nature of the various counterparties involved and their history of performance.

The Company has not historically incurred any significant credit loss in respect of its trade receivables. Based on consideration of all possible default events over the assets’ contractual lifetime, the expected credit loss in respect of the Company’s trade receivables was minimal as at February 28, 2023.

b)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company does not have any interest-bearing debt.

c)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach in managing liquidity is to ensure, to the extent possible, that it will have sufficient liquidity to meet its liabilities when due, by continuously monitoring actual and forecasted cash flows.

d)	Management of capital

The Company’s objective of managing capital, comprising of shareholders’ equity, is to ensure its continued ability to operate as a going concern. The Company manages its capital structure and makes changes to it based on economic conditions.

Management and the Board of Directors review the Company’s capital management approach on an ongoing basis and believe this approach, given the relative size of the Company, is reasonable. The Company is not subject to externally imposed capital requirements. The Company’s capital management objectives, policies and processes have remained unchanged during the period ended February 28, 2023.

15.	Commitments and contingencies

In the ordinary course of operating, the Company may from time to time be subject to various claims or possible claims. Management believes that there are no claims or possible claims that if resolved would either individually or collectively result in a material adverse impact on the Company’s financial position, results of operations, or cash flows. These matters are inherently uncertain, and management’s view of these matters may change in the future.

See note 10 related to lease commitments.

16.	Disaggregation of revenue

17.	Subsequent events

The Company has performed an evaluation of subsequent events through the time of filing these quarterly statements and has determined that there are no such events to report.

F-16

Pineapple Financial Inc.

Consolidated Financial Statements

For the Years Ended August 31, 2022 and 2021

(Expressed in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Pineapple Financial Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Pineapple Financial Inc. (the “Company”) as of August 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years ended August 31, 2022 and 2021, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated balance sheet of the Company as of August 31, 2022 and 2021, and the results of its consolidated operations and its consolidated cash flows for each of the years ended August 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

F-17

Critical Audit Matter description

The Company’s revenue from contracts with customers (ASC 606) relates to mortgage brokerage services and technology solutions provided to mortgage agents, brokers and sub-brokerages. The Company has multiple revenue streams which include lender partner revenue, underwriter revenue and subscription revenue. The Company enters into agreements with the lender partners to provide successful mortgage applications to earn finders fee and enters into contracts with mortgage agents to provide technology solution platform and pre-underwriting support to earn subscription and underwriters’ revenue. The Company has various performance obligations based on the revenue contracts with the lender partners and mortgage agents. Accordingly, the application of revenue recognition policies requires the Company to exercise judgement in the following areas:

●	Assessing whether the Company is a principal or an agent in providing ultimate services to the lender partner in the contract.

●	Determining the timing of when revenue is recognized for the separate performance obligations and whether the performance is deemed to occur overtime or point in time.

●	For performance obligations satisfied over time, the selection of an appropriate methodology and practical expedient to best depict the transfer of services to the customer under the contract.

For these reasons, we identified revenue recognition as a critical audit matter.

How the Critical Audit Matter was Addressed in the Audit

The primary procedures we performed to address this critical audit matter include the following, among other procedures:

●	We obtained an understanding of the processes and internal controls related to each significant revenue generating activity within the scope of ASC 606.

●	We tested the determination of individual performance obligations identified by the Company to ensure distinct performance obligations identified were consistent with the contracts. We assessed whether all distinct obligations noted in each of the contracts were complete and revenue was recognized appropriately.

●	We evaluated and tested the key judgements applied by the Company including:

○	Assessing whether the Company is deemed to be the principal or an agent in delivering the services to the lender partner. We evaluated key factors to determine whether the Company had control of fulfilment of the transaction.

○	Application of over time recognition and the practical expedient applied to recognize revenue based on the Company’s right to invoice.

Chartered Professional Accountants

Licensed Public Accountants

We have served as the Company’s auditor since 2020.

Mississauga, Canada

November 18, 2022

F-18

Pineapple Financial Inc.

Consolidated Balance Sheets

(Expressed in US Dollars)

As at:		August 31, 2022	August 31, 2021

Assets
Current assets
Cash		$3,896,839	$7,011,535
Trade and other receivables		33,119	835
Prepaid expenses and deposits		483,695	147,335
Income tax receivable		71,078	65,590
		4,484,732	7,225,295

Investments	Note 4	38,211	39,709
Right-of-use asset	Note 11	954,091	257,341
Property and equipment	Note 5	247,665	58,666
Intangible assets	Note 6	702,388	-

		$6,427,088	$7,581,011

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities		$780,113	$399,317
Current portion of lease liability	Note 11	2,024	50,432
		782,138	449,750

Lease liability	Note 11	1,018,561	212,806
		$1,800,699	$662,556

Shareholders’ Equity
Common shares, no par value; unlimited authorized; 24,597,215 issued and outstanding as at August 31, 2022 and 2021	Note 7	4,903,031	4,903,031
Additional paid-in capital	Note 8,9	2,922,853	2,199,636
Accumulated other comprehensive loss		(353,218)	(147,995)
Accumulated deficit		(2,846,278)	(36,217)
		4,626,389	6,918,455
		$6,427,088	$7,581,011

Description of business (note 1)

Contingencies and commitments (note 15)

Subsequent events (note 17)

Approved on behalf of Board of Directors

*Shuba Dasgupta*            *Drew Green*

The accompanying notes are an integral part of these consolidated financial statements

F-19

Pineapple Financial Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in US Dollars)

For the year ended:		August 31, 2022	August 31, 2021

Revenue	Note 16	$3,600,851	$2,983,717

Expenses
Selling, general and administrative	Note 12	2,977,277	1,352,788
Salaries, wages and benefits		2,360,344	1,245,227
Interest expense and bank charges		94,202	26,078
Depreciation	Note 5,6,11	255,871	53,487
Share-based compensation	Note 9	723,217	567,938
Total expenses		$6,410,911	$3,245,519

Loss before income taxes		$(2,810,061)	$(261,802)

Income taxes (recovery) expense	Note 10	-	(27,119)

Net loss		(2,810,061)	(234,683)

Foreign currency translation adjustment		(205,223)	(153,718)

Net loss and comprehensive loss		$(3,015,283)	$(388,401)

Loss per share - basic and diluted ($)		(0.11)	(0.02)
Weighted average number of common shares outstanding - basic and diluted		24,597,215	15,532,743

The accompanying notes are an integral part of these consolidated financial statements

F-20

Pineapple Financial Inc.

Consolidated Statement of Shareholders’ Equity

(Expressed in US Dollars)

		Additional	Accumulated
	Common	Paid in	other	Accumulated	Total
	Shares	Capital	comprehensive	(deficit)	shareholders’
	(note 7)	(note 8 and 9)	loss	earnings	equity
	$	$	$	$	$
Balance, August 31, 2020	78	-	5,723	198,466	204,266
Issue of common shares and warrants in
connection with the private placement of Units	6,115,979	1,422,045		-	7,538,024
Issue of common shares related to issuance
costs	2,833,478	-		-	2,833,478
Issue of warrants for consulting services received	-	258,400		-	258,400
Share-based compensation	-	567,938		-	567,938
Issuance costs:
- paid in cash	(1,003,373)	-		-	(1,003,373)
- paid by issuance of warrants	(3,043,130)	(48,747)		-	(3,091,877)
Foreign exchange translation			(153,718)		(153,718)
Net loss				(234,683)	(234,683)
Balance, August 31, 2021	4,903,031	2,199,636	(147,995)	(36,217)	6,918,455
Share-based compensation	-	723,217	-	-	723,217
Foreign exchange translation	-	-	(205,223)	-	(205,223)
Net loss	-	-		(2,810,061)	(2,810,061)
Balance, August 31, 2022	4,903,031	2,922,853	(353,218)	(2,846,278)	4,626,389

The accompanying notes are an integral part of these consolidated financial statements

F-21

Pineapple Financial Inc.

Consolidated Statements of Cash Flows

(Expressed in US Dollars)

For the years ended:		August 31, 2022	August 31, 2021

		$	$
Cash provided by (used for) the following activities

Operating activities
Net (loss) income and comprehensive (loss) income		(2,810,061)	(234,683)
Adjustments for the following non-cash items:
Depreciation of property and equipment	Note 5	42,218	6,888
Depreciation of intangible assets	Note 6	79,489	-
Depreciation on right of use asset	Note 11	90,049	48,660
Interest expense on lease liability	Note 11	32,017	9,426
Share-based compensation	Note 9	723,217	567,938
Issuance of warrants for consulting services Note 8		-	258,400
Net changes in non-cash working capital balances:
Trade and other receivables		(32,284)	12,061
Prepaid expenses and deposits		(336,360)	(147,335)
Accounts payable and accrued liabilities		382,294	235,674
Income taxes receivable		(5,488)	(65,590)
Income taxes payable		-	(22,884)
		(1,834,910)	668,555

Financing activities
Proceeds from the issue of common shares and warrants in connection with the private placement of Units	Note 7	-	7,328,371
Issuance costs paid in connection with the private placement of Units	Note 7	-	(1,003,373)
Lease payments	Note 11	(61,470)	(51,384)
		(61,470)	6,273,614

Investing activities
Investments	Note 4	-	(39,709)
Additions to intangible assets	Note 6	(803,610)	-
Additions to property and equipment	Note 5	(249,322)	(61,638)
		(1,052,932)	(101,347)

Net change in cash		(2,949,312)	6,840,822
Effect of changes in foreign exchange rates		(165,385)	(204,865)
Cash, beginning of year		7,011,535	375,578
Cash, end of year		3,896,839	7,011,535

Supplementary cash flow information:
Interest paid		-	-
Income taxes paid		-	61,829

The accompanying notes are an integral part of these consolidated financial statements

F-22

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

1.	Description of business

Pineapple Financial Inc. (the” Company”) is a leader in the Canadian mortgage industry, breaking the mold by focusing on both the long-term success of agents and brokerages, as well as the overall experience of homeowners. With 627 brokers within the network, the Company utilizes cutting-edge cloud-based tools and AI-driven systems to enable its brokers to help Canadians realize their ultimate dream, owning a home.

The Company was incorporated in 2006, under the Ontario Business Corporations Act. The Company’s head office is located at 200-111 Gordon Baker Road, Toronto, Ontario, Canada.

Impact from the global outbreak of COVID-19 (coronavirus)

In 2020, there was a global outbreak of COVID-19 (coronavirus), which has had a significant impact on businesses through the restrictions put in place by the Canadian, provincial and municipal governments regarding travel, business operations and isolation/quarantine orders. At this time, the impact of the COVID-19 outbreak on the Company is not material. However, the future impact of the outbreak on the Company will depend on future developments that are highly uncertain and that cannot be predicted with confidence. These uncertainties arise from the inability to predict the ultimate geographic spread of the disease, and the duration of the outbreak, including the duration of travel restrictions, business closures or disruptions, and quarantine/isolation measures that are currently, or may be put, in place by Canada, the United States and other countries to fight the virus.

2.	Significant accounting policies

Statement of compliance

These consolidated financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

The financial statements were authorized for issue by the Board of Directors on November 18, 2022.

Basis of preparation, functional and presentation currency

The financial statements have been prepared in accordance with US GAAP applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business on the historical cost basis except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for assets. All financial information is in US Dollars (“USD”) as the Company’s presentation currency and transactions are conducted in the functional currency of Canadian dollars (“CAD”).

Operating segments

The Company determines its reporting units in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280, Segment Reporting. The Company evaluates a reporting unit by first identifying its operating segments under ASC 280. The Company operates as one operating segment which is reported in a manner consistent with the internal reporting provided to the chief operating decision-makers. The chief operating decision-makers are responsible for the allocation of resources and assessing the performance of the operating segment and have been identified as the CEO and CFO of the Company.

Basis of consolidation

The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiary, Pineapple Insurance Inc. All transactions with the subsidiary and any intercompany balances, gains or losses have been eliminated upon consolidation. The subsidiary has a USD presentation currency, and the functional currency is in CAD, and accounting policies have been applied consistently to the subsidiary.

F-23

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

ASC 842 Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured based on the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, less any lease incentives received.

The right-of-use assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method. The lease term includes periods covered by an option to extend if the Company is reasonably certain to exercise that option. In addition, the right-of-use asset can be periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate.

The Company recognized a lease liability and right-of-use asset for most leases and applied ASC 842. The lease liability was measured at the present value of the remaining lease payments, discounted using the Company’s estimated incremental borrowing rate at the date of initial application, estimated to be 6%. Right-of-use assets were measured at an amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments relating to that lease recognized in the consolidated statement of financial position immediately before the date of initial application.

Financial instruments

The following table shows the classification categories under US GAAP ASC 825 for each class of the Company’s financial assets and financial liabilities.

Asset / liability:	Classification:

Cash	FVTPL
Trade and other receivable	s Amortized cost
Investments	FVTPL
Accounts payable and accrued liabilities	Amortized cost

Financial assets

Recognition and initial measurement

The Company recognizes financial assets when it becomes party to the contractual provisions of the instrument. Financial assets are measured initially at their fair value plus, in the case of financial assets not subsequently measured at fair value through profit or loss, transaction costs that are directly attributable to their acquisition. Transaction costs attributable to the acquisition of financial assets subsequently measured at fair value through profit or loss are expensed in profit or loss when incurred.

Classification and subsequent measurement

On initial recognition, financial assets are classified and subsequently measured at amortized cost, fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”). The Company determines the classification of its financial assets, together with any embedded derivatives, based on the business model for managing the financial assets and their contractual cash flow characteristics.

F-24

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Financial assets are classified as follows:

●	Amortized cost - Assets that are held for collection of contractual cash flows where those cash flows are solely payments of principal and interest are measured at amortized cost. Interest revenue is calculated using the effective interest method and gains or losses arising from impairment, foreign exchange and derecognition are recognized in profit or loss. Financial assets measured at amortized cost are comprised of trade and other receivables.

●	Fair value through other comprehensive income - Assets that are held for collection of contractual cash flows and for selling the financial assets, and for which the contractual cash flows are solely payments of principal and interest, are measured at fair value through other comprehensive income. Interest income calculated using the effective interest method and gains or losses arising from impairment and foreign exchange are recognized in profit or loss. All other changes in the carrying amount of the financial assets are recognized in other comprehensive income. Upon derecognition, the cumulative gain or loss previously recognized in other comprehensive income is reclassified to profit or loss. The Company does not hold any financial assets measured at fair value through other comprehensive income.

●	Mandatorily at fair value through profit or loss - Assets that do not meet the criteria to be measured at amortized cost, or fair value through other comprehensive income, are measured at fair value through profit or loss. All interest income and changes in the financial assets’ carrying amount are recognized in profit or loss. Financial assets mandatorily measured at fair value through profit or loss are comprised of cash and investments.

●	Designated at fair value through profit or loss – On initial recognition, the Company may irrevocably designate a financial asset to be measured at fair value through profit or loss in order to eliminate or significantly reduce an accounting mismatch that would otherwise arise from measuring assets or liabilities, or recognizing the gains and losses on them, on different bases. All interest income and changes in the financial assets’ carrying amount are recognized in profit or loss. The Company does not hold any financial assets designated to be measured at fair value through profit or loss.

Contractual cash flow assessment

The cash flows of financial assets are assessed as to whether they are solely payments of principal and interest on the basis of their contractual terms. For this purpose, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money, the credit risk associated with the principal amount outstanding, and other basic lending risks and costs. In performing this assessment, the Company considers factors that would alter the timing and amount of cash flows such as prepayment and extension features, terms that might limit the Company’s claim to cash flows, and any features that modify consideration for the time value of money.

Impairment

The Company recognizes a loss allowance for the expected credit losses associated with its financial assets, other than financial assets measured at fair value through profit or loss. Expected credit losses are measured to reflect a probability-weighted amount, the time value of money, and reasonable and supportable information regarding past events, current conditions, and forecasts of future economic conditions.

The Company applies the simplified approach for trade receivables. Using the simplified approach, the Company records a loss allowance equal to the expected credit losses resulting from all possible default events over the assets’ contractual lifetime.

F-25

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Financial instruments (continued from previous page)

The Company assesses whether a financial asset is credit-impaired at the reporting date. Regular indicators that a financial instrument is credit-impaired include significant financial difficulties as evidenced through borrowing patterns or observed balances in other accounts and breaches of borrowing contracts such as default events or breaches of borrowing covenants. For financial assets assessed as credit- impaired at the reporting date, the Company continues to recognize a loss allowance equal to lifetime expected credit losses.

For financial assets measured at amortized cost, loss allowances for expected credit losses are presented in the statements of financial position as a deduction from the gross carrying amount of the financial asset.

Financial assets are written off when the Company has no reasonable expectations of recovering all or any portion thereof.

Derecognition of financial assets

The Company derecognizes a financial asset when its contractual rights to the cash flows from the financial asset expire.

Financial liabilities

Recognition and initial measurement

The Company recognizes a financial liability when it becomes party to the contractual provisions of the instrument. At initial recognition, the Company measures financial liabilities at their fair value plus transaction costs that are directly attributable to their issuance, except for financial liabilities subsequently measured at fair value through profit or loss for which transaction costs are immediately recorded in profit or loss.

Where an instrument contains both a liability and equity component, these components are recognized separately based on the substance of the instrument, with the liability component measured initially at fair value and the equity component assigned the residual amount.

Classification and subsequent measurement

Subsequent to initial recognition, all financial liabilities are measured at amortized cost using the effective interest rate method. Interest, gains and losses relating to a financial liability are recognized in profit or loss.

Derecognition of financial liabilities

The Company derecognizes a financial liability only when its contractual obligations are discharged, cancelled or expire.

Impairment of non-financial assets

Property and equipment, and intangible assets (other than goodwill) are tested for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. When an indication of impairment is identified, the carrying value of the asset or group of assets is measured against the recoverable amount. The Company evaluates impairments losses, other than goodwill impairment, for potential reversals when events or circumstances warrant such consideration.

F-26

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Financial instruments (continued from previous page)

Fair value

Assets and liabilities carried at fair value must be classified using a three-level hierarchy that reflects the significance and transparency of the inputs used in making the fair value measurements.

Level 1	inputs are unadjusted quoted prices of identical instruments in active markets;
Level 2	inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and
Level 3	inputs that are not based on observable market data (unobservable data).

Determination of fair value and the resulting hierarchy requires the use of observable market data whenever available. The classification of a financial instrument in the hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. Cash is recorded at fair value using level 1 inputs and investments are recorded at fair value using level 3 inputs. During the year, there were no transfers between the levels of fair value.

Income taxes

The liability method is used in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements using the statutory tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recorded in the results of operations in the period that includes the enactment date under the law.

We establish valuation allowances for deferred tax assets based on a more likely than not standard. Deferred income tax assets are evaluated quarterly to determine if valuation allowances are required or should be adjusted. The ability to realize deferred tax assets depends on the ability to generate sufficient taxable income within the carryback or carryforward periods provided for in the tax law for each applicable tax jurisdiction. The assessment regarding whether a valuation allowance is required or should be adjusted also considers all available positive and negative evidence factors. It is difficult to conclude a valuation allowance is not required when there is significant objective and verifiable negative evidence, such as cumulative losses in recent years. We utilize a rolling three years of actual and current year results as the primary measure of cumulative losses in recent years.

Income tax expense (benefit) for the year is allocated between continuing operations and other categories of income such as Other comprehensive income (loss). In periods in which there is a pre-tax loss from continuing operations and pre-tax income in another income category, the tax benefit allocated to continuing operations is determined by taking into account the pre-tax income of other categories. We record Global Intangible Low Tax Income (GILTI) as a current period expense when incurred.

We record uncertain tax positions on the basis of a two-step process whereby we determine whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position, and for those tax positions that meet the more likely than not criteria, we recognize the largest amount of tax benefit that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. We record interest and penalties on uncertain tax positions in Income tax expense (benefit).

Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from shareholders’ equity.

F-27

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Earnings per share

The Company calculates basic earnings per share amounts for earnings attributable to common shareholders. Basic earnings per share is calculated by dividing earnings attributable to common shareholders (the numerator) by the weighted average number of common shares outstanding (the denominator) during the year.

For the purpose of calculating diluted earnings per share, the Company adjusts the earnings attributable to common shareholders, and the weighted average number of common shares outstanding during the year, for the effects of all dilutive potential common shares. Potential common shares are treated as dilutive when, and only when, their conversion to common shares would decrease earnings per share or increase earnings per share from continuing operations.

Share-based payment arrangements

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date. Details regarding the determination of the fair value of equity-settled share-based transactions are set out in Note 8.

The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the Company’s estimate of equity instruments that will eventually vest, with a corresponding increase in equity. At the end of each reporting period, the Company revises its estimate of the number of equity instruments expected to vest. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the additional paid-in capital.

Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Property and equipment

Property and equipment are recorded at cost, net of accumulated depreciation and accumulated impairment losses, if any. Cost includes all expenditures incurred to bring the assets to the location and condition necessary for them to be operated in the manner intended by management.

Depreciation is calculated using the following terms and methods:

Equipment	5 years	Straight Line
Furniture	5 years	Straight Line
IT Equipment	3 years	Straight Line
Leasehold Improvement	5 years	Straight Line
Laptops	3 years	Straight Line

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in profit or loss in the year the asset is derecognized.

F-28

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated depreciation and accumulated impairment losses.

Development costs for internally-generated intangible assets are capitalized when all of the following conditions are met:

●	The costs attributable to the asset can be measured reliably.
●	It is probable that the intangible asset will generate future economic benefits.
●	The Company can demonstrate the control and ability to use the intangible asset.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditures incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditures are charged to the consolidated statement of loss and comprehensive loss in the period in which the expense is incurred.

Intangible assets with finite lives are amortised over the estimated useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The depreciation period and the depreciation method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the depreciation period or method, as appropriate, and are treated as changes in accounting estimates. The depreciation expense on intangible assets with finite lives is recognised in the consolidated statements of operations and comprehensive loss and in the expense category that is consistent with the function of the intangible assets.

Intangible assets with indefinite useful lives are not depreciated, but are tested for impairment annually, either individually or at the cash-generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

An intangible asset is derecognised upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of operations and comprehensive loss.

Intangible assets are recorded at cost, net of accumulated depreciation and accumulated impairment losses, if any. Cost includes all expenditures incurred to bring the assets to the location and condition necessary for them to be operated in the manner intended by management.

Depreciation is calculated using the following terms and methods:

Software	5 years	Straight Line

An intangible asset is derecognized upon disposal or termination. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in profit or loss in the year the asset is derecognized.

Revenue recognition

The Company generates its revenue by charging commissions on mortgages that are applied for through the automation and digitalization process that the Company has in place.

F-29

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Revenue recognition (continued)

The Company has adopted ASC 606 (Revenue from Contracts with Customers). The standard provides a single comprehensive model for revenue recognition. The core principle of the standard is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard introduced a new contract-based revenue recognition model with a measurement approach that is based on an allocation of the transaction price. It establishes a five-step model to account for revenue arising from contracts with customers. Under ASC 606, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring good or services to a customer. The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with customers. The standard also specifies the accounting for incremental costs of obtaining a contract and the costs directly related to fulfilling a contract.

Revenue is recognized at an amount that reflects the consideration to which the Company is expected to be entitled in exchange for transferring goods or services to a customer.

Rendering of services – The Company hosts an online website, using Salesforce, that brokers and agents can utilize to close out deals.

The Company’s subsidiary, Pineapple Insurance Inc., generates its revenue by charging premiums for insurance policies and services. Pineapple Insurance is associated with a major insurance company from which it earns commissions for the provision of these services, primarily mortgage insurance. Mortgage insurance is a requirement of each mortgage. Pineapple Insurance has also adopted ASC 606. Typically, Pineapple Insurance is the agent supplying insurance services to the consumer and paid a commission from the premiums collected by the insurance company whose products and services it provides to the end consumer.

The Company has three revenue streams:

a)	Sales Revenue is commission collected from financial institutions with whom it has contracts in place. The Company earns revenue based on a percentage of mortgage amount funded between individual referred by the Company and financial institutions funding the mortgage. We are an agent in these deals as we provide the platform for other parties to provide services to the end-user. For each contract with a customer, the Company identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognizes revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised. The Company recognizes revenue when: a contract exists with a lender party and an agent broker, the contract identifies the use of the platform service to close a mortgage deal, the mortgage deal has been closed with the lending financial institution, and commissions paid by the lending financial institution based on various criteria of the mortgage deal including but not limited to interest rates available at that time, term, seasonality, collateral, income, purpose, etc. Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for services provided in the normal course of business. Revenue is recognized at the end of the deal upon completion of all the actions listed above. A typical transaction attracts a commission fee payable to Pineapple Financial Inc.

b)	Subscription Revenue is a flat fee that is charged to the brokers and agents for use of the platform. Revenue is recognized at the beginning of the month when an agent is invoiced and pays the fee.

c)	Underwriting Revenue is a flat fee charged for risk pre-assessment of the deal before it is submitted to the Lender Partner for funding. The flat fee is based on the amount of funded volume being financed in the deal. Revenue is recognized at the end of the deal upon completion of the actions listed in a).

F-30

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Principal versus Agent considerations

Judgement is required in determining whether the Company is a principal or agent in transactions with the lending financial institutions (“Lender Partner”). The Company evaluates the presentation of revenue on a gross basis, or a net basis based on whether the Company controls the service provided to the end user and are the principal (i.e., “Gross”) or the Company arranges the brokers to provide the service to the end user and are an agent ( i.e., “Net”). This determination impacts the presentation of the commission payable to the brokers.

For the transactions with the Lender partner our role is to provide instructions to the brokers on the information required from homeowners to complete a successful mortgage application that would be presented to the Lender partner to review and accept and pay a commission to Pineapple for facilitating a successful mortgage application. The Company concluded that the control of the mortgage application is with brokers as the ultimate information that is to be obtained from the homeowners to provide to the lender partner is controlled by the broker and the Company only facilitates the information transfer from the broker to the Lender partner to obtain mortgage for the homeowner as such the Company is an agent.

Provisions

A provision is recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be reliably estimated. The amount of a provision is the best estimate of the consideration at the end of the reporting period. Provisions measured using estimated cash flows required to settle the obligation are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

A provision for onerous contracts is recognized when the expected benefits to be derived by the Company from a contract are lower than the unavoidable cost of meeting its obligations under the contract. The Company had no material provisions as at August 31, 2022 and 2021.

F-31

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

3.	Significant accounting judgments, estimates and assumptions

The preparation of financial statements requires the directors and management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the critical estimates and judgments applied by management that most significantly affect the Company’s financial statements. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Investments (level 3)

Where the fair values of financial assets and financial liabilities recorded on the statements of financial position, cannot be derived from active markets, they are determined using a variety of valuation techniques. The inputs to these models are derived from observable market data where possible; where observable market data is not available, Management’s judgment is required to establish fair values.

Share based compensation

Management is required to make certain estimates when determining the fair value of stock options awards, and the number of awards that are expected to vest. These estimates affect the amount recognized as stock-based compensation in the statements of income and comprehensive income based on estimates of volatility, forfeitures and expected lives of the underlying stock options which are at a maximum of 36 months vesting period.

Useful life of Assets

Significant judgement is involved in determination of useful life for the property plant and equipment and intangible assets. Management assesses the reasonability of the useful life on an annual basis to record the depreciation of the intangibles and property plant and equipment.

4.	Investments

During the year ended August 31, 2021, the Company purchased an investment in a private company. The Company holds a 5% interest with no significant influence. The investment is recorded at FVTPL using level 3 inputs. The valuation of the Company’s investment is determined based on the most recent private placement financing completed. As at August 31, 2022, the Company recognized a USD $Nil change in fair value.

F-32

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

5.	Property and Equipment

Property and equipment
Cost
Balance, August 31, 2020	$5,250
Additions	61,638
Translation adjustment	489
Balance, August 31, 2021	$67,377
Additions	249,322
Translation adjustment	(19,700)
Balance, August 31, 2022	$296,999

Accumulated depreciation
Balance, August 31, 2020	$1,730
Depreciation	6,888
Translation adjustment	93
Balance, August 31, 2021	$8,711
Depreciation	$42,218
Translation adjustment	(1,595)
Balance, August 31, 2022	$49,334

Net carrying value
August 31, 2021	$58,666
August 31, 2022	$247,665

F-33

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

6.	Intangible Assets

The intangible assets additions in current year are related to development costs capitalized for internally generated software with a useful life of 5 years.

Intangible assets
Cost
Balance, August 31, 2021	$-
Additions	803,610
Translation adjustment	(24,120)
Balance, August 31, 2022	$779,490

Accumulated depreciation
Balance, August 31, 2021	$-
Depreciation	$79,489
Translation adjustment	(2,387)
Balance, August 31, 2022	$77,102

Net carrying value
August 31, 2021	$-
August 31, 2022	$702,388

F-34

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

7.	Share capital

Authorized share capital

The authorized share capital of the Company consists of an unlimited number of common shares with a nominal par value.

	#	$
Balance, August 31, 2020	10,000,000	78
Issue of common shares and warrants in connection with the private placement of Units	11,061,040	6,115,979
Issue of common shares for consulting services received	3,536,175	2,833,478
Issue of warrants for consulting services received		-
Issuance costs:		-
- paid in cash		(1,003,373)
- paid by issuance of warrants		(3,043,130)
Balance, August 31, 2021 and 2022	24,597,215	4,903,031

7.	Share capital (continued from previous page)

(i)	2021 private placement

In 2021, the Company completed a private placement of 6,039,040 Units for aggregate proceeds of $1,973,047 (CAD $0.40 per Unit) and 5,022,000 Units for aggregate proceeds of $4,142,931 (CAD $1.01 per Unit) (the “2021 private placement”). Each Unit consisted of one common share and one-half of one common share purchase warrant of Pineapple Financial Inc. Each warrant entitles the holder thereof to acquire one-half of one common share of the Company for a price of $0.62 and $1.54 for a period of 2 years from the date of the Liquidity Event; listing of the common shares of the Company on a public exchange, sale of substantially all the assets of the Company or a transfer of the shares of the Company.

The allocation of proceeds between common shares and warrants was made when the equity instruments were issued using a relative fair value method.

The Company completed a private placement of 11,061,040 units for aggregate proceeds of $7,538,024. There were two private placements one with the unit price of CAD $0.40 per unit and other for unit price of CAD $1.01. Each unit consisted of one common share and one-half warrant which entitles the holder to purchase a common share for 2 years at an exercise price of CAD $0.75 and CAD $1.87.

(ii)	Issue of common shares for consulting services received

The Company entered into an arrangement with Gravitas Securities Inc. (“Gravitas”), a related party and shareholder, pursuant to which Gravitas agreed to act as an agent for and on behalf of the Company in connection with the 2021 private placement.

In 2021, the Company issued 3,536,175 common shares with a fair value of $2,833,478 for services received in obtaining subscriptions for the 2021 private placement.

The fair value of the services received could not be estimated reliably. Accordingly, the fair value of the services received, and the corresponding increase in equity, was measured by reference to the fair value of the common shares issued. The corresponding cost of the services received was recognized as an issuance cost directly in equity. In 2021, $212,963 was recognized as a deduction to common shares and $48,747 was recognized as a deduction to the common share purchase warrants reserve (Note 7). The issuance costs were allocated in the same proportion as how the proceeds from the 2021 private placement were allocated between common shares and warrants.

F-35

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

7.	Share capital (continued from previous page)

(iii)	Issuance costs paid in cash

In 2021, the Company paid a total $1,003,373 (2020 - $NIL) of cash issuance costs in connection with the 2021 private placement. The issuance costs were allocated in the same proportion as how the proceeds from the 2021 private placement were allocated between common shares and warrants. The issuance costs paid in cash include $788,185 (2020 - $NIL) paid to Gravitas in connection with the arrangement described in Note 7(ii).

The fair value of the warrants was estimated to be $0.07 using the Black-Scholes formula and the following inputs:

Issuance on March 29, 2021
Estimated fair value per common share	CAD $	0.40
Exercise price of the warrant	CAD $	0.75 and 1.25
Expected volatility of the underlying common share		100%
Expected life of the warrant		2.75 years
Expected dividend yield		0.00%
Risk-free interest rate		0.42%
Issuance on April 21, 2021
Estimated fair value per common share	CAD $	1.01
Exercise price of the warrant	CAD $	1.87
Expected volatility of the underlying common share		100%
Expected life of the warrant		2.75 years
Expected dividend yield		0.00%
Risk-free interest rate		0.45%

F-36

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

8.	Common share purchase warrants reserve

	#	$
Balance, August 31, 2020 and 2019	-	-
Issue of common shares and warrants in connection with the private placement of Units	5,530,520	1,422,045
Issue of warrants for consulting services received	912,935	258,400
Share-based compensation expense	-	567,938
Issuance costs:
- paid by issuance of warrants	-	(48,747)
Balance, August 31, 2021	6,446,655	2,199,636
Share-based compensation expense	-	723,217
Balance, August 31, 2022	6,446,655	2,922,853

(i)	Issue of warrants for consulting services received

In 2021, the Company issued 912,935 common share purchase warrants with an estimated fair value of $258,400 to consultants in connection with 2021 private placement of which:

●	Total of 392,935 common share purchase warrants entitle the holder thereof to acquire one common share of the Company for a price of CAD$1.25 for a period of 2 years from the date of Liquidity Event

●	Total of 520,398 common share purchase warrants entitle the holder thereof to acquire one common share of the Company for a price of CAD$1.87 for a period of 2 years from the date of Liquidity Event

The fair value of consulting services received, and the corresponding increase in equity, was measured by reference to the fair value of equity instruments granted.

The cost of the services received was recognized as an issuance cost directly in equity, of which $258,400 was recognized as a deduction to common shares (Note 7) and $60,122 was recognized as a deduction to the common share purchase warrants reserve. The issuance cost was allocated in the same proportion as how the proceeds from the 2018 private placement were allocated between common shares and warrants.

The following reconciles the warrants outstanding at the beginning and the end of the year:

	Number of Warrants	Weighted Average Exercise Price
	#	$
Balance, August 31, 2020	-	-
Issued during the year	6,446,655	1.01
Balance, August 31, 2021 and 2022	6,446,655	1.01

F-37

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

9.	Share-based benefits reserve

The Company has a share option plan (the “Plan”) to attract, retain and motivate qualified directors, officers, employees and consultants whose present and future contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance through the award of share options.

Each share option converts into one common share of Pineapple Financial Inc. on exercise. No amounts are paid or payable by the recipient on receipt of the option. The options carry neither rights to dividends nor voting rights. Options may be exercised at any time from the date of vesting to the date of their expiry.

In 2017, the Plan was amended such that the total number of common shares reserved and available for grant and issuance pursuant to the Plan is to equal 10% of the issued and outstanding common shares of the Company.

Options granted on June 14, 2021, vest over a 2-year period whereby 25% of the options granted vested on the date of grant, and the remaining unvested options vest in equal installments every 6-months thereafter. The fair value of stock options granted was $1,317,155. A total stock-based compensation expense was recognized of $637,517 for the vested options (August 31, 2021 - $567,938).

The Chief Financial Officer was granted 245,000 Stock options on November 15, 2021 as part of his compensation package. The options vest over a 3-year period whereby 35,000 of the options granted vested on the grant date and the remaining unvested options vest in equal installments every 6-months thereafter. The fair value of the stock options granted was $141,885. A total stock-based compensation expense was recognized of $85,700 for the vested options.

The following reconciles the options outstanding at the beginning and end of the year that were granted to eligible participants pursuant to the Plan:

		2022		2021
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
	#	$	#	$
Balance, beginning of year	2,206,189	0.95	-	-
Granted during the year	245,000	0.98	2,206,189	0.95
Balance, end of year	2,451,189	0.95	2,206,189	0.95

Exercisable, end of year	1,103,096	0.95	551,547	0.95

The Company used the Black-Scholes formula to estimate the fair value of share options granted during the year, based on the following inputs:

	2022	2021

Weighted average estimated fair value per common share	$0.77	0.80
Weighted average exercise price of the share option	$0.82	0.85
Weighted average expected volatility of the underlying common share	100%	100%
Weighted average expected life of the share option	5 years	5 years
Weighted average expected dividend yield	0%	0%
Weighted average risk-free interest rate	1.48%	0.86%

F-38

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

10.	Income taxes

The reconciliation of the combined federal and state income tax rate of 26.5% (2021 – 26.5%) to the effective tax rate is as follows:

	August 31, 2022	August 31, 2021
	$	$
(Loss) income before income taxes	(2,810,061)	(261,802)

Expected income tax (recovery) expense	(744,670)	(69,380)
Non-deductible expenses	197,240	150,950
Share issuance cost booked directly to equity	-	(1,085,240)
Small business deduction	-	40,770
Change in tax benefits not recognized	547,430	935,781

Income tax expense	-	(27,119)

The Company’s income tax (recovery) is allocated as follows:

Current tax (recovery) expense	-	(27,119)

F-39

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

10.	Income taxes (continued from previous page)

Deferred income taxes

The following table summarizes the components of deferred tax:

	August 31, 2022	August 31, 2021
Deferred tax assets
Property and equipment	18,760	1,800
Intangible assets	26,820	-
Lease liability	270,460	69,800
Share issuance costs	651,140	868,200
Operating tax losses carried forward	853,230	57,000
Total deferred tax assets	1,820,410	996,800
Valuation Allowance	(1,567,580)	(928,600)
Total net deferred tax assets	252,830	68,200

Deferred tax liabilities

Right-of-use asset	(252,830)	(68,200)
Total deferred tax liabilities	(252,830)	(68,200)

Net deferred tax liability	-	-

The Canadian non-capital losses carried forward expire in 2042. The remaining deductible temporary differences may be carried forward indefinitely.

11.	Right-of-use asset and lease liability

The Company leases all its office premises in Ontario, Canada. The Company extended the current premises of 4,894 sq. ft. lease to January 1, 2030 and acquired additional premises of 8,368 square feet adjacent to the current office premises with the same landlord. The additional premises lease also expires on January 1, 2030. The total area of use by The Company is 13,262 sq. ft. The Company recognized a right-of-use asset and corresponding lease liability in respect of this lease. The lease liability was measured at the present value of the remaining lease payments, discounted using the Company’s estimated incremental borrowing rate as at September 1, 2017 (date of initial application), estimated to be 6%. The right-of-use asset was measured at an amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments relating to that lease recognized in the interim condensed balance sheet immediately before the date of initial application.

F-40

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

11.	Right-of-use asset and lease liability (continued from previous page)

The following schedule shows the movement in the Company’s right-of-use asset:

Right-of-use asset

Cost
Balance, August 31, 2020	$111,757
Additions	302,723
Disposal	(109,415)
Translation adjustment	(7,342)
Balance, August 31, 2021	$297,723
Additions	786,800
Balance, August 31, 2022	$1,084,523

Accumulated Depreciation
Balance, August 31, 2020	$99,334
Depreciation	48,660
Disposal	(109,415)
Translation adjustment	1,804
Balance, August 31, 2021	$40,383
Depreciation	90,049
Balance, August 31, 2022	$130,432

Carrying Amount
August 31, 2021	$257,341
August 31, 2022	$954,091

The right-of-use asset is being depreciated on a straight-line basis over the remaining lease term.

F-41

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

11.	Right-of-use asset and lease liability (continued from previous page)

The following schedule shows the movement in the Company’s lease liability during the year:

	August 31, 2022	August 31, 2021

Balance, beginning of period	$263,238	$13,621
Additions	786,800	289,859
Interest Expense	32,017	9,426
Lease payments	(61,470)	(51,384)
Translation Adjustment	-	1,715
Balance, end of period	$1,020,585	$263,238

Current	2,024	50,432
Non-Current	1,018,561	212,806
	$1,020,585	$263,238

The following table provides a maturity analysis of the Company’s lease liability. The amounts disclosed in the maturity analysis are the contractual undiscounted cash flows before deducting interest or finance charges:

2022	$25,722
2023	105,261
2024	183,020
2025	187,295
2026	187,140
2027	187,126
2028	205,670
2029	207,356
2030	17,280
$1,305,871

F-42

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

12.	Expenses

The following table provides a breakdown of the selling, general and administrative expenses:

	August 31, 2022	August 31, 2021
	$	$
Software Subscription	923,137	-
Marketing	512,514	616,135
Advertising and promotions	283,074	347,935
Office and generai	259,480	120,983
Professional fees	243,100	40,516
Dues and Subscriptions	174,743	21,868
Rent	150,141	56,622
Consulting fees	146,554	33,165
Travel	104,812	9,908
Donations	61,206	2,208
Lease expense	63,425	62,164
Insurance	54,867	25,240
Repair and maintenance	223	1,870
Utilities	-	14,173
	2,977,277	1,352,788

13.	Related party transactions

Compensation of key management personnel includes the CEO, COO, CSO, and CFO:

	August 31, 2022	August 31, 2021
	$	$
Salaries and Wages	776,615	378,576
Share-based compensation	410,192	567,938

F-43

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

14.	Risk management arising from financial instruments

a)	Credit risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company’s principal financial assets that expose it to credit risk are cash and trade receivables. The Company mitigates this risk by monitoring the credit worthiness of its customers and holding cash at financial institutions.

The maximum credit exposure at August 31, 2022 is the carrying amount of cash and trade receivables. The Company’s exposure to credit risk is considered to be low, given the size and nature of the various counterparties involved and their history of performance.

The Company has not historically incurred any significant credit loss in respect of its trade receivables. Based on consideration of all possible default events over the assets’ contractual lifetime, the expected credit loss in respect of the Company’s trade receivables was minimal as at August 31, 2022 and 2021.

b)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company does not have any interest-bearing debt.

c)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach in managing liquidity is to ensure, to the extent possible, that it will have sufficient liquidity to meet its liabilities when due, by continuously monitoring actual and forecasted cash flows.

d)	Management of capital

The Company’s objective of managing capital, comprising of shareholders’ equity, is to ensure its continued ability to operate as a going concern. The Company manages its capital structure and makes changes to it based on economic conditions.

Management and the Board of Directors review the Company’s capital management approach on an ongoing basis and believe this approach, given the relative size of the Company, is reasonable. The Company is not subject to externally imposed capital requirements. The Company’s capital management objectives, policies and processes have remained unchanged during the year ended August 31, 2022.

15.	Commitments and contingencies

In the ordinary course of operating, the Company may from time to time be subject to various claims or possible claims. Management believes that there are no claims or possible claims that if resolved would either individually or collectively result in a material adverse impact on the Company’s financial position, results of operations, or cash flows. These matters are inherently uncertain, and management’s view of these matters may change in the future.

See note 11 related to lease commitments.

F-44

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2022 and 2021

(Expressed in US Dollars)

16.	Disaggregation of Revenue

	August 31, 2022	August 31, 2021
	$	$
Sales revenue	19,497,519	15,370,566
Commission expense	16,780,133	13,134,891
Net sales revenue	2,717,385	2,235,675

Subscription revenue	616,734	426,095
Underwriting revenue	266,731	321,947
Total revenue	3,600,851	2,983,717

17.	Subsequent events

Subsequent to year end, there were no events to disclose.

F-45

PINEAPPLE FINANCIAL INC.

1,250,000 Common Shares

PROSPECTUS

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

Until [_], 2023 (25 days after commencement of our initial public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is __________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the selling stockholders. All of such fees and expenses, except for the SEC registration fee and the FINRA filing fee, are estimated:

SEC registration fee		$1,957.97
FINRA filing fee		$3,062.50
Nasdaq listing fee	$
Legal fees and expenses	$
Printing fees and expenses	$
Accounting fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Directors, Officers, Employees and Agents

Under the OBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the OBCA, our articles require us to indemnify our directors and former directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the OBCA.

Item 15. Recent Sales of Unregistered Securities

On March 18, 2021, we completed a non-brokered private placement of 10,000,000 Common Shares at a price of $0.20 per Common Share.

On March 19, 2021 we completed a non-brokered private placement of 2,854,040 units of the Company at a price of $CAD 0.50 per unit. Each unit consisted of one Common Share and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Each Warrant is exercisable into one Common Share at an exercise price of CAD $0.75 per Common Share until the date that is 24 months from the date of a Liquidity Event. “Liquidity Event” means (i) the listing of the Common Shares on the Toronto Stock Exchange (the “TSX”), the TSX Venture Exchange (the “TSXV”), the Canadian Securities Exchange (the “CSE”), or any other exchange as determined by the Company, or (ii) a transaction with a capital pool company or other company that is a reporting issuer in at least one jurisdiction of Canada by way of plan of arrangement, amalgamation, reverse take-over, qualifying transaction, or any other business combination or other similar transaction pursuant to which the Common Shares (or the common shares of the resulting issuer) are listed on the TSX, the TSXV, the CSE, or any other exchange as determined by the Company, and (iii) a sale of all or substantially all of the assets of the Company to a person other an affiliate of the Company; or (iv) a transfer of the Common Shares, a reorganization, amalgamation or merger or a plan of arrangement involving the Company, other than solely involving the Company and one or more of its affiliates, as a result of which the persons who were the beneficial owners of the Common Shares immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of the resulting voting shares on a fully-diluted basis.

On March 23, 2021, we completed a non-brokered private placement of 2,565,000 units of the Company at a price of CAD $0.50 per unit. Each unit consisted of one Common Share and one-half of one Warrant. Each whole Warrant is exercisable into one Common Share at an exercise price of CAD $0.75 per Common Share until the date that is 24 months from the date of a Liquidity Event.

On March 29, 2021, we completed a non-brokered private placement of 620,000 units of the Company at a price of CAD $0.50 per unit. Each unit consisted of one Common Share and one-half of one Warrant. Each whole Warrant is exercisable into one Common Share at an exercise price of CAD $0.75 per Common Share until the date that is 24 months from the date of a Liquidity Event.

On April 16, 2021, we issued 785,075 units of the Company as compensation to Gravitas Securities Inc. in respect of the non-brokered private placements completed on March 19, 23 and 29, 2021. Each unit consisted of one Common Share and one-half of one Warrant. Each whole Warrant is exercisable into one Common Share at an exercise price of CAD $0.75 per Common Share until the date that is 24 months from the date of a Liquidity Event.

On April 21, 2021, a brokered and non-brokered private placement of 4,795,600 units and 46,400 units of the Company, respectively, for an aggregate issuance of 4,842,000 units at a price of CAD $1.25 per unit. Each unit consisted of one Common Share and one-half of one Warrant. Each whole Warrant is exercisable into one Common Share at an exercise price of CAD $1.87 per Common Share until the date that is the earlier of April 21, 2026 and the date that is 24 months from the date of a Liquidity Event. The Company also issued 383,648 broker warrants in connection with the brokered private placement and 3,712 fiscal advisory warrants in connection with the non-brokered private placement (collectively, the “Compensation Warrants”). Each Compensation Warrant is exercisable into units of the Company (each, a “Compensation Unit”), with each Compensation Unit comprised of one Common Share and one-half of one Warrant (each whole Warrant a “Compensation Unit Warrant”) until the date that is 24 months from the date of a Liquidity Event. Each Compensation Unit Warrant is exercisable into one Common Share at an exercise price of CAD $1.87 per Common Share for a period of 24 months from the date of issuance. The Company also issued an aggregate of 239,780 corporate finance fee units and 2,320 fiscal advisory fee units (collectively, the “Compensation Units”). Each Compensation Unit consists of one Common Share and one-half of one common share purchase warrant (each full warrant, a “Compensation Unit Warrant”), with each Compensation Unit Warrant exercisable into one Common Share at an exercise price of CAD $1.87 per Common Share until the date that is the earlier of April 21, 2026 and the date that is 24 months from the date of a Liquidity Event.

II-2

On May 7, 2021, we entered into a share purchase agreement with Fiducie Michel Durand, pursuant to which we acquired five Class A Shares of 4313305 Canada Inc. (dba as MCommercial) (“MCommercial”), representing 5% of the total issued and outstanding shares of MCommercial, at a purchase price of $CAD 3,933.80 per Class A Share for an aggregate purchase price of $CAD 19,669; the purchase price being the equivalent of 5% of a multiple of 2.5 of MCommercial’s 2020 EBITDA. MCommercial is a commercial mortgage firm based in Montreal and Toronto, Canada. The strategic partnership allows our Users to have access to a leading commercial mortgage firm and experts which will expand their product offerings, service levels and corporate revenue through increased transactions. Pineapple will also play an instrumental role in applying its state-of-the-art technology to the commercial mortgage industry, setting M-Commercial and Pineapple to be the dominant market leaders in this space.

On May 7, 2021, we also entered into a share purchase agreement with 9142-2964 Quebec Inc. pursuant to which the Company acquired five Class A Shares of 7326904 Canada Inc. (dba as Mortgage Alliance Corporation) (“Alliance”), representing 5% of the total issued and outstanding shares of Alliance, at a purchase price of $CAD 6,066.13 per Class A Share for an aggregate purchase price of $CAD 30,330.63; the purchase price being the equivalent of 5% of a multiple of 2.5 of Alliance’s 2020 EBITDA. Alliance is a mortgage brokerage firm based in Ontario, Canada with locations in Calgary, Vancouver and Halifax.

On May 10, 2021, we completed a non-brokered private placement of 100,000 units of the Company at a price of CAD $1.25 per unit. Each unit consisted of one Common Share and one-half of one Warrant. Each whole Warrant is exercisable into one Common Share at an exercise price of CAD $0.75 per Common Share until the date that is the earlier of May 10, 2026, and the date that is 24 months from the date of a Liquidity Event. We also issued 8,000 Compensation Warrants in connection with the non-brokered private placement and 5,000 Compensation Units. Each Compensation Warrant is exercisable into one Compensation Unit at an exercise price of $CAD 1.87 per Common Share until the date that is 24 months from the date of a Liquidity Event. Each Compensation Unit consists of one Common Share and one-half of one Compensation Unit Warrant, with each Compensation Unit Warrant exercisable into one Common Share at an exercise price of CAD $1.87 per Common Share until the date that is the earlier of May 10, 2026, and the date that is 24 months from the date of a Liquidity Event.

On May 25, 2021, we issued 2,500,000 Common Shares as compensation to Gravitas Securities Inc. in connection with the aforementioned brokered and non-brokered private placements.

On June 14, 2021, we granted an aggregate of 2,206,189 options to certain directors and officers of the Company, with each option exercisable into one Common Share at a price of CAD $1.25 per Common Share until June 14, 2026, in accordance with the following vesting schedule: 25% of the options vesting on June 14, 2021; an addition 25% of the options vesting on December 14, 2021; an addition 25% of the options vesting on June 14, 2022; and the remaining options vesting on December 14, 2022.

On July 15, 2021, we completed a non-brokered private placement of 80,000 units of the Company at a price of CAD $1.25 per unit. Each unit consisted of one Common Share and one-half of one Warrant. Each whole Warrant is exercisable into one Common Share at an exercise price of CAD $0.75 per Common Share until the date that is the earlier of July 15, 2026, and the date that is 24 months from the date of a Liquidity Event. We also issued 6,400 Compensation Warrants in connection with the non-brokered private placement and 4,000 Compensation Units. Each Compensation Warrant is exercisable into one Compensation Unit at an exercise price of $CAD 1.87 per Common Share until the date that is 24 months from the date of a Liquidity Event. Each Compensation Unit consists of one Common Share and one-half of one Compensation Unit Warrant, with each Compensation Unit Warrant exercisable into one Common Share at an exercise price of CAD $1.87 per Common Share until the date that is the earlier of July 15, 2026, and the date that is 24 months from the date of a Liquidity Event.

The foregoing offers, sales, and issuances were exempt from registration under Section 4(a)(2) of the Securities Act as transactions not involving any public offering

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Continuance
3.2	Bylaws
4.1	Form of Representative’s Warrant (included in Exhibit 1.1)
5.1*	Opinion of Cartel & Bui LLP
10.1	Stock Option Plan
10.2	Salesforce Agreement, between the Company and Salesforce.com, dated December 1, 2020
10.3	Employment Agreement, dated April 4, 2023 between the Company and Sarfraz Habib
10.4	Form of Mortgage Broker Affiliation Agreement
14.1*	Code of Ethics
21.1	List of Subsidiaries of the Registrant
23.1	Consent of MNP LLP
23.2*	Consent of Cartel & Bui LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page to this registration statement)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating and Corporate Governance Committee Charter
107**	Filing Fee Table

* To be filed by amendment.

** Previously filed.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of North York, Province of Ontario, Canada on May 16, 2023.

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer

By:	/s/ Sarfraz Habib
Sarfraz Habib
Chief Financial Officer

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shubha Dasgupta	Chief Executive Officer	May 16, 2023
Shubha Dasgupta	(Principal Executive Officer)

/s/ Sarfraz Habib	Chief Financial Officer	May 16, 2023
Sarfraz Habib	(Principal Accounting and Financial Officer)

/s/ *	President; Chief Operating Officer; and Director	May 16, 2023
Kendall Marin

/s/ *	Chief Strategy Officer and Director	May 16, 2023
Christa Mitchell

/s/ *	Chairman of the Board	May 16, 2023
Drew Green

/s/ *	Director	May 16, 2023
Paul Baron

/s/ *	Director	May 16, 2023
Tasis Giannoukakis

/s/ *	Director	May 16, 2023
Nima Besharat

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